Exhibit 10.1

Published CUSIP Number: 4107LAE8

$2,250,000,000

SECOND AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

dated as of July 26, 2013

by and among

WASTE MANAGEMENT, INC.

(the “Borrower”)

and

WASTE MANAGEMENT HOLDINGS, INC.

(the “Guarantor”)

and

CERTAIN BANKS

and

BANK OF AMERICA, N.A.,

as Administrative Agent

and

JPMORGAN CHASE BANK, N.A., and BARCLAYS BANK PLC,

as Syndication Agents

and

BNP PARIBAS,

CITIBANK, N.A.,

DEUTSCHE BANK AG NEW YORK BRANCH,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

THE ROYAL BANK OF SCOTLAND PLC,

U.S. BANK NATIONAL ASSOCIATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

and

J.P. MORGAN SECURITIES LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED and BARCLAYS BANK PLC,

as Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

§1. DEFINITIONS AND RULES OF INTERPRETATION	3

§1.1. Definitions	3

§1.2. Rules of Interpretation	20

§1.3. Classification of Loans and Borrowings	21

§2. THE LOAN FACILITIES	21

§2.1. Commitment to Lend	21

§2.2. Facility Fee	21

§2.3. Reduction and Increase of Total Commitment	22

§2.3.1 Reduction of Total Commitment	22

§2.3.2 Increase of Total Commitment	22

§2.4. Repayment of Loans; Evidence of Debt	23

§2.5. Interest on Loans	24

§2.6. Requests for Syndicated Loans	24

§2.7. Election of Eurodollar Rate; Notice of Election; Interest Periods; Minimum Amounts	25

§2.8. Funds for Syndicated Loans	26

§2.9. Maturity of the Loans and Reimbursement Obligations	26

§2.10. Optional Prepayments or Repayments of Loans	26

§2.11. Swing Line Loans; Participations	27

§3. LETTERS OF CREDIT	29

§3.1. Letter of Credit Commitments	29

§3.2. Reimbursement Obligation of the Borrower	32

§3.3. Obligations Absolute	33

§3.4. Reliance by the Issuing Banks	33

§3.5. Notice Regarding Letters of Credit	34

§3.6. Letter of Credit Fee; Fronting Fee	34

§4. COMPETITIVE BID LOANS	35

§4.1. The Competitive Bid Option	35

§4.2. Competitive Bid Loan Accounts; Competitive Bid Loans	35

§4.3. Competitive Bid Quote Request; Invitation for Competitive Bid Quotes	35

§4.4. Alternative Manner of Procedure	36

§4.5. Submission and Contents of Competitive Bid Quotes	36

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§4.6. Notice to Borrower	38

§4.7. Acceptance and Notice by Borrower and Administrative Agent	38

§4.8. Allocation by Administrative Agent	38

§4.9. Funding of Competitive Bid Loans	39

§4.10. Funding Losses	39

§4.11. Repayment of Competitive Bid Loans; Interest	39

§5. PROVISIONS RELATING TO ALL LOANS AND LETTERS OF CREDIT	39

§5.1. Payments	39

§5.2. Mandatory Repayments of the Loans	42

§5.3. Computations	42

§5.4. Illegality; Inability to Determine Eurodollar Rate	42

§5.5. Additional Costs, Etc	43

§5.6. Capital Adequacy	45

§5.7. Certificate	45

§5.8. Eurodollar and Competitive Bid Indemnity	45

§5.9. Interest on Overdue Amounts	46

§5.10. Interest Limitation	46

§5.11. Reasonable Efforts to Mitigate	46

§5.12. Replacement of Banks; Termination of Commitments	47

§5.13. Advances by Administrative Agent	48

§5.14. Defaulting Banks	49

§6. REPRESENTATIONS AND WARRANTIES	51

§6.1. Corporate Authority	51

§6.2. Governmental and Other Approvals	52

§6.3. Title to Properties; Leases	52

§6.4. Financial Statements; Solvency	53

§6.5. No Material Changes, Etc	53

§6.6. Franchises, Patents, Copyrights, Etc	53

§6.7. Litigation	53

§6.8. No Materially Adverse Contracts, Etc	53

§6.9. Compliance With Other Instruments, Laws, Etc	53

§6.10. Tax Status	53

§6.11. No Event of Default	54

- ii -

§6.12. Investment Company Act	54

§6.13. Absence of Financing Statements, Etc	54

§6.14. Employee Benefit Plans	54

§6.14.1 In General	54

§6.14.2 Terminability of Welfare Plans	54

§6.14.3 Guaranteed Pension Plans	55

§6.14.4 Multiemployer Plans	55

§6.15. Environmental Compliance	55

§6.16. Disclosure	56

§6.17. Permits and Governmental Authority	57

§6.18. Margin Stock	57

§7. AFFIRMATIVE COVENANTS OF THE BORROWER	57

§7.1. Punctual Payment	57

§7.2. Maintenance of U.S. Office	57

§7.3. Records and Accounts	57

§7.4. Financial Statements, Certificates and Information	57

§7.5. Existence and Conduct of Business	59

§7.6. Maintenance of Properties	59

§7.7. Insurance	59

§7.8. Taxes	60

§7.9. Inspection of Properties, Books and Contracts	60

§7.10. Compliance with Laws, Contracts, Licenses and Permits; Maintenance of Material Licenses and Permits	60

§7.11. Environmental Indemnification	60

§7.12. Further Assurances	61

§7.13. Notice of Potential Claims or Litigation	61

§7.14. Notice of Certain Events Concerning Environmental Claims	61

§7.15. Notice of Default	62

§7.16. Use of Proceeds	62

§7.17. Certain Transactions	62

§8. NEGATIVE COVENANTS OF THE BORROWER	63

§8.1. Restrictions on Indebtedness	63

§8.2. Restrictions on Liens	63

- iii -

§8.3. Restrictions on Investments	64

§8.4. Mergers, Consolidations, Sales	64

§8.5. Restricted Distributions and Redemptions	65

§8.6. Employee Benefit Plans	65

§9. FINANCIAL COVENANTS OF THE BORROWER	66

§9.1. Interest Coverage Ratio	66

§9.2. Total Debt to EBITDA	66

§10. CONDITIONS PRECEDENT	66

§10.1. Conditions To Effectiveness	66

§10.1.1 Corporate Action	66

§10.1.2 Loan Documents, Etc	66

§10.1.3 Certified Copies of Charter Documents	67

§10.1.4 Incumbency Certificate	67

§10.1.5 Summary of Insurance	67

§10.1.6 Opinion of Counsel	67

§10.1.7 Satisfactory Financial Condition	67

§10.1.8 Payment of Closing Fees	67

§10.1.9 Closing Certificate	67

§10.1.10 USA Patriot Act	67

§11. CONDITIONS TO ALL LOANS	68

§11.1. Representations True	68

§11.2. Performance; No Event of Default	68

§11.3. Proceedings and Documents	68

§12. EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT	69

§12.1. Events of Default and Acceleration	69

§12.2. Termination of Commitments	71

§12.3. Remedies	71

§13. SETOFF	71

§14. EXPENSES	72

§15. THE AGENTS	72

§15.1. Authorization and Action	72

§15.2. Administrative Agent’s Reliance, Etc	72

- iv -

§15.3. Bank of America and Affiliates	73

§15.4. Bank Credit Decision	73

§15.5. Indemnification	74

§15.6. Successor Administrative Agent	74

§15.7. Lead Arrangers, Etc	75

§15.8. Documents	75

§15.9. Action by the Banks, Consents, Amendments, Waivers, Etc	75

§16. INDEMNIFICATION	76

§17. WITHHOLDING TAXES	77

§18. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION	79

§18.1. Confidentiality	79

§18.2. Prior Notification	79

§18.3. Other	79

§19. SURVIVAL OF COVENANTS, ETC	80

§20. ASSIGNMENT AND PARTICIPATION	80

§21. PARTIES IN INTEREST	83

§22. NOTICES, ETC	83

§23. MISCELLANEOUS	86

§24. CONSENTS, ETC	86

§25. WAIVER OF JURY TRIAL	87

§26. GOVERNING LAW; SUBMISSION TO JURISDICTION	87

§27. SEVERABILITY	87

§28. GUARANTY	88

§28.1. Guaranty	88

§28.2. Guaranty Absolute	88

§28.3. Effectiveness; Enforcement	89

§28.4. Waiver	89

§28.5. Expenses	89

§28.6. Concerning Joint and Several Liability of the Guarantor	90

§28.7. Waiver	91

§28.8. Subrogation; Subordination	92

§28.9. Consent and Confirmation	92

§29. PRO RATA TREATMENT	92

- v -

§30. FINAL AGREEMENT	93

§31. USA PATRIOT ACT	93

§32. NO ADVISORY OR FIDUCIARY RESPONSIBILITY	93

§33. PAYMENTS SET ASIDE	94

- vi -

EXHIBITS:

Exhibit A	Form of Syndicated Loan Request

Exhibit B	Form of Swing Line Loan Notice

Exhibit C	Form of Letter of Credit Request

Exhibit D	Form of Compliance Certificate

Exhibit E	Form of Assignment and Assumption

Exhibit F	Form of Competitive Bid Quote Request

Exhibit G	Form of Invitation for Competitive Bid Quotes

Exhibit H	Form of Competitive Bid Quote

Exhibit I	Form of Notice of Acceptance/Rejection of Competitive Bid Quote(s)

Exhibit J	Form of Administrative Questionnaire

SCHEDULES:

Schedule 1	Banks; Commitments

Schedule 1.1	Existing Liens

Schedule 3.1	Issuing Banks and Issuing Bank Limits

Schedule 3.1.1	Form of Increase/Decrease Letter

Schedule 3.1.2	Existing Letters of Credit

Schedule 6.7	Litigation

Schedule 6.15	Environmental Compliance

Schedule 8.1(a)	Existing Indebtedness

Schedule 22	Administrative Agent’s Office; Certain Addresses for Notices

- vii -

SECOND AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of July 26, 2013, by and among WASTE MANAGEMENT, INC., a Delaware corporation having its chief executive office at 1001 Fannin Street, Suite 4000, Houston, Texas 77002 (the “Borrower”), WASTE MANAGEMENT HOLDINGS, INC., a wholly-owned Subsidiary of the Borrower (the “Guarantor”), the lenders from time to time party hereto (the “Banks”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

A. The Borrower, Bank of America, N.A, as administrative agent, and the lenders party thereto (the “Existing Banks”) entered into that certain Amended and Restated Credit Agreement dated as of May 9, 2011 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the Existing Banks have made available to the Borrower a revolving credit facility, with a letter of credit subfacility and a swing loan subfacility.

B. As further provided herein and upon the terms and conditions contained herein, the Banks and the Administrative Agent have agreed to reallocate the Commitment and Commitment Percentages of each of the Banks as set forth on Schedule 1.

C. The Borrower and the Guarantor have requested that the Existing Credit Agreement be further amended and restated, among other things, to extend the maturity date and make certain other changes as set forth herein, and the Administrative Agent and the Banks are willing to make such amendments to the Existing Credit Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

(i) Simultaneously with the Effective Date and after giving effect to any assignments on the Effective Date from Existing Banks under the Existing Credit Agreement who elect not to become Banks under this Agreement, but immediately prior to giving effect to paragraph (iv) below, the parties hereby agree that (A) the Commitment of each of the Banks shall be as set forth in Schedule 1, and the outstanding amount of the Syndicated Loans (as defined in and under the Existing Credit Agreement, without giving effect to any Borrowings of Loans under this Agreement on the Effective Date, but after giving effect to any repayment or reduction thereof with the proceeds of any applicable sources) shall be reallocated in accordance with such Commitments, and the requisite assignments shall be deemed to be made in such amounts among the Banks and from each Bank to each other Bank (including from Banks who reduce their commitments in connection with this Agreement), with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, but without the payment of any related assignment fee and (B) the swing line subfacility under the Existing Credit Agreement shall continue as the swing line subfacility hereunder, with the Swing Line Sublimit set out herein, and the Swing Line Loans (as defined in the Existing Credit Agreement), if any, shall continue as and be deemed to be Swing Line Loans hereunder, and (C) the letter of credit subfacility provided in the Existing Credit Agreement shall continue as the Letter of Credit facility hereunder and the Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder. There are no Competitive Bid Loans (as defined in the Existing Credit Agreement) outstanding on the Effective Date under the Existing Credit Agreement.

(ii) Notwithstanding anything to the contrary in §20 of the Existing Credit Agreement or §20 of this Agreement, no other documents or instruments, including any Assignment and Assumption, shall be executed in connection with these assignments (all of which requirements are hereby waived), and such assignments shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by an Assignment and Assumption. On the Effective Date, the applicable Banks shall make full cash settlement with one another (including with any Bank whose commitments are being decreased), either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments, reallocations and other changes in Commitments, such that after giving effect to such settlements (A) the Commitment of each Bank shall be as set forth on Schedule 1 to this Agreement, (B) each Bank’s Commitment Percentage of the Total Commitment equals (with customary rounding) its Commitment Percentage of (x) the outstanding amount of all Loans, and (y) the outstanding amount of all Letters of Credit.

(iii) The Borrower, the Guarantor, the Administrative Agent and the Banks hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement which in any manner govern or evidence the Obligations, the rights and interests of the Administrative Agent and the Banks and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Credit Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.

(iv) Notwithstanding this amendment and restatement of the Existing Credit Agreement and any related Loan Documents (as such term is defined in the Existing Credit Agreement and referred to herein, individually or collectively, as the “Existing Loan Documents”), (A) all of the indebtedness, liabilities and obligations owing by any Person under the Existing Credit Agreement and other Existing Loan Documents outstanding as of the Effective Date shall continue as Obligations hereunder, (B) each of this Agreement and the Notes and the other Loan Documents is given as a substitution or supplement of, as the case may be, and not as a payment of, the indebtedness, liabilities and obligations of the Borrower and the Guarantor under the Existing Credit Agreement or any Existing Loan Document and is not intended to constitute a novation thereof or of any of the other Existing Loan Documents, and (C) certain of the Existing Loan Documents will remain in full force and effect, as set forth in this Agreement. Upon the effectiveness of this Agreement all loans outstanding and owing by the Borrower under the Existing Credit Agreement as of the Effective Date, shall constitute Loans hereunder accruing interest with respect to the Base Rate Loans under the Existing Credit Agreement, at the Applicable Base Rate hereunder. The parties hereto agree that the Interest Periods for all Eurodollar Loans outstanding under the Existing Credit Agreement on the Effective Date shall be terminated, the Borrower shall pay (on the Effective Date) all accrued interest with respect to such Loans, and the Borrower shall furnish to the Administrative Agent interest rate selection notices for existing Loans and borrowing notices for additional Loans as may be required in connection with the allocation of Loans among Banks in accordance with their Commitment Percentages. The Administrative Agent and the Existing Banks agree that the transactions contemplated in these recitals shall not give rise to any obligation of the Borrower or the Guarantor to make any payment under §5.8 of the Existing Credit Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

§1. DEFINITIONS AND RULES OF INTERPRETATION.

§1.1. Definitions. The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Agreement referred to below:

Absolute Competitive Bid Loan(s). Competitive Bid Loans bearing interest at a fixed rate per annum in accordance with §4.5(b)(v).

Accountants. See §7.4(a).

Administrative Agent. See Preamble.

Administrative Agent’s Office. The Administrative Agent’s address and, as appropriate, account as set forth on Schedule 22, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Banks.

Administrative Questionnaire. An Administrative Questionnaire in substantially the form of Exhibit J or any other form approved by the Administrative Agent.

Affected Bank. See §5.12.

Agreement. This Second Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto, as from time to time amended and supplemented in accordance with the terms hereof.

Applicable Base Rate. The applicable rate per annum of interest on the Base Rate Loans as set forth in the Pricing Table.

Applicable Eurodollar Rate. The applicable rate per annum of interest on the Eurodollar Loans shall be as set forth in the Pricing Table.

Applicable Facility Fee Rate. The applicable rate per annum with respect to the Facility Fee shall be as set forth in the Pricing Table.

Applicable L/C Rate. The applicable rate per annum on the Maximum Drawing Amount shall be as set forth in the Pricing Table.

Applicable Requirements. See §7.10.

Applicable Spot Rate. On any date, the quoted spot rate for conversion of U.S. Dollars to Canadian Dollars by the Administrative Agent or the respective Issuing Bank, as applicable, through its principal foreign exchange trading office at approximately 11:00 a.m. (New York time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or such Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or such Issuing Bank or from Reuters page 1 FED (or on any successor or substitute page of such service, or any successor to or substitute for such service providing rate quotations comparable to those currently provide on such page of such service); and provided further that an Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made.

Approved Fund. Any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Bank or (b) a Bank Affiliate.

Assignment and Assumption. See §20.

Balance Sheet Date. December 31, 2012.

Bank Affiliate. (a) With respect to any Bank, (i) a Person that directly, or indirectly through one or more intermediaries, possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Bank, whether through the ability to exercise voting power, by contract or otherwise or is controlled by or is under common control with such Bank (an “Affiliate”) or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its activities and is administered or managed by a Bank or an Affiliate of such Bank and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

Bank of America. Bank of America, N.A.

Banks. See Preamble.

Base Rate. For any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Base Rate Loans. Syndicated or Swing Line Loans bearing interest calculated by reference to the Base Rate.

Borrower. See Preamble.

Borrowing. (a) Syndicated Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Competitive Bid Loan or group of Competitive Bids Loans of the same Type made on the same date and as to which a single Interest Period is in effect or (c) Swing Line Loans.

Business Day. Any day, other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized by law to close, and, when used in connection with a Eurodollar Loan, such day is also a Eurodollar Business Day.

Canadian Dollars or C$. The lawful currency of Canada.

Canadian Dollar Letter of Credit. See §3.1(e).

Canadian Subsidiary. A Subsidiary that is organized under the laws of Canada or any province thereof.

Capitalized Leases or Capital Leases. Leases under which a Person is the lessee or obligor and the discounted future rental payment obligations under which are required to be capitalized on the consolidated balance sheet of the lessee or obligor in accordance with GAAP.

Cash Equivalents. Investments in (i) direct obligations of, or unconditionally guaranteed by, the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of less than one year, (ii) U.S. Dollar-denominated time deposits, certificates of deposit and banker’s acceptances of any Bank or any other bank whose short-term commercial paper rating from Standard & Poor’s is at least A-1 or from Moody’s is at least P-1 (each an “Approved Bank”) with maturities of not more than one year from the date of investment, (iii) commercial paper issued by, or guaranteed by, an Approved Bank or by the parent company of an Approved Bank, or issued by, or guaranteed by, any company with a short-term debt rating of at least A-1 by Standard & Poor’s and P-1 by Moody’s, in each case maturing within one year from the date of investment, (iv) repurchase agreements with a term of less than one year for underlying securities of the types described in clauses (ii) and (iii) entered into with an Approved Bank, (v) variable rate demand notes with a put option no longer than seven days from date of purchase to the extent backed by letters of credit issued by banks having a credit rating of at least A1 from Moody’s or P1 from Standard & Poor’s; (vi) municipal securities rated at least A1 by Moody’s or P-1 by Standard & Poor’s with a maturity of one year or less; (vii) any money market fund that meets the requirements of Rule 2a-7 (c) (2), (3) and (4) promulgated under the Investment Company Act of 1940, as amended; and (viii) any other fund or funds making substantially all of their Investments in Investments of the kinds described in clauses (i) through (vi) above.

CERCLA. See §6.15(a).

Certified or certified. With respect to the financial statements of any Person, such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly, in all material respects, the financial position of such Person.

CFO or CAO. See §7.4(b).

Class. When used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Syndicated Loans, Competitive Bid Loans or Swing Line Loans.

Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

Commitment. With respect to each Bank, such Bank’s commitment to make Syndicated Loans to, and to participate in Swing Line Loans and Letters of Credit for the account of, the Borrower, determined by multiplying such Bank’s Commitment Percentage by the Total Commitment.

Commitment Percentage. With respect to each Bank, the percentage initially set forth next to such Bank’s name on Schedule 1 hereto, as the same may be adjusted in accordance with §2.3, §5.14(iv) or §20.

Competitive Bid Loan(s). A Borrowing hereunder consisting of one or more loans made by any of the participating Banks whose offer to make a Competitive Bid Loan as part of such Borrowing has been accepted by the Borrower under the auction bidding procedure described in §4 hereof.

Competitive Bid Loan Accounts. See §4.2(a).

Competitive Bid Margin. See §4.5(b)(iv).

Competitive Bid Quote. An offer by a Bank to make a Competitive Bid Loan in accordance with §4.5 hereof.

Competitive Bid Quote Request. See §4.3.

Competitive Bid Rate. See §4.5(b)(v).

Compliance Certificate. See §7.4(c).

Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower, its Subsidiaries and all variable interest entities consolidated in accordance with GAAP.

Consolidated Earnings Before Interest and Taxes or EBIT. For any period, the Consolidated Net Income (or Deficit) of the Borrower on a consolidated basis plus, without duplication, the sum of (1) interest expense, (2) equity in losses (earnings) of unconsolidated entities, (3) income taxes, (4) non-cash writedowns or write-offs of assets, including non-cash losses on the sale of assets outside the ordinary course of business and (5) EBIT of the businesses acquired by the Borrower or any of its Subsidiaries (through asset purchases or otherwise) (each an “Acquired Business”) or the Subsidiaries acquired or formed since the beginning of such period (each a “New Subsidiary”) provided, that a statement identifying all such Acquired Businesses and the EBIT of such Acquired Businesses is delivered to the Banks with the Compliance Certificate for such period, all to the extent that each of items (1) through (4) was deducted in determining Consolidated Net Income (or Deficit) in the relevant period, minus non-cash extraordinary gains on the sale of assets outside the ordinary course of business to the extent included in Consolidated Net Income (or Deficit).

Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization or EBITDA. For any period, EBIT plus (a) depreciation expense, and (b) amortization expense to the extent the same would be included in the calculation of Consolidated Net Income (or Deficit) for such period, determined in accordance with GAAP.

Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrower, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

Consolidated Tangible Assets. Consolidated Total Assets less the sum of:

(a) the total book value of all assets of the Borrower on a consolidated basis properly classified as intangible assets under GAAP, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, customer lists, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

(b) all amounts representing any write-up in the book value of any assets of the Borrower on a consolidated basis resulting from a revaluation thereof subsequent to the Balance Sheet Date.

Consolidated Total Assets. All assets of the Borrower determined on a consolidated basis in accordance with GAAP.

Consolidated Total Interest Expense. For any period, the aggregate amount of interest expense required by GAAP to be paid or (without duplication) accrued during such period on all Indebtedness of the Borrower on a consolidated basis outstanding during all or any part of such period, including capitalized interest expense for such period, the amortization of debt discounts and the amortization of fees payable in connection with the incurrence of Indebtedness.

Defaulting Bank. Subject to §5.14, any Bank that (a) has failed to (i) perform all or any portion of its funding obligations hereunder, including in respect of Loans or participations in respect of Letters of Credit or Swing Line Loans within three Business Days of the date required to be funded by it hereunder unless such Bank notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, any Issuing Bank, the Swing Line Bank or any other Bank any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within three Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Bank that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements generally in which it commits to extend credit (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in writing to the Administrative Agent that it will comply with its funding obligations (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a governmental agency so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets or permit such Bank (or governmental agency) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. Any determination by the Administrative Agent that a Bank is a Defaulting Bank under clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Bank (subject to §5.14) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each Issuing Bank, the Swing Line Bank and each Bank promptly following such determination.

Defaults. See §12.1.

Disclosure Documents. The Borrower’s financial statements referred to in §6.4 and filings made by the Borrower or the Guarantor with the Securities and Exchange Commission that were publicly available prior to the Effective Date which were provided to the Banks.

Disposal or Disposed. See “Release”.

Distribution. The declaration or payment of any dividend or other return on equity on or in respect of any shares of any class of capital stock, any partnership interests or any membership interests of any Person (other than dividends or other such returns payable solely in shares of capital stock, partnership interests or membership units of such Person, as the case may be); the purchase, redemption, or other retirement of any shares of any class of capital stock, partnership interests or membership units of such Person, directly or indirectly through a Subsidiary or otherwise; the return of equity capital by any Person to its shareholders, partners or members as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interest or membership unit of such Person.

Dollars or US$ or $ or U.S. Dollars. The lawful currency of the United States of America.

Drawdown Date. The date on which any Loan is made or is to be made, or any amount is paid by an Issuing Bank under a Letter of Credit.

EBIT. See definition of Consolidated Earnings Before Interest and Taxes.

EBITDA. See definition of Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization.

Effective Date. The date on which the conditions precedent set forth in §10.1 hereof are satisfied.

Employee Benefit Plan. Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by the Borrower, any of its Subsidiaries, or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Laws. See §6.15(a).

EPA. See §6.15(b).

ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

ERISA Affiliate. Any Person which is treated as a single employer, member of a controlled group, or under common control with the Borrower or any of its Subsidiaries under §412, §414 or §430 of the Code.

ERISA Reportable Event. A reportable event within the meaning of §4043 of ERISA and the regulations promulgated thereunder with respect to a Guaranteed Pension Plan as to which the requirement of notice has not been waived.

Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Loan, or Base Rate Loan the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Bank, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Loan, and Base Rate Loan the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Rate.

Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

Eurodollar Competitive Bid Loans. Competitive Bid Loans bearing interest calculated by reference to the Eurodollar Rate in accordance with §4.5(b)(iv).

Eurodollar Loans. Syndicated Loans bearing interest calculated by reference to clause (a) of the definition of Eurodollar Rate.

Eurodollar Rate. (a) For any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Eurodollar Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period divided by a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined two Eurodollar Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day divided by a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable;

provided, that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the Administrative Agent. The Administrative Agent does not warrant, nor accept responsibility, nor shall it have any liability with respect to the administration, submission or any other matter related to LIBOR or any comparable or successor rate referenced in this definition above.

Events of Default. See §12.1.

Existing Credit Agreement. See Recital A in the Preamble.

Existing Letters of Credit. Those Letters of Credit that were issued under the Existing Credit Agreement and are outstanding as of the date hereof, and which are identified in Schedule 3.1.2 hereof.

Facility Fee. See §2.2.

FASB ASC. The Accounting Standards Codification of the Financial Accounting Standards Board.

FATCA. §§1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to §1471(b)(1) of the Code.

Federal Funds Rate. For any day, the rate per annum (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

Financial Affiliate. A subsidiary of the bank holding company controlling any Bank, which subsidiary is engaging in any of the activities permitted by §4(e) of the Bank Holding Company Act of 1956 (12 U.S.C. §1843).

Fronting Fee. See §3.6.

Generally accepted accounting principles or GAAP. When used in this Agreement, whether directly or indirectly through reference to a capitalized term used therein, means principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors as in effect from time to time, except as otherwise specifically prescribed herein. If any “Accounting Change” (as defined below) occurs subsequent to the Effective Date, such change results in a material change in the method of calculation of financial covenants, standards or terms in this Agreement or any other Loan Document and any of the Borrower, the Administrative Agent or the Majority Banks shall so request, then (A) the Borrower, the Banks and the Administrative Agent agree to enter into negotiations in good faith in order to amend such provisions of this Agreement or such other Loan Document so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made (subject to the approval of the Majority Banks), and (B) until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Majority Banks, (i) the financial covenants, standards and terms in this Agreement and the other Loan Documents impacted by such material change shall continue to be calculated or construed as if such Accounting Changes had not occurred and (ii) the Borrower shall provide to the Administrative Agent and the Banks a reconciliation between the calculation of such impacted covenants, standards and terms before and after giving effect to such Accounting Changes. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, “Indebtedness” of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

Guaranteed Obligations. See §28.1.

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by the Borrower, its Subsidiaries or any ERISA Affiliate (or pursuant to which any such Person accrued an obligation to make contributions at any time during the preceding five plan years) the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantor. See Preamble.

Guaranty. Any obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business.

Hazardous Substances. See §6.15(b).

Indebtedness. Collectively, without duplication, whether classified as indebtedness, an investment or otherwise on the obligor’s balance sheet, (a) all indebtedness for borrowed money, (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business which either (i) are not overdue by more than ninety (90) days, or (ii) are being disputed in good faith and for which adequate reserves have been established in accordance with GAAP), (c) all obligations evidenced by notes, bonds, debentures or other similar debt instruments, (d) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations, liabilities and indebtedness under Capitalized Leases, (f) all obligations, liabilities or indebtedness arising from the making of a drawing under surety, performance bonds, or any other bonding arrangement, (g) Guaranties with respect to all Indebtedness of others referred to in clauses (a) through (f) above, and (h) all Indebtedness of others referred to in clauses (a) through (f) above secured or supported by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured or supported by) any Lien on the property or assets of the Borrower or any Subsidiary, even though the owner of the property has not assumed or become liable, contractually or otherwise, for the payment of such Indebtedness; provided that if a Permitted Receivables Transaction is outstanding and is accounted for as a sale of accounts receivable under generally accepted accounting principles, Indebtedness shall also include the additional Indebtedness, determined on a consolidated basis, which would have been outstanding had such Permitted Receivables Transaction been accounted for as a borrowing.

Interest Period. With respect to each Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in accordance with this Agreement (i) for any Eurodollar Loan, 1, 2, 3, or 6 months (in each case subject to availability); (ii) for any Absolute Competitive Bid Loan, from 7 through 180 days; and (iii) for any Eurodollar Competitive Bid Loan, 1, 2, 3 or 6 months (in each case subject to availability); and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in accordance with this Agreement or if such period has no numerically corresponding day, on the last Business Day of such period; provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be deemed to end on the next succeeding Business Day; provided further that for any Interest Period for any Eurodollar Loan or Eurodollar Competitive Bid Loan, if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Period shall be deemed to end on the next preceding Business Day; and provided further that no Interest Period shall extend beyond the Maturity Date.

Interim Balance Sheet Date. March 31, 2013.

Investments. All expenditures made by a Person and all liabilities incurred (contingently or otherwise) by a Person for the acquisition of stock of (other than the stock of Subsidiaries), or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any Guaranties or other commitments as described under Indebtedness, or obligations of, any other Person, including without limitation, the funding of any captive insurance company (other than loans, advances, capital contributions or transfers of property to any Subsidiaries or variable interest entities consolidated in accordance with FASB ASC 810, or Guaranties with respect to Indebtedness of any Subsidiary or variable interest entities consolidated in accordance with FASB ASC 810). In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a Guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by partial or full repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

ISP. The “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

Issuing Banks. (i) the Banks listed on Schedule 3.1 hereto and (ii) any other Bank that agrees (in its sole discretion) to act as Issuing Bank pursuant to an instrument in writing in form and substance satisfactory to such Bank, the Borrower and the Administrative Agent and signed by them (which instrument shall set forth the maximum aggregate face amount of all Letters of Credit of such Issuing Bank and shall, as to such maximum amount, automatically be deemed to supplement Schedule 3.1 hereto); provided, that in the case of any Existing Letter of Credit that was issued through a Bank Affiliate of an Issuing Bank, such Letter of Credit shall be deemed for purposes of §3.1(a) to have been issued by such Issuing Bank and the provisions of §3.1(g) shall apply.

Lead Arrangers. J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, as Lead Arrangers and Joint Bookrunners in connection with the credit facility provided herein.

Letter of Credit Applications. Letter of credit applications in such form or forms as may be agreed upon by the Borrower and the relevant Issuing Bank from time to time with respect to each Letter of Credit issued or deemed issued hereunder, as such Letter of Credit Applications may be amended, varied or supplemented from time to time; provided, however, in the event of any conflict or inconsistency between the terms of any Letter of Credit Application and this Agreement, the terms of this Agreement shall control.

Letter of Credit Fee. See §3.6.

Letter of Credit Participation. See §3.1(c).

Letter of Credit Request. See §3.1(a).

Letters of Credit. Letters of credit issued or to be issued by the Issuing Banks under §3 hereof for the account of the Borrower (including without limitation any Canadian Dollar Letters of Credit), and the Existing Letters of Credit.

LIBOR. See the definition of Eurodollar Rate.

Lien. With respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, charge, security interest, assignment, deposit arrangement or other restriction in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

Loan Documents. This Agreement, the Letter of Credit Applications, the Letters of Credit and any documents, instruments or agreements executed in connection with any of the foregoing, each as amended, modified, supplemented, or replaced from time to time.

Loans. Collectively, the Syndicated Loans, the Swing Line Loans and the Competitive Bid Loans.

Majority Banks. At any date, Banks the aggregate amount of whose Commitments is greater than fifty percent (50%) of the Total Commitment; provided that in the event that the Total Commitment has been terminated, the Majority Banks shall be Banks holding greater than fifty percent (50%) of the aggregate outstanding principal amount of the Obligations on such date; provided that (i) the Commitment of, and the portion of the outstanding principal amount of the Obligations held or deemed held by, any Defaulting Bank shall be excluded for purposes of making a determination of Majority Banks and (ii) the amount of any risk participation in any Swing Line Loan or Letter of Credit Participation that such Defaulting Bank has failed to fund that has not been reallocated to and funded by another Bank shall be deemed to be held by the Bank that is the Swing Line Bank or applicable Issuing Bank, as the case may be, in making such determination.

Material Adverse Effect. A material adverse effect on (a) the business, assets, operations, or financial condition of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower or the Guarantor to perform any of its obligations under any Loan Document to which it is a party, or (c) the rights of, or remedies or benefits available to, the Administrative Agent or any Bank under any Loan Document.

Maturity Date. July 26, 2018.

Maximum Drawing Amount. At any time, the maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit (using, in the case of Canadian Dollar Letters of Credit, the U.S. Dollar Equivalent of the aggregate undrawn face amount thereof on the relevant date) (plus, for purposes of computing amounts outstanding including under §§2.1(a), 2.2, 2.3.1(a), 2.6(a), 3.2(b), 4.1, 5.2 and 12.1, but without duplication, unpaid Reimbursement Obligations, if any). Unless otherwise specified herein, the outstanding amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document or agreement related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

Moody’s. Moody’s Investors Service, Inc.

Multiemployer Plan. Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by the Borrower, any of its Subsidiaries, or any ERISA Affiliate (or pursuant to which any such Person accrued an obligation to make contributions at any time during the preceding five plan years).

New Lending Office. See §5.1(d).

Non-U.S. Bank. See §5.1(c).

Note. Any promissory note issued according to §2.4(e).

Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Administrative Agent arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or the Letters of Credit, or any other instrument at any time evidencing any thereof, individually or collectively, existing on the date of this Agreement or arising thereafter, whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

Permitted Liens. Any of the following Liens:

(a) Liens for taxes not yet due or that are being contested in compliance with §7.8;

(b) carriers’, warehousemen’s, maritime, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been set aside as required by GAAP;

(c) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(d) Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Leases), statutory obligations, surety and appeal bonds, suretyship, performance and landfill closure bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) zoning restrictions, easements, rights-of-way, restrictions on use of property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f) the Liens on Schedule 1.1 hereto securing the obligations listed on such Schedule and any replacement Lien securing any renewal, extension or refunding of such obligations; provided, that (i) the aggregate principal amount of obligations secured by any renewal, extension or refunding Lien permitted by this clause (f) shall not exceed the aggregate outstanding principal amount of the obligations secured by the Lien being replaced at the time of such renewal, extension or refunding (plus transaction costs, including premiums and fees, related thereto), and (ii) each replacement Lien shall be limited to substantially the same property that secured the Lien so replaced;

(g) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith by appropriate action and with respect to which adequate reserves are being maintained and, in the case of judgment liens, execution thereon is stayed;

(h) rights reserved or vested in any municipality or governmental, statutory or public authority to control or regulate any property of the Borrower or any Subsidiary, or to use such property in a manner that does not materially impair the use of such property for the purposes for which it is held by the Borrower or such Subsidiary;

(i) any obligations or duties affecting the property of the Borrower or any of its Subsidiaries to any municipality, governmental, statutory or public authority with respect to any franchise, grant, license or permit;

(j) Liens filed in connection with sales of receivables by any of the Subsidiaries (other than the Guarantor) to a wholly-owned special purpose financing Subsidiary for purposes of perfecting such sales, provided that no third party has any rights with respect to such Liens or any assets subject thereto;

(k) any interest or title of a lessor under any sale lease-back transaction entered into by the Borrower or any Subsidiary conveying only the assets so leased back to the extent the related Indebtedness is permitted under §8.1 hereof;

(l) Liens created or deemed to be created under Permitted Receivables Transactions at any time provided such Liens do not extend to any property or assets other than the trade receivables sold pursuant to such Permitted Receivables Transactions, interests in the goods or products (including returned goods and products), if any, relating to the sales giving rise to such trade receivables; any security interests or other Liens and property subject thereto (other than on any leases or related lease payment rights or receivables between the Borrower and any of its Subsidiaries, as lessors or sublessors) from time to time purporting to secure the payment by the obligors of such trade receivables (together with any financing statements authorized by such obligors describing the collateral securing such trade receivables) pursuant to such Permitted Receivables Transactions; and

(m) Liens securing other Indebtedness, provided that the aggregate amount of all liabilities, including any Indebtedness, of the Borrower and its Subsidiaries secured by all Liens permitted in subsections (k), (1) and (m), when added (without duplication) to the aggregate outstanding amount of Indebtedness of the Borrower’s Subsidiaries permitted under §8.1(b) and Indebtedness with respect to Permitted Receivables Transactions, shall not exceed 15% of Consolidated Tangible Assets at any time.

Permitted Receivables Transaction. Any sale or sales of, and/or securitization of, any accounts receivable of the Borrower and/or any of its Subsidiaries (the “Receivables”) pursuant to which (a) the Borrower and its Subsidiaries realize aggregate net proceeds of not more than $750,000,000 at any one time outstanding, including, without limitation, any revolving purchase(s) of Receivables where the maximum aggregate uncollected purchase price (exclusive of any deferred purchase price) for such Receivables at any time outstanding does not exceed $750,000,000, and (b) which Receivables shall not be discounted more than 25%.

Person. Any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Pricing Table:

Level	Senior Public Debt Rating	Applicable Facility Fee Rate	Applicable L/C Rate	Applicable Base Rate	Applicable Eurodollar Rate
1	Greater than or equal to A- by Standard & Poor’s or greater than or equal to A3 by Moody’s	0.1000% per annum	0.9000% per annum	Base Rate plus 0.0000% per annum	Eurodollar Rate plus 0.9000% per annum

2	BBB+ by Standard & Poor’s or Baa1 by Moody’s	0.1250% per annum	1.0000% per annum	Base Rate plus 0.0000% per annum	Eurodollar Rate plus 1.0000% per annum

3	BBB by Standard & Poor’s or Baa2 by Moody’s	0.1750% per annum	1.0750% per annum	Base Rate plus 0.0750% per annum	Eurodollar Rate plus 1.0750% per annum

4	BBB- by Standard & Poor’s or Baa3 by Moody’s	0.2250% per annum	1.2750% per annum	Base Rate plus 0.2750% per annum	Eurodollar Rate plus 1.2750% per annum

5	Less than or equal to BB+ by Standard & Poor’s or less than or equal to Ba1 by Moody’s	0.2750% per annum	1.4750% per annum	Base Rate plus 0.4750% per annum	Eurodollar Rate plus 1.4750% per annum

The applicable rates charged for any day shall be determined by the higher Senior Public Debt Rating in effect as of that day, provided that if the higher Senior Public Debt Rating is more than one level higher than the lower Senior Public Debt Rating, the applicable rate shall be set at one level below the higher Senior Public Debt Rating.

RCRA. See §6.15(a).

Real Property. All real property heretofore, now, or hereafter owned, operated, or leased by the Borrower or any of its Subsidiaries.

Reimbursement Obligation. The Borrower’s obligation to reimburse the applicable Issuing Bank and the Banks on account of any drawing under any Letter of Credit, all as provided in §3.2.

Release. Shall have the meaning specified in CERCLA and the term “Disposal” (or “Disposed”) shall have the meaning specified in the RCRA and regulations promulgated thereunder; provided, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of Canada or a state, province, territory or other political subdivision thereof wherein the property lies establish a meaning for “Release” or “Disposal” which is broader than specified in either CERCLA, or RCRA, such broader meaning shall apply to the Borrower’s or any of its Subsidiaries’ activities in that state, province, territory or political subdivision.

Replacement Bank. See §5.12.

Replacement Notice. See §5.12.

Revaluation Date. With respect to any Canadian Letter of Credit, each of the following: (i) each date of the issuance of such Canadian Letter of Credit, (ii) each date of an amendment thereof having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the applicable Issuing Bank thereunder, and (iv) such additional dates as the Administrative Agent or the applicable Issuing Bank shall determine or the Majority Banks shall require.

Senior Public Debt Rating. The ratings of the Borrower’s public unsecured long-term senior debt, without third party credit enhancement, issued by Moody’s and Standard & Poor’s.

Significant Subsidiary. At any time, a Subsidiary that at such time meets the definition of “significant subsidiary” contained in Regulation S-X of the Securities and Exchange Commission as in effect on the date hereof, but as if each reference in said definition to the figure “10 percent” were a reference to the figure “3 percent”.

Standard & Poor’s. Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc.

Subsidiary. As to any Person, any corporation, association, trust, or other business entity of which such Person shall at any time own, directly or indirectly, at least a majority of the outstanding capital stock or other interest entitled to vote generally and whose financial results are required to be consolidated with the financial results of the designated parent in accordance with GAAP. Unless otherwise specified herein or the context otherwise requires, any reference herein to a Subsidiary shall be deemed to refer to a Subsidiary of the Borrower.

Swap Contracts. All obligations in respect of interest rate, currency or commodity exchange, forward, swap, or futures contracts or similar transactions or arrangements entered into to protect or hedge the Borrower and its Subsidiaries against interest rate, exchange rate or commodity price risks or exposure, or to lower or diversify their funding costs.

Swing Line Bank. Bank of America.

Swing Line Loan. See §2.11(a).

Swing Line Loan Notice. A notice of a Swing Line Borrowing pursuant to §2.11, which, if in writing, shall be substantially in the form of Exhibit B.

Swing Line Sublimit. An amount equal to the lesser of (a) $100,000,000 and (b) the Total Commitments. The Swing Line Sublimit is part of, and not in addition to, the Total Commitments.

Syndicated Loan Request. See §2.6(a).

Syndicated Loans. A Borrowing hereunder consisting of one or more loans made by the Banks to the Borrower under the procedures described in §2.1(a).

Terminated Plans. The Waste Management, Inc. Pension Plan and The Waste Management of Alameda County, Inc. Retirement Plan.

Total Commitment. Initially $2,250,000,000, as such amount may be increased or reduced in accordance with the terms hereof, or, if such Total Commitment has been terminated pursuant to §2.3.1 or §12.2 hereof, zero.

Total Debt. The sum, without duplication, of all (1) Indebtedness of the Borrower on a consolidated basis under subsections (a) through (h) of the definition of “Indebtedness” (provided, however, that Indebtedness with respect to Permitted Receivables Transactions shall not be included in such calculation), plus (2) non-contingent reimbursement obligations of the Borrower and its Subsidiaries with respect to drawings under any letters of credit.

Type. When used in reference to any Loan, refers to whether the rate of interest on such Loan is determined by reference to the Eurodollar Rate, the Base Rate or, in the case of a Competitive Bid Loan, whether it is a Eurodollar Competitive Bid Loan or Absolute Competitive Bid Loan.

U.S. Dollar Equivalent. With respect to any amount denominated in Canadian Dollars computed at any time, the equivalent amount thereof in U.S. Dollars as determined by the Administrative Agent or the Issuing Bank, as the case may be, at such time on the basis of the Applicable Spot Rate (determined in respect of the most recent Revaluation Date).

USA Patriot Act. The USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

§1.2. Rules of Interpretation.

(a) Unless otherwise noted, a reference to any document or agreement (including this Agreement) shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b) The singular includes the plural and the plural includes the singular.

(c) A reference to any law includes any amendment or modification to such law.

(d) A reference to any Person includes its permitted successors and permitted assigns.

(e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

(f) The words “include”, “includes” and “including” are not limiting.

(g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

(h) Reference to a particular “§” refers to that section of this Agreement unless otherwise indicated.

(i) The words “herein”, “hereof’, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

§1.3. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Syndicated Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Syndicated Loan”).

§2. THE LOAN FACILITIES.

§2.1. Commitment to Lend.

(a) Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Effective Date and the Maturity Date, upon notice by the Borrower to the Administrative Agent given in accordance with this §2, its Commitment Percentage of the Syndicated Loans requested by the Borrower; provided that the sum of the outstanding principal amount of the Syndicated Loans plus the outstanding principal amount of the Swing Line Loans plus the Maximum Drawing Amount of outstanding Letters of Credit shall not exceed the Total Commitment minus the aggregate amount of Competitive Bid Loans outstanding at such time.

(b) On the date of each request for a Loan or Letter of Credit hereunder, the Borrower shall be deemed to have made a representation and warranty that the conditions set forth in §10 and §11, as the case may be, have been satisfied on the date of such request. Any unpaid Reimbursement Obligation shall be a Base Rate Loan, as set forth in §3.2(a).

§2.2. Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of the Banks a fee (the “Facility Fee”) on the Total Commitment (whether or not utilized) equal to the Applicable Facility Fee Rate multiplied by the Total Commitment, provided that after the expiry or termination of the Total Commitment, the Facility Fee shall be computed on the sum of (A) the Maximum Drawing Amount of all Letters of Credit, if any, outstanding from time to time and (B) all Loans outstanding from time to time. The Facility Fee shall be payable for the period from and after the Effective Date quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, with the first such payment commencing on October 1, 2013, and on the Maturity Date (or on the date of termination in full of the Total Commitment, if earlier) and on the date of termination of all Letters of Credit and payment in full of all Loans. The Facility Fee shall be distributed pro rata among the Banks in accordance with each Bank’s Commitment Percentage.

§2.3. Reduction and Increase of Total Commitment.

§2.3.1 Reduction of Total Commitment.

(a) The Borrower shall have the right at any time and from time to time upon three (3) Business Days’ prior written notice to the Administrative Agent to reduce by $25,000,000 or a greater amount, or terminate entirely, the Total Commitment, whereupon each Bank’s Commitment shall be reduced pro rata in accordance with such Bank’s Commitment Percentage of the amount specified in such notice or, as the case may be, terminated; provided that at no time may the Total Commitment be reduced to an amount less than the sum of (A) the Maximum Drawing Amount of all Letters of Credit (other than the amount of cash collateral or other credit support satisfactory to the Administrative Agent and each applicable Issuing Bank that the Borrower has provided to secure Reimbursement Obligations prior to or concurrently with such termination which would exceed the Total Commitment), and (B) all Loans then outstanding.

(b) No reduction or termination of the Total Commitment once made may be revoked; the portion of the Total Commitment reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

(c) The Administrative Agent will notify the Banks promptly after receiving any notice delivered by the Borrower pursuant to this §2.3.1 and will distribute to each Bank a revised Schedule 1 to this Agreement.

§2.3.2 Increase of Total Commitment. Unless a Default or Event of Default has occurred and is continuing, the Borrower may request, subject to the approval of the Administrative Agent, that the Total Commitment be increased, provided that such increase shall not, except with the consent of the Majority Banks, in any event exceed $500,000,000 plus the amount, if any, by which the Total Commitment has been reduced as a result of the termination of the Commitments of any Bank pursuant to §5.12 hereunder; provided, however, that (i) any Bank which is a party to this Agreement prior to such increase shall have the first option, and may elect, to fund its pro rata share of the increase, thereby increasing its Commitment hereunder, but no Bank shall have any obligation to do so, (ii) in the event that it becomes necessary to include a new Bank to provide additional funding under this §2.3.2, such new Bank must be reasonably acceptable to the Administrative Agent and the Borrower, and (iii) the Banks’ Commitment Percentages shall be correspondingly adjusted, as necessary, to reflect any increase in the Total Commitment and Schedule 1 shall be amended to reflect such adjustments. Any such increase in the Total Commitment shall require, among other things, the satisfaction of such conditions precedent as the Administrative Agent may reasonably require, including, without limitation, the Administrative Agent’s receipt of evidence of applicable corporate authorization and other corporate documentation from the Borrower and the Guarantor and the legal opinion of counsel to the Borrower and the Guarantor, each in form and substance satisfactory to the Administrative Agent and such Banks as are participating in such increase.

The Borrower shall prepay that portion of any Syndicated Loans outstanding on the effective date of any such increase to the extent necessary to keep the outstanding Syndicated Loans ratable with any revised Commitment Percentages arising from any nonratable increase in the Total Commitments under this Section.

§2.4. Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the pro rata account of the Banks, the then unpaid principal amount of the Syndicated Loans on the Maturity Date, (ii) to the Administrative Agent for the account of the applicable Bank, the then unpaid principal amount of such Bank’s Competitive Bid Loan on the last day of the Interest Period applicable to such Loan, and (iii) to the Swing Line Bank, for its account, the then unpaid principal amount of each Swing Line Loan on the earlier of the Maturity Date and the first date after such Swing Line Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swing Line Loan is made; provided that on each date that a Syndicated Loan or Competitive Bid Loan is made, the Borrower shall repay all Swing Line Loans then outstanding.

(b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Banks and each Bank’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this §2.4 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Bank may request that any Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Bank a promissory note payable to the order of such Bank (or, if requested by Bank, to such Bank and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to §20) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

§2.5. Interest on Loans.

(a) The outstanding principal amount of Base Rate Syndicated Loans and Swing Line Loans shall bear interest at the rate per annum equal to the Applicable Base Rate. The outstanding principal amount of the Eurodollar Rate Syndicated Loans shall bear interest at the Applicable Eurodollar Rate.

(b) Interest shall be payable (i) quarterly in arrears on the first Business Day of each calendar quarter, with the first such payment commencing October 1, 2013, on Base Rate Loans, (ii) on the last day of the applicable Interest Period, and if such Interest Period is longer than three months, also on the last day of each three month period following the commencement of such Interest Period, on Eurodollar Loans, and (iii) on the Maturity Date for all Loans.

§2.6. Requests for Syndicated Loans.

(a) The Borrower shall give to the Administrative Agent written notice in the form of Exhibit A hereto (or telephonic notice confirmed in writing or a facsimile in the form of Exhibit A hereto) of each Syndicated Loan requested hereunder (a “Syndicated Loan Request”) appropriately completed and signed by an authorized officer of the Borrower not later than (a) 11:00 a.m. (New York time) on the proposed Drawdown Date of any Base Rate Loan, or (b) 11:00 a.m. (New York time) three (3) Business Days prior to the proposed Drawdown Date of any Eurodollar Loan. Each such Syndicated Loan Request shall specify (A) the principal amount of the Syndicated Loan requested, (B) the proposed Drawdown Date of such Syndicated Loan, (C) whether such Syndicated Loan requested is to be a Base Rate Loan or a Eurodollar Loan, and (D) the Interest Period for such Syndicated Loan, if a Eurodollar Loan. Each Syndicated Loan requested shall be in a minimum amount of $10,000,000. Each such Syndicated Loan Request shall reflect the Maximum Drawing Amount of all Letters of Credit outstanding and the amount of all Loans outstanding (including Competitive Bid Loans and Swing Line Loans). Syndicated Loan Requests made hereunder shall be irrevocable and binding on the Borrower, and shall obligate the Borrower to accept the Syndicated Loan requested from the Banks on the proposed Drawdown Date.

(b) Each of the representations and warranties made by the Borrower to the Banks or the Administrative Agent in this Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated by the Borrower on and as of the date of the submission of a Syndicated Loan Request, Competitive Bid Quote Request, or Letter of Credit Application and on and as of the Drawdown Date of any Loan or the date of issuance of any Letter of Credit (except to the extent (i) of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that either individually or in the aggregate do not result in a Material Adverse Effect, or (ii) that such representations and warranties expressly relate only to an earlier date).

(c) The Administrative Agent shall promptly notify each Bank of each Syndicated Loan Request received by the Administrative Agent (i) on the proposed Drawdown Date of any Base Rate Loan, or (ii) three (3) Business Days prior to the proposed Drawdown Date of any Eurodollar Loan.

§2.7. Election of Eurodollar Rate; Notice of Election; Interest Periods; Minimum Amounts.

(a) At the Borrower’s option, so long as no Default or Event of Default has occurred and is then continuing, the Borrower may (i) elect to convert any Base Rate Syndicated Loan or a portion thereof to a Eurodollar Loan, (ii) at the time of any Syndicated Loan Request, specify that such requested Loan shall be a Eurodollar Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Loan as such, provided that the Borrower give notice to the Administrative Agent pursuant to §2.7(b) hereof. Upon determining any Eurodollar Rate, the Administrative Agent shall forthwith provide notice thereof to the Borrower and the Banks, and each such notice to the Borrower shall be considered prima facie correct and binding, absent manifest error.

(b) Three (3) Business Days prior to the making of any Eurodollar Loan or the conversion of any Base Rate Syndicated Loan to a Eurodollar Loan, or, in the case of an outstanding Eurodollar Loan, the expiration date of the applicable Interest Period, the Borrower shall give written, telex or facsimile notice (or telephonic notice promptly confirmed in a writing or a facsimile) received by the Administrative Agent not later than 11:00 a.m. (New York time) of its election pursuant to §2.7(a). Each such notice delivered to the Administrative Agent shall specify the aggregate principal amount of the Syndicated Loans to be borrowed or maintained as or converted to Eurodollar Loans and the requested duration of the Interest Period that will be applicable to such Eurodollar Loan, and shall be irrevocable and binding upon the Borrower. If the Borrower shall fail to give the Administrative Agent notice of its election hereunder together with all of the other information required by this §2.7(b) with respect to any Syndicated Loan, whether at the end of an Interest Period or otherwise, such Syndicated Loan shall be deemed a Base Rate Loan. The Administrative Agent shall promptly notify the Banks in writing (or by telephone confirmed in writing or by facsimile) of such election.

(c) Notwithstanding anything herein to the contrary, the Borrower may not specify an Interest Period that would extend beyond the Maturity Date.

(d) No conversion of Loans pursuant to this §2.7 may result in any Eurodollar Borrowing that is less than $5,000,000. In no event shall the Borrower have more than ten (10) different Interest Periods for Borrowings of Eurodollar Loans outstanding at any time.

(e) Subject to the terms and conditions of §5.8 hereof, if any Affected Bank demands compensation under §5.5(c) or (d) with respect to any Eurodollar Loan, the Borrower may at any time, upon at least three (3) Business Days’ prior written notice to the applicable Administrative Agent, elect to convert such Eurodollar Loan into a Base

Rate Loan (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Banks). Thereafter, and until such time as the Affected Bank notifies the Administrative Agent that the circumstances giving rise to the demand for compensation under §5.5(c) or (d) no longer exist, all requests for Eurodollar Loans from such Affected Bank shall be deemed to be requests for Base Rate Loans. Once the Affected Bank notifies the Administrative Agent that such circumstances no longer exist, the Borrower may elect that the principal amount of each such Loan converted hereunder shall again bear interest as Eurodollar Loans beginning on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loans of the other Banks.

§2.8. Funds for Syndicated Loans. Not later than 1:00 p.m. (New York time) on the proposed Drawdown Date of Syndicated Loans, each of the Banks will make available to the Administrative Agent at the Administrative Agent’s Office, in immediately available funds, the amount of its Commitment Percentage of the amount of the requested Loan. Upon receipt from each Bank of such amount, and upon receipt of the documents required by §10 and §11 and the satisfaction of the other conditions set forth therein, the Administrative Agent will make available to the Borrower the aggregate amount of such Syndicated Loans made available by the Banks. The failure or refusal of any Bank to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Syndicated Loan shall not relieve any other Bank from its several obligations hereunder to make available to the Administrative Agent the amount of such Bank’s Commitment Percentage of the requested Loan.

§2.9. Maturity of the Loans and Reimbursement Obligations. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans and unpaid Reimbursement Obligations outstanding on such date, together with any and all accrued and unpaid interest thereon and any fees and other amounts owing hereunder.

§2.10. Optional Prepayments or Repayments of Loans. Subject to the terms and conditions of §5.8, the Borrower shall have the right, at its election, to repay or prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium. The Borrower shall give the Administrative Agent no later than 11:00 a.m. (New York time) (a) on the proposed date of prepayment or repayment of Base Rate Loans, and (b) three (3) Business Day prior to the proposed date of prepayment or repayment of all other Loans, written notice (or telephonic notice confirmed in writing or by facsimile) of any proposed prepayment or repayment pursuant to this §2.10, specifying the proposed date of prepayment or repayment of Loans and the principal amount to be paid. Notwithstanding the foregoing, the Borrower may not prepay any Competitive Bid Loans without the consent of the applicable Bank. The Administrative Agent shall promptly notify each Bank by written notice (or telephonic notice confirmed in writing or by facsimile) of such notice of payment.

§2.11. Swing Line Loans; Participations.

(a) Subject to the terms and conditions set forth herein, the Swing Line Bank, in reliance upon the agreements of the other Banks set forth in this §2.11, shall make loans (each such loan, a “Swing Line Loan”) to the Borrower on any Business Day from time to time between the Effective Date and the Maturity Date, upon notice by the Borrower to the Administrative Agent in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Commitment Percentage of the Syndicated Loans and Maximum Drawing Amount of outstanding Letters of Credit of the Bank acting as Swing Line Bank, may exceed the amount of such Bank’s Commitment; provided, that after giving effect to any Swing Line Loan, (i) the sum of the outstanding principal amount of the Syndicated Loans plus the outstanding principal amount of the Swing Line Loans plus the Maximum Drawing Amount of outstanding Letters of Credit shall not exceed the Total Commitment minus the aggregate amount of Competitive Bid Loans outstanding at such time, and (ii) the aggregate outstanding principal amount of the Syndicated Loans of any Bank plus such Bank’s Commitment Percentage of the outstanding principal amount of the Swing Line Loans plus such Bank’s Commitment Percentage of the outstanding principal amount of the Maximum Drawing Amount of outstanding Letters of Credit shall not exceed such Bank’s Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this §2.11, prepay under §2.10, and reborrow under this §2.11. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Bank a risk participation in such Swing Line Loan in an amount equal to the product of such Bank’s Commitment Percentage times the amount of such Swing Line Loan.

(b) Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Bank and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Bank and the Administrative Agent not later than 1:00 p.m. (New York time). on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Bank and the Administrative Agent of a written Swing Line Loan Request, appropriately completed and signed by an authorized officer of the Borrower. Promptly after receipt by the Swing Line Bank of any telephonic Swing Line Loan Request, the Swing Line Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Request and, if not, the Swing Line Bank will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Bank has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Bank) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Bank not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of §2.11(a), or (B) that one or more of the applicable conditions specified in §11 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Bank will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Request, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Bank in immediately available funds.

(c) The Swing Line Bank at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Bank to so request on its behalf), that each Bank make a Base Rate Syndicated Loan in an amount equal to such Bank’s Commitment Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Syndicated Loan Request for purposes hereof) and in accordance with the requirements of §2.6, without regard to the minimum and multiples specified therein, but subject to the unutilized portion of the Total Aggregate Commitments and the conditions set forth in §11. The Swing Line Bank shall furnish the Borrower with a copy of the applicable Syndicated Loan Request promptly after delivering such notice to the Administrative Agent. Each Bank shall make an amount equal to its Commitment Percentage of the amount specified in such Syndicated Loan Request available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply any cash collateral or other credit support available with respect to the applicable Swing Line Loan) for the account of the Swing Line Bank at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Syndicated Loan Request, whereupon, subject to §2.11(d), each Bank that so makes funds available shall be deemed to have made a Base Rate Syndicated Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Bank.

(d) If for any reason any Swing Line Loan cannot be refinanced by such a Syndicated Borrowing in accordance with §2.11(c), the request for Base Rate Syndicated Loans submitted by the Swing Line Bank as set forth herein shall be deemed to be a request by the Swing Line Bank that each of the Banks fund its risk participation in the relevant Swing Line Loan and each Bank’s payment to the Administrative Agent for the account of the Swing Line Bank pursuant to §2.11(c) shall be deemed payment in respect of such participation.

(e) If any Bank fails to make available to the Administrative Agent for the account of the Swing Line Bank any amount required to be paid by such Bank pursuant to the foregoing provisions of this §2.11 by the time specified herein, the Swing Line Bank shall be entitled to recover from such Bank (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Bank at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Bank in accordance with banking industry practice on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Bank in connection with the foregoing. If such Bank pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Bank’s Syndicated Loan included in the relevant Syndicated Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Bank submitted to any Bank (through the Administrative Agent) with respect to any amounts owing under this paragraph shall be conclusive absent manifest error.

(f) Each Bank’s obligation to make Syndicated Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this §2.11 shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Line Bank, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that each Bank’s obligation to make Syndicated Loans pursuant to this §2.11 is subject to the conditions set forth in §11. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(g) At any time after any Bank has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Bank receives any payment on account of such Swing Line Loan, the Swing Line Bank will distribute to such Bank its Commitment Percentage thereof in the same funds as those received by the Swing Line Bank.

(h) If any payment received by the Swing Line Bank in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Bank under any of the circumstances described in §33 (including pursuant to any settlement entered into by the Swing Line Bank in its discretion), each Bank shall pay to the Swing Line Bank its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Bank. The obligations of the Banks under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(i) The Swing Line Bank shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Bank funds its Base Rate Syndicated Loan or risk participation pursuant to this §2.11 to refinance such Bank’s Commitment Percentage of any Swing Line Loan, interest in respect of such Commitment Percentage shall be solely for the account of the Swing Line Bank.

(j) The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Bank.

§3. LETTERS OF CREDIT.

§3.1. Letter of Credit Commitments.

(a) Subject to the terms and conditions hereof and the receipt by the Administrative Agent of a written notice in the form of Exhibit C hereto (a “Letter of Credit Request”) appropriately completed and signed by an authorized officer of the Borrower reflecting the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit), and receipt by an Issuing Bank, with a copy to the Administrative Agent, of a Letter of Credit Application appropriately completed and signed by an authorized officer of the Borrower, such Issuing Bank, on behalf of the Banks and in reliance upon the representations and warranties of the Borrower contained herein and the agreement of the Banks contained in §3.1(c) hereof, agrees to issue standby Letters of Credit (including so-called “direct pay” standby Letters of Credit) for the account of the Borrower (which may, with such Issuing Bank’s consent, incorporate automatic renewals for periods of up to twelve (12) months), in such form as may be requested from time to time by the Borrower and agreed to by such Issuing Bank; provided, however, that, after giving effect to such request, the aggregate Maximum Drawing Amount of all Letters of Credit issued at any time shall not exceed the Total Commitment minus the aggregate outstanding amount of the Loans; provided further, that (i) no Letter of Credit shall have an expiration date later than the earlier of (A) eighteen (18) months after the date of issuance (which may incorporate automatic renewals for periods of up to twelve (12) months), or (B) five (5) Business Days prior to the Maturity Date; (ii) no Issuing Bank shall be under any obligation to issue any Letter of Credit if (A) any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder or otherwise) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, (B) the issuance of the Letter of Credit would violate one or more material policies of such Issuing Bank applicable to letters of credit generally applied on a consistent basis to similarly situated letter of credit applicants, or (C) any Bank is at that time a Defaulting Bank, unless (x) such Issuing Bank has entered into arrangements, including the delivery of cash collateral or other credit support, satisfactory to such Issuing Bank (in its sole discretion), with the Borrower or such Bank to eliminate such Issuing Bank’s actual or potential fronting exposure with respect to such Defaulting Bank, or (y) such actual or potential fronting exposure with respect to such Defaulting Bank has been reallocated to Banks that are non-Defaulting Banks pursuant to clause (iv) of §5.14 and (iii) the aggregate face amount of all Letters of Credit issued by any one Issuing Bank shall not at any time exceed the amount set forth opposite the name of such Issuing Bank on Schedule 3.1 hereto, as such amount may be increased (in the sole discretion of such Issuing Bank) or decreased (if so agreed by such Issuing Bank and the Borrower by the execution and delivery by such Issuing Bank, the Borrower, the Guarantor and the Administrative Agent of an instrument in substantially the form of Schedule 3.1.1 hereto. Each Issuing Bank will promptly confirm to the Administrative Agent the issuance of each Letter of Credit specifying the face amount thereof or any increase thereto, and the Administrative Agent will transmit such information to the Banks.

(b) Each Letter of Credit shall be denominated in Dollars or, in accordance with and subject to the terms of §3.1(e) hereof, in Canadian Dollars.

(c) Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default, the termination of the Total Commitment pursuant to §12.2, or any other condition precedent or circumstance whatsoever (other than as stated in the next sentence hereof), to the extent of such Bank’s Commitment Percentage (computed after the termination of the Total Commitment in accordance with the Commitment Percentage in effect immediately prior to such Termination), to reimburse each Issuing Bank on demand for the amount of each draft paid by such Issuing Bank under each Letter of Credit issued by such Issuing Bank to the extent that such amount is not reimbursed by the Borrower pursuant to §3.2 (such agreement of a Bank being called herein the “Letter of Credit Participation” of such Bank). Each Bank agrees that its obligation to reimburse each Issuing Bank pursuant to this §3.1(c) shall not be affected in any way by any circumstance whatsoever other than the gross negligence or willful misconduct of such Issuing Bank, provided that the making of a payment under a Letter of Credit against documents that appear on their face to substantially comply with the terms and conditions of such Letter of Credit shall not be deemed to be gross negligence or willful misconduct.

(d) Each such reimbursement payment made by a Bank to an Issuing Bank shall be made to an account of such Issuing Bank in the United States of America and shall be treated as the purchase by such Bank of a participating interest in the applicable Reimbursement Obligation under §3.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to §3.2.

(e) (i) The Borrower shall be entitled to request that one or more Letters of Credit be denominated in Canadian Dollars for the account of any Canadian Subsidiary of the Borrower (each a “Canadian Dollar Letter of Credit”); provided that (i) the aggregate undrawn face amount of all Canadian Dollar Letters of Credit may not exceed C$200,000,000 at any time and (ii) each Canadian Dollar Letter of Credit shall provide for payment of any drawing thereunder on a date not earlier than three Business Days after the relevant Issuing Bank determines that the documents submitted in connection with such drawing appear on their face to substantially comply with the terms and conditions of such Letter of Credit.

(ii) The Letter of Credit Application in respect of each Canadian Dollar Letter of Credit shall be signed by the Borrower; provided that nothing therein shall be deemed to alter the obligations of the Borrower under this Agreement in respect of any drawing under any such Letter of Credit.

(iii) If an Issuing Bank makes a payment in Canadian Dollars pursuant to a Canadian Dollar Letter of Credit, the amount of such payment shall, for all purposes of this Agreement (but without prejudice to the terms of such Letter of Credit), immediately be deemed converted into the U.S. Dollar Equivalent thereof and shall for all purposes hereof be deemed to have been made in U.S. Dollars in said amount.

(f) As of the Effective Date, the Existing Letters of Credit shall automatically be deemed to be Letters of Credit for all purposes of this Agreement, having the respective face amounts specified in Schedule 3.1.2 hereof.

(g) The parties acknowledge and agree that (i) certain of the Existing Letters of Credit have been issued by Bank Affiliates of Issuing Banks identified in Schedule 3.1.2 hereof, and that (ii) an Issuing Bank may hereafter comply with the provisions of §3.1 in respect of the issuance of Canadian Dollar Letters of Credit by arranging for a Bank Affiliate of such Issuing Bank organized under the laws of Canada to issue such Canadian Dollar Letter of Credit (each Letter of Credit issued by a Bank Affiliate of an Issuing Bank as provided herein being herein referred to as a “Bank Affiliate Letter of Credit”), provided that such Issuing Bank shall, prior to such issuance, have notified the Administrative Agent and the Borrower of the identity of such Bank Affiliate. The parties agree that (1) each Bank Affiliate Letter of Credit is and shall be a “Letter of Credit” for all purposes of this Agreement; (2) each reference in the definition of “Reimbursement Obligation” and in §3.2, §3.3 and §3.4 to an Issuing Bank shall be deemed to include the issuer of each such Bank Affiliate Letter of Credit; (3) notwithstanding the foregoing, the issuance, extension or renewal of each Letter of Credit shall remain subject to the conditions and requirements of §3.1 and §11, and each provision of this Agreement, including without limitation the last sentence of §3.1(a) and §3.5, requiring the giving of a notice hereunder by or to an Issuing Bank shall be deemed to refer to such Issuing Bank and not to such Bank Affiliate; and (4) the obligations of the Banks, the Borrower and the Guarantor to each Issuing Bank shall, in the case of each Bank Affiliate Letter of Credit, inure to the benefit of the Bank Affiliate issuing or having issued such Bank Affiliate Letter of Credit and be enforceable by such Bank Affiliate and/or by such Issuing Bank on behalf of such Bank Affiliate. Each Canadian Dollar Letter of Credit issued by a Canadian Bank Affiliate of an Issuing Bank shall be issued on a Business Day which is not a day on which banking institutions in Toronto and Montreal, Canada are authorized by law to close.

(h) Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit.

§3.2. Reimbursement Obligation of the Borrower. In order to induce the Issuing Banks to issue, extend and renew each Letter of Credit, the Borrower hereby agrees to reimburse or pay to each Issuing Bank, with respect to each Letter of Credit issued, extended or renewed by such Issuing Bank hereunder, as follows:

(a) if any draft presented under any Letter of Credit is honored by such Issuing Bank or such Issuing Bank otherwise makes payment with respect thereto, the sum of (i) the amount paid by such Issuing Bank under or with respect to such Letter of Credit (except that in the case of a payment in Canadian Dollars, it shall reimburse or pay the U.S. Dollar Equivalent thereof), and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by such Issuing Bank in connection with any payment made by such Issuing Bank under, or with respect to, such Letter of Credit; provided, however, if the Borrower does not reimburse such Issuing Bank on the

Drawdown Date, such amount shall, provided that no Event of Default under §§12.1(g) or 12.1(h) has occurred, become automatically a Base Rate Syndicated Loan advanced hereunder in an amount equal to such sum (and the Administrative Agent shall notify the Banks upon receipt of the notice thereof from the applicable Issuing Bank pursuant to §3.5, which notice shall be deemed to constitute a Syndicated Loan Request and satisfy the requirements of §2.6); and

(b) upon the date that is five (5) Business Days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day) or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with §12, an amount equal to the then Maximum Drawing Amount of all outstanding Letters of Credit shall be paid by the Borrower to the Administrative Agent to be held as cash collateral for the applicable Reimbursement Obligations, and the Borrower hereby grants to the Administrative Agent a security interest therein.

§3.3. Obligations Absolute. The Borrower’s obligations under this §3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Issuing Bank, any Bank or any beneficiary of a Letter of Credit, and the Borrower expressly waives any such rights that it may have with respect thereto. The Borrower further agrees with each Issuing Bank and the Banks that such Issuing Bank and the Banks (i) shall not be responsible for, and the Borrower’s Reimbursement Obligations under §3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged (unless due to the willful misconduct of such Issuing Bank or any other Bank), or any dispute between or among the Borrower and the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee, and (ii) shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit except to the extent of their own willful misconduct. The Borrower agrees that any action taken or omitted by any Issuing Bank or any Bank in good faith under or in connection with any Letter of Credit and the related drafts and documents shall be binding upon the Borrower and shall not result in any liability on the part of such Issuing Bank or any Bank (or their respective affiliates) to the Borrower. Nothing herein shall constitute a waiver by the Borrower of any of its rights against any beneficiary of a Letter of Credit.

§3.4. Reliance by the Issuing Banks. To the extent not inconsistent with §3.3, each Issuing Bank shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document believed by such Issuing Bank in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by such Issuing Bank.

§3.5. Notice Regarding Letters of Credit. One (1) Business Day prior to the issuance of any Letter of Credit or any amendment, extension or termination thereof, the applicable Issuing Bank shall notify the Administrative Agent of the terms of such Letter of Credit, amendment, extension or termination. In the case of any such issuance, amendment or extension, the Administrative Agent will promptly notify such Issuing Bank whether such issuance, amendment or extension is permissible under the limitation set forth in the proviso to §2.1(a). On the day of any drawing under any Letter of Credit, such Issuing Bank shall notify the Administrative Agent of such drawing, specifying the amount thereof, and on the day of any payment under any Letter of Credit (or failure of the Borrower to reimburse such drawing in accordance with §3.2), such Issuing Bank shall notify the Administrative Agent of such payment (or failure), specifying the amount thereof and, in the case of a payment (or failure) under a Canadian Dollar Letter of Credit, the U.S. Dollar Equivalent thereof. Additionally, each Issuing Bank shall no later than the third Business Day following the last day of each month, provide to Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the Maximum Drawing Amount, the expiration date, and the reference number of any Letter of Credit outstanding at any time during each month, and showing the aggregate amount (if any) payable by the Borrower to such Issuing Bank during such month. Promptly after the receipt of such schedule from each Issuing Bank, the Administrative Agent shall provide to all Banks a summary aggregating the schedules received from each of the Issuing Banks.

§3.6. Letter of Credit Fee; Fronting Fee. The Borrower shall pay a fee (the “Letter of Credit Fee”) equal to the Applicable L/C Rate on the Maximum Drawing Amount to the Administrative Agent for the account of the Banks, to be shared pro rata by the Banks in accordance with their respective Commitment Percentages; provided, that any Letter of Credit Fees otherwise payable for the account of a Defaulting Bank with respect to any Letter of Credit as to which such Defaulting Bank has not provided cash collateral or other credit support satisfactory to the applicable Issuing Bank shall be payable, to the maximum extent permitted by applicable Law, to the other Banks in accordance with the upward adjustments in their respective Commitment Percentages allocable to such Letter of Credit pursuant to § 5.14(iv), with the balance of such fee, if any, payable to the Issuing Bank for its own account. The Letter of Credit Fee shall be payable quarterly in arrears on the third Business Day of each calendar quarter for the quarter just ended, with the first such payment being due on October 3, 2013, and on the Maturity Date. In addition, a fronting fee (the “Fronting Fee”) with respect to each Letter of Credit shall be due and payable to each Issuing Bank at a rate of 0.15% per annum of the amount available to be drawn under such Letter of Credit. Such Fronting Fee shall be payable by the Borrower to such Issuing Bank for its account, and the Borrower shall pay directly to each applicable Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect.

§4. COMPETITIVE BID LOANS.

§4.1. The Competitive Bid Option. In addition to the Syndicated Loans made pursuant to §2 hereof, the Borrower may request Competitive Bid Loans pursuant to the terms of this §4. The Banks may, but shall have no obligation to, make offers for Competitive Bid Loans and the Borrower may, but shall have no obligation to, accept such offers in the manner set forth in this §4. Notwithstanding any other provision herein to the contrary, at no time shall (x) the aggregate principal amount of Competitive Bid Loans outstanding at any time exceed the Total Commitment minus the sum of (a) the aggregate outstanding principal amount of Syndicated Loans plus (b) the aggregate outstanding principal amount of Swing Loans plus (c) the Maximum Drawing Amount of Letters of Credit, outstanding at such time, and (y) there be more than 10 Competitive Bid Loans outstanding at any time.

§4.2. Competitive Bid Loan Accounts; Competitive Bid Loans.

(a) The obligation of the Borrower to repay the outstanding principal amount of any and all Competitive Bid Loans, plus interest at the applicable rate accrued thereon, shall be evidenced by this Agreement and by individual loan accounts (the “Competitive Bid Loan Accounts” and individually, a “Competitive Bid Loan Account”) maintained by the Administrative Agent on its books for each of the Banks, it being the intention of the parties hereto that, except as provided for in paragraph (b) of this §4.2, the Borrower’s obligations with respect to Competitive Bid Loans are to be evidenced only as stated herein and not by separate promissory notes.

(b) Any Bank may at any time, and from time to time, request that any Competitive Bid Loans outstanding to such Bank be evidenced by a promissory note of the Borrower in the form approved by the Administrative Agent, dated as of the Effective Date and completed with appropriate insertions.

(c) The Borrower irrevocably authorizes the Administrative Agent to make or cause to be made, in connection with a Drawdown Date of any Competitive Bid Loan or at the time of receipt of any payment of principal on the applicable Bank’s Competitive Bid Loan Account, an appropriate notation on the Administrative Agent’s records, reflecting the making of the Competitive Bid Loan, or the receipt of such payment (as the case may be). The outstanding amount of the Competitive Bid Loans set forth on the Administrative Agent’s records, shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments of principal of or interest on any Competitive Bid Loan when due.

§4.3. Competitive Bid Quote Request; Invitation for Competitive Bid Quotes.

(a) When the Borrower wishes to request offers to make Competitive Bid Loans under this §4, it shall transmit to the Administrative Agent by telex or facsimile a Competitive Bid Quote Request substantially in the form of Exhibit F hereto (a “Competitive Bid Quote Request”) appropriately completed and signed by an authorized officer of the Borrower so as to be received no later than 1:00 p.m. (New York time) (x) five (5) Business Days prior to the requested Drawdown Date in the case of a Eurodollar Competitive Bid Loan or (y) two (2) Business Days prior to the requested Drawdown Date in the case of an Absolute Competitive Bid Loan, specifying:

(i) the requested Drawdown Date (which must be a Business Day in the case of a Eurodollar Competitive Bid Loan or a Business Day in the case of an Absolute Competitive Bid Loan);

(ii) the aggregate amount of such Competitive Bid Loans, which shall be $10,000,000 or larger multiple of $1,000,000;

(iii) the duration of the Interest Period(s) applicable thereto, subject to the provisions of the definition of Interest Period; and

(iv) whether the Competitive Bid Quotes requested are for Eurodollar Competitive Bid Loans or Absolute Competitive Bid Loans.

The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No new Competitive Bid Quote Request shall be given until the Borrower has notified the Administrative Agent of its acceptance or non-acceptance of the Competitive Bid Quotes relating to any outstanding Competitive Bid Quote Request.

(b) Promptly upon receipt of a Competitive Bid Quote Request, the Administrative Agent shall send to the Banks by telecopy or facsimile transmission an Invitation for Competitive Bid Quotes substantially in the form of Exhibit G hereto, which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bid Quotes in accordance with this §4.

§4.4. Alternative Manner of Procedure. If, after receipt by the Administrative Agent and each of the Banks of a Competitive Bid Quote Request from the Borrower in accordance with §4.3, the Administrative Agent or any Bank shall be unable to complete any procedure of the auction process described in §§4.5 through 4.6 (inclusive) due to the inability of such Person to transmit or receive communications through the means specified therein, such Person may rely on telephonic notice for the transmission or receipt of such communications. In any case where such Person shall rely on telephone transmission or receipt, any communication made by telephone shall, as soon as possible thereafter, be followed by written confirmation thereof.

§4.5. Submission and Contents of Competitive Bid Quotes.

(a) Each Bank may, but shall be under no obligation to, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Competitive Bid Quote Request. Each Competitive Bid Quote must comply with the requirements of this §4.5 and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices as specified in or pursuant to §22 not later than (x) 2:00 p.m. (New York time) on the fourth Business Day prior to the proposed Drawdown Date, in the case of a Eurodollar Competitive Bid Loan or (y) 10:00 a.m. (New York time) one Business Day prior to the proposed Drawdown Date, in the case of an Absolute Competitive Bid Loan; provided that Competitive Bid Quotes may be submitted by the Administrative Agent in its capacity as a Bank only if it submits its Competitive Bid Quote to the Borrower not later than (x) one hour prior to the deadline for the other Banks, in the case of a Eurodollar Competitive Bid Loan or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Competitive Bid Loan. Subject to the provisions of §§10 and 11 hereof, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

(b) Each Competitive Bid Quote shall be in substantially the form of Exhibit H hereto and shall in any case specify:

(i) the proposed Drawdown Date;

(ii) the principal amount of the Competitive Bid Loan for which each proposal is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Bank may be accepted;

(iii) the Interest Period(s) for which Competitive Bid Quotes are being submitted;

(iv) in the case of a Eurodollar Competitive Bid Loan, the margin above or below the applicable Eurodollar Rate (the “Competitive Bid Margin”) offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such Eurodollar Rate;

(v) in the case of an Absolute Competitive Bid Loan, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the “Competitive Bid Rate”) offered for each such Absolute Competitive Bid Loan; and

(vi) the identity of the quoting Bank.

A Competitive Bid Quote may include up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Competitive Bid Quote Request.

(c) Any Competitive Bid Quote shall be disregarded if it:

(i) is not substantially in the form of Exhibit H hereto;

(ii) contains qualifying, conditional or similar language;

(iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

(iv) arrives after the time set forth in §4.5(a) hereof.

§4.6. Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Competitive Bid Quote submitted by a Bank that is in accordance with §4.5 and (y) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent’s notice to the Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Rates, as the case may be, so offered, and the identity of the respective Banks submitting such offers, and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

§4.7. Acceptance and Notice by Borrower and Administrative Agent. Not later than (x) 11:00 a.m. (New York time) on the third Business Day prior to the proposed Drawdown Date, in the case of a Eurodollar Competitive Bid Loan or (y) 11:00 a.m. (New York time) on the proposed Drawdown Date, in the case of an Absolute Competitive Bid Loan, the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of each Competitive Bid Quote in substantially the form of Exhibit H hereto. The Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

(i) the aggregate principal amount of each Competitive Bid Loan may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

(ii) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Competitive Bid Rates, as the case may be, and

(iii) the Borrower may not accept any offer that is described in subsection 4.5(c) or that otherwise fails to comply with the requirements of this Agreement.

The Administrative Agent shall promptly notify each Bank which submitted a Competitive Bid Quote of the Borrower’s acceptance or non-acceptance thereof. At the request of any Bank which submitted a Competitive Bid Quote and with the consent of the Borrower, the Administrative Agent will promptly notify all Banks which submitted Competitive Bid Quotes of (a) the aggregate principal amount of, and (b) the range of Competitive Bid Rates or Competitive Bid Margins of, the accepted Competitive Bid Loans for each requested Interest Period.

§4.8. Allocation by Administrative Agent. If offers are made by two or more Banks with the same Competitive Bid Margin or Competitive Bid Rate, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

§4.9. Funding of Competitive Bid Loans. If, on or prior to the Drawdown Date of any Competitive Bid Loan, the Total Commitment has not terminated in full and if, on such Drawdown Date, the applicable conditions of §§10 and 11 hereof are satisfied, the Bank or Banks whose offers the Borrower has accepted will fund each Competitive Bid Loan so accepted. Such Bank or Banks will make such Competitive Bid Loans by crediting the Administrative Agent for further credit to the Borrower’s specified account with the Administrative Agent, in immediately available funds not later than 1:00 p.m. (New York time) on such Drawdown Date.

§4.10. Funding Losses. If, after acceptance of any Competitive Bid Quote pursuant to §4, the Borrower (i) fails to borrow any Competitive Bid Loan so accepted on the date specified therefor, or (ii) repays the outstanding amount of the Competitive Bid Loan prior to the last day of the Interest Period relating thereto, the Borrower shall indemnify the Bank making such Competitive Bid Quote or funding such Competitive Bid Loan against any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such unborrowed Competitive Bid Loans, including, without limitation compensation as provided in §5.8.

§4.11. Repayment of Competitive Bid Loans; Interest. The principal of each Competitive Bid Loan shall become absolutely due and payable by the Borrower on the last day of the Interest Period relating thereto, and the Borrower hereby absolutely and unconditionally promises to pay to the Administrative Agent for the account of the relevant Banks at or before 1:00 p.m. (New York time) on the last day of the Interest Periods relating thereto the principal amount of all such Competitive Bid Loans, plus interest thereon at the applicable rates. The Competitive Bid Loans shall bear interest at the rate per annum specified in the applicable Competitive Bid Quotes. Interest on the Competitive Bid Loans shall be payable (a) on the last day of the applicable Interest Periods, and if any such Interest Period is longer than three months, also on the last day of the third month following the commencement of such Interest Period, and (b) on the Maturity Date for all Loans. Subject to the terms of this Agreement, the Borrower may make Competitive Bid Quote Requests with respect to new Borrowings of any amounts so repaid prior to the Maturity Date.

§5. PROVISIONS RELATING TO ALL LOANS AND LETTERS OF CREDIT.

§5.1. Payments.

(a) All payments of principal, interest, Reimbursement Obligations, fees (other than the Fronting Fee) and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent at the Administrative Agent’s Office in immediately available funds by 11:00 a.m. (New York time) on any due date. Subject to the provisions of §29, if a payment is received by the Administrative Agent at or before 1:00 p.m. (New York time) on any Business Day, the Administrative Agent shall on the same Business Day transfer in immediately available funds, as applicable, to (1) each of the Banks, their pro rata portion of such payment in accordance with their respective Commitment Percentages, in the case of payments with respect to Syndicated Loans and Letters of Credit, (2) the Swing Line Bank in the case of payments with respect to Swing Line Loans, and (3) the appropriate Bank(s), in the case of payments with respect to Competitive Bid Loans. If such payment is received by the Administrative Agent after 1:00 p.m. (New York time) on any Business Day, such transfer shall be made by the Administrative Agent to the applicable Bank(s) on the next Business Day.

(b) All payments by the Borrower and the Guarantor hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower or the Guarantor is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower or the Guarantor with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower or the Guarantor, as the case may be, will pay to the Administrative Agent, for the account of the Banks or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Administrative Agent to receive the same net amount which the Banks or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower or the Guarantor. The Borrower and the Guarantor will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by it hereunder or under such other Loan Document.

(c) Any Bank that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. Without limiting the generality of the foregoing, each Bank that is not incorporated or organized under the laws of the United States of America or a state thereof or the District of Columbia (a “Non-U.S. Bank”) agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Non-U.S. Bank is entitled to receive payments under this Agreement, without deduction or withholding of any United States federal income taxes. Each Non-U.S. Bank that so delivers a Form W-8BEN or W-8ECI pursuant to the preceding sentence further undertakes to deliver to each of the Borrower and the Administrative Agent two further copies of Form W-8BEN or W-8ECI or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, certifying in the case of a Form W-8BEN or W-8ECI that such Non-U.S. Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Bank from duly completing and delivering any such form with respect to it and such Non-U.S. Bank advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. If a payment made to a Bank under any Loan Document would be subject to United States Federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in §1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by §1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Bank agrees that if any form or certification it previously delivered pursuant to this paragraph (c) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(d) The Borrower shall not be required to pay any additional amounts to any Non-U.S. Bank in respect of United States Federal withholding tax pursuant to §5.1(b) or §17 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Bank became a party to this Agreement or, with respect to payments to a different lending office designated by the Non-U.S. Bank as its applicable lending office (a “New Lending Office”), the date such Non-U.S. Bank designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any transferee or New Lending Office as a result of an assignment, transfer or designation made at the request of the Borrower; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any transferee, or Bank through a New Lending Office, would be entitled to receive without regard to this clause (i) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such transferee, or Bank making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, transfer or designation; (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Bank to comply with the provisions of paragraph (b) above; or (iii) such obligation is imposed under FATCA.

(e) Notwithstanding the foregoing, each Bank agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to change its lending office to avoid or to minimize any amounts otherwise payable under §17 in each case solely if such change can be made in a manner so that such Bank, in its sole determination, suffers no legal, economic or regulatory disadvantage.

§5.2. Mandatory Repayments of the Loans. If at any time (including without limitation by reason of fluctuation in the rate of exchange between the Canadian Dollar and the U.S. Dollar) the sum of the outstanding principal amount of the Loans plus the Maximum Drawing Amount of all outstanding Letters of Credit exceeds the Total Commitment, whether by reduction of the Total Commitment or otherwise, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent, (i) for application to the Loans, first to Swing Line Loans, second to Syndicated Loans, then to Competitive Bid Loans, subject to §5.8, or (ii) if no Loans shall be outstanding, to be held by the Administrative Agent for the benefit of the Banks as collateral security for such excess Maximum Drawing Amount and the Borrower hereby grants a security interest in such amount to the Administrative Agent for the benefit of the Banks; provided, however, that if the amount of cash collateral held by the Administrative Agent pursuant to this §5.2 exceeds the Maximum Drawing Amount required to be collateralized from time to time, the Administrative Agent shall return such excess to the Borrower.

§5.3. Computations. Except as otherwise expressly provided herein, all computations of interest, Facility Fees, Letter of Credit Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed, except that computations based on the Base Rate (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be based on a 365 or 366, as applicable, day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension; provided that for any Interest Period for any Eurodollar Loan if such next succeeding Business Day falls in the next succeeding calendar month or after the Maturity Date, it shall be deemed to end on the next preceding Business Day.

§5.4. Illegality; Inability to Determine Eurodollar Rate. Notwithstanding any other provision of this Agreement (other than §5.10), if (a) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to any Bank or the Administrative Agent shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for any Bank or the Administrative Agent to perform its obligations in respect of any Eurodollar Loans or in connection with an existing or proposed Base Rate Loan bearing interest at the rate described in clause (c) of the definition of Base Rate, or (b) if the Majority Banks or the Administrative Agent, as applicable, shall reasonably determine with respect to Eurodollar Loans that (i) by reason of circumstances affecting any Eurodollar interbank market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to such Banks or the Administrative Agent in any Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost to such Banks or the Administrative Agent of obtaining or maintaining the Eurodollar Loans during any Interest Period, then such Banks (through the Administrative Agent) or the Administrative Agent shall promptly give telephonic, telex or cable notice of such determination to the Borrower (which notice shall be conclusive and binding upon the Borrower). Upon such notification, the obligation of the Banks and the Administrative Agent to make Eurodollar Loans shall be suspended and, in the event of clauses (a) or (b)(i) or (ii) of the immediately preceding sentence, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Banks or the Administrative Agent, as the case may be, determine that such circumstances no longer exist, and to the extent permitted by law the outstanding Eurodollar Loans shall continue to bear interest at the applicable rate based on the Eurodollar Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Loans in equal principal amounts to such former Eurodollar Loans. Notwithstanding the foregoing, if the Administrative Agent or Majority Banks have made the determination that the circumstances in clause (b)(i) or (b)(ii) of the first sentence of this §5.4 applies with respect to any Eurodollar Loans (any such Loans, “Impacted Loans”), the Administrative Agent, in consultation with the Borrower and the Banks, may establish an alternative interest rate for the Impacted Loans, in which case such alternative interest rate shall apply with respect to Impacted Loans until (1) the Administrative Agent or Majority Banks revoke the notice delivered with respect to the Impacted Loans pursuant to the first sentence of this §5.4, (2) the Administrative Agent or the Majority Banks notify the Borrower and, in the case of any notice from the Majority Banks, the Administrative Agent that such alternative rate of interest does not adequately and fairly reflect the cost to such Banks for funding the Impacted Loans, or (3) any Bank determined that any law had made it unlawful, or any governmental or other regulatory body or official has asserted that it is unlawful for such Bank or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest based on such rate or any governmental or other regulatory body or official has imposed material restrictions on the authority of such Bank to do any of the foregoing and provides the Administrative Agent and the Borrower of written notice thereof.

§5.5. Additional Costs, Etc. If any present or future applicable law (which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority, whether or not having the force of law; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be included in such expression, regardless of the date enacted, adopted or issued) shall:

(a) subject such Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank’s Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank imposed by the jurisdiction of its incorporation or organization, or the location of its lending office); or

(b) materially change the basis of taxation (except for changes in taxes on income or profits of such Bank imposed by the jurisdiction of its incorporation or organization, or the location of its lending office) of payments to such Bank of the principal or of the interest on any Loans or any other amounts payable to such Bank under this Agreement or the other Loan Documents; or

(c) except as provided in §5.6 or as otherwise reflected in the Base Rate, the Eurodollar Rate, or the applicable rate for Competitive Bid Loans, impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of, an office of any Bank with respect to this Agreement, the other Loan Documents, such Bank’s Commitment or the Loans; or

(d) impose on such Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank’s Commitment or any class of loans or commitments of which any of the Loans or such Bank’s Commitment forms a part, and the result of any of the foregoing is:

(i) to increase the cost to such Bank of making, funding, issuing, renewing, extending or maintaining the Loans or such Bank’s Commitment or issuing or participating in Letters of Credit;

(ii) to reduce the amount of principal, interest or other amount payable to such Bank hereunder on account of such Bank’s Commitment, the Loans or the Reimbursement Obligations; or

(iii) to require such Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank at any time and from time to time as often as the occasion therefor may arise (which demand shall be accompanied by a statement setting forth the basis of such demand which shall be conclusive absent manifest error), pay such reasonable additional amounts as will be sufficient to compensate such Bank for such additional costs, reduction, payment or foregone interest or other sum; provided that the determination and allocation of amounts, if any, claimed by any Bank under this §5.5 are made on a reasonable basis in a manner consistent with such Bank’s treatment of customers of such Bank that such Bank considers, in its reasonable discretion, to be similar to the Borrower and having generally similar provisions in their agreements with such Bank.

§5.6. Capital Adequacy. If any Bank shall have determined that, after the date hereof, (a) the adoption of any applicable law, rule or regulation regarding capital adequacy or liquidity requirements, or any change in any such law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such authority, central bank or comparable agency (which, notwithstanding anything herein to the contrary, shall include (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted or issued), or (b) compliance by such Bank or the Administrative Agent or any corporation controlling such Bank or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy or liquidity requirements, has or would have the effect of reducing the rate of return on capital of such Bank (or any corporation controlling such Bank) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or any corporation controlling such Bank) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy and liquidity) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will, in such Bank’s reasonable determination, fairly compensate such Bank (or any corporation controlling such Bank) for such reduction. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

§5.7. Certificate. A certificate setting forth the additional amounts payable pursuant to §5.5 or §5.6 and a reasonable explanation of such amounts which are due, submitted by any Bank to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing; provided that no Bank shall be entitled to additional amounts with respect to events or circumstances occurring more than one hundred and twenty (120) days prior to the delivery of such certificate.

§5.8. Eurodollar and Competitive Bid Indemnity. The Borrower agrees to indemnify the Banks and the Administrative Agent and to hold them harmless from and against any reasonable loss, cost or expense that any such Bank and the Administrative Agent may sustain or incur as a consequence of (a) the default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Loans or Competitive Bid Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by any Bank or the Administrative Agent to lenders of funds obtained by it in order to maintain its Eurodollar Loans or Competitive Bid Loans, (b) the default by the Borrower in making a Borrowing of a Eurodollar Loan or Competitive Bid Loan or conversion of a Eurodollar Loan or a prepayment of a Eurodollar or Competitive Bid Loan after the Borrower has given (or is deemed to have given) a Syndicated Loan Request, a notice pursuant to §2.7 or a Notice of

Acceptance/Rejection of Competitive Bid Quote(s), or a notice pursuant to §2.10, and (c) the making of any payment of a Eurodollar Loan or Competitive Bid Loan, or the making of any conversion of any Eurodollar Loan to a Base Rate Loan, on a day that is not the last day of the applicable Interest Period with respect thereto. Such loss, cost, or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for (A) the Eurodollar Loan being paid, prepaid, converted, not converted, reallocated, or not borrowed, as the case may be (based on the Eurodollar Rate), or (B) the Competitive Bid Loan being paid, prepaid, or not borrowed, as the case may be (based on the applicable interest rate) for the period from the date of such payment, prepayment, conversion, or failure to borrow or convert, as the case may be, to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, converted, or not borrowed, converted, or prepaid for such period or Interest Period, as the case may be, which determinations shall be conclusive absent manifest error.

§5.9. Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Applicable Base Rate plus 2% per annum, until such amount shall be paid in full (after as well as before judgment).

§5.10. Interest Limitation. Notwithstanding any other term of this Agreement, any other Loan Document or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected by such Bank under applicable laws (including, to the extent applicable, the provisions of §5197 of the Revised Statutes of the United States of America, as amended, and 12 U.S.C. §85, as amended, and without prejudice to the first sentence of §26 hereof).

§5.11. Reasonable Efforts to Mitigate. Each Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under §§5.4, 5.5 or 5.6, such Bank will give notice thereof to the Borrower, with a copy to the Administrative Agent and, to the extent so requested by the Borrower and not inconsistent with such Bank’s internal policies, such Bank shall use reasonable efforts and take such actions as are reasonably appropriate if as a result thereof the additional moneys which would otherwise be required to be paid to such Bank pursuant to such sections would be materially reduced, or the illegality or other adverse circumstances which would otherwise require a conversion of such Loans or result in the inability to make such Loans pursuant to such sections would cease to exist, and in each case if, as determined by such Bank in its sole discretion, the taking of such actions would not adversely affect such Loans or such Bank or otherwise be disadvantageous to such Bank.

§5.12. Replacement of Banks; Termination of Commitments. If any Bank (an “Affected Bank”) (i) makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to §§5.5 or 5.6, (ii) is unable to make or maintain Eurodollar Loans as a result of a condition described in §5.4, (iii) is a Defaulting Bank, or (iv) is a Non-Consenting Bank (as defined below), the Borrower may, within 90 days of receipt of such demand, notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation or causing §5.4 to be applicable), default or approval of such amendment, waiver or consent by the Majority Banks, as the case may be, by notice (a “Replacement Notice”) in writing to the Administrative Agent and such Affected Bank (A) request the Affected Bank to cooperate with the Borrower in obtaining a replacement bank satisfactory to the Administrative Agent and the Borrower (the “Replacement Bank”) as provided herein, but none of such Banks shall be under an obligation to find a Replacement Bank; (B) request the non-Affected Banks to acquire and assume all of the Affected Bank’s Loans and Commitment, and to participate in Letters of Credit as provided herein, but none of such Banks shall be under an obligation to do so; (C) designate a Replacement Bank reasonably satisfactory to the Administrative Agent; or (D) so long as no Event of Default has occurred and is continuing, terminate the Commitments of such Bank as set forth below. If any satisfactory Replacement Bank shall be obtained, and/or any of the non-Affected Banks shall agree to acquire and assume all of the Affected Bank’s Loans and Commitment, and obligations to participate in Letters of Credit, then the Borrower may, upon notice to such Affected Bank and the Administrative Agent, require such Affected Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, §20), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment), provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in §20 (to the extent not waived);

(ii) subject to the provisions in §5.14 with respect to any Defaulting Bank in the case of reallocation of payments to such Defaulting Bank for amounts described in clauses first, sixth and seventh of such §5.14, such Affected Bank shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and funded participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under §§5.5, 5.6 and 5.8) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under §§5.5 or 5.6, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable law.

A Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Upon the effective date of such assignment, such Replacement Bank shall become a “Bank” for all purposes under this Agreement and the other Loan Documents.

If the Borrower elects to terminate the Commitments of a Bank in accordance with clause (D) above, all of the Commitments of such Bank shall be terminated immediately (with the Total Commitment reduced in a like amount on a non-pro rata basis) upon the later of (i) the date of the receipt by the Administrative Agent and such Bank of the Borrower’s written notice of such election and (ii) the date that the Borrower has repaid all outstanding principal of its Loans of such Bank and provided cash collateral or other credit support satisfactory to the Administrative Agent and each applicable Issuing Bank with respect to all such Bank’s Letters of Credit, together with accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under §§5.5, 5.6 and 5.8) (which payments and credit support may be held and applied to the Loans, interest, fees and other obligations of such Bank on a non-pro rata basis with payments made to the other Banks, notwithstanding the provisions of §29 to the contrary); provided, that the Borrower may not terminate the Commitments of a Bank pursuant to this paragraph if, after giving effect to such termination and the repayment of Loans of such Bank required hereby, the sum of (x) the outstanding principal amount of the Loans plus (y) the Maximum Drawing Amount of outstanding Letters of Credit minus (z) the amount of cash collateral or other credit support satisfactory to the Administrative Agent and each applicable Issuing Bank that the Borrower has provided to secure Reimbursement Obligations prior to or concurrently with such termination which would exceed the Total Commitment.

For the purposes of this §5.12, a “Non-Consenting Bank” means a Bank that fails to approve an amendment, waiver or consent requested by the Borrower pursuant to §15.9 that has received the written approval of not less than the Majority Banks but also requires the approval of such Bank.

§5.13. Advances by Administrative Agent. Unless the Administrative Agent shall have been notified in writing by any Bank prior to a borrowing hereunder that such Bank will not make the amount that would constitute its allocable share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Bank is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the borrowing date therefor, such Bank shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Bank makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Bank’s Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Bank within three Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to such Loan hereunder, on demand, from the Borrower.

§5.14. Defaulting Banks. Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Defaulting Bank, then, until such time as such Bank is no longer a Defaulting Bank, to the extent permitted by applicable law:

(i) such Defaulting Bank’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in §15.9;

(ii) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any such Bank on account of such Bank’s Syndicated Loans or from such Bank pursuant to §13, shall be applied by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Bank to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Bank to the Issuing Banks or Swing Line Bank hereunder; third, if so determined by the Administrative Agent or requested by the Issuing Banks or Swing Line Bank, to be held as cash collateral for future funding obligations of that Defaulting Bank of any participation in any Swing Line Loan or Letter of Credit (and each such Bank hereby grants to the Administrative Agent a security interest therein); fourth, if the Borrower so requests (so long as no Default or Event of Default exists), to the funding of any Syndicated Loan in respect of which that Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Bank to fund Syndicated Loans under this Agreement; sixth, to the payment of any amounts owing to the Banks as a result of any judgment of a court of competent jurisdiction obtained by any Bank against that Defaulting Bank as a result of that Defaulting Bank’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Bank as a result of that Defaulting Bank’s breach of its obligations under this Agreement; and eighth, to that Defaulting Bank or as otherwise directed by a court of competent jurisdiction, provided that if (x) such payment is a payment of the principal amount of any Syndicated Loans or Letter of Credit Participations in respect of which that Defaulting Bank has not fully funded its appropriate share and (y) such Loans or Letter of Credit Participations were made at a time when the conditions set forth in §11 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Participations owed to, all non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Participations owed to, that Defaulting Bank (and any such amounts paid or payable to a Defaulting Bank that are applied to pay amounts owed by a Defaulting Bank or to post cash collateral pursuant to this §5.14 shall be deemed paid to and redirected by such Defaulting Bank, and each Bank irrevocably consents hereto);

(iii) such Defaulting Bank (x) shall be entitled to receive Facility Fees only to extent allocable to the sum of (1) the outstanding amount of the Syndicated Loans funded by it and (2) its Commitment Percentage of the stated amount of Letters of Credit and Swing Line Loans for which it has provided cash collateral or other credit support satisfactory to each Issuing Bank (in its sole discretion) and the Swing Line Bank (in its sole discretion)(and the Borrower shall (A) be required to pay to each Issuing Bank and the Swing Line Bank, as applicable, the amount of such Facility Fee allocable to its fronting exposure arising from that Defaulting Bank and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Bank) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in §3.6;

(iv) for purposes of computing the amount of the obligation of each non-Defaulting Bank to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans hereunder, including, without limitation, under §3.1(c), the “Commitment Percentage” of each non-Defaulting Bank shall be computed without giving effect to the Commitment of that Defaulting Bank using a fraction the numerator of which is the Commitment of such non-Defaulting Bank and the denominator of which is the aggregate Commitments of all non-Defaulting Banks; provided, that, (A) the foregoing change in computation shall be given effect only if, at the date the applicable Bank becomes a Defaulting Bank, no Default or Event of Default exists, and (B) the aggregate obligation of each non-Defaulting Bank to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Bank minus (2) the aggregate outstanding amount of the Syndicated Loans of that non-Defaulting Bank; and

(v) immediately upon the request of the Administrative Agent, the Swing Line Bank or any Issuing Bank and provided that such Defaulting Bank has not provided cash collateral or other credit support satisfactory to the Administrative Agent, the Swing Line Bank or each such Issuing Bank (in its sole discretion) (which each Bank hereby agrees to provide in the event that it becomes a Defaulting Bank), the Borrower shall (A) first, prepay Swing Line Loans in an amount equal to the Swing Line Bank’s fronting exposure for the Defaulting Bank’s participation of in any outstanding Swing Line Loans and (B) second, deliver to the Administrative Agent cash collateral or other credit support satisfactory to the Administrative Agent or each such Issuing Bank (in its sole discretion) (and the Borrower hereby grants to the Administrative Agent a security interest therein) in an amount sufficient to cover the fronting exposure of such Persons for the Defaulting Bank’s participation in any outstanding Letters of Credit, in each case, after giving effect to the reallocation of such exposure to the non-Defaulting Banks pursuant to clause (iv) above and any cash collateral or other credit support provided by the Defaulting Bank.

If the Borrower, the Administrative Agent, the Swing Line Bank and the Issuing Banks agree in writing in their sole discretion that a Defaulting Bank should no longer be deemed to be a Defaulting Bank, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral or other credit support satisfactory to the Administrative Agent, the Swing Line Bank and each applicable Issuing Bank), such Bank will purchase such portion of outstanding Syndicated Loans of the other Banks or take such other actions as the Administrative Agent may determine to be necessary to cause the Syndicated Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Banks in accordance with their Commitment Percentages (disregarding any portions not funded by other Defaulting Banks), whereupon such Bank will cease to be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while such Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from such Bank’s having been a Defaulting Bank.

So long as any Bank is a Defaulting Bank, the Swing Line Bank shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no actual or potential fronting exposure with respect to such Defaulting Bank after giving effect to such Swing Line Loan.

§6. REPRESENTATIONS AND WARRANTIES. The Borrower (and the Guarantor, where applicable) represents and warrants to the Banks that:

§6.1. Corporate Authority.

(a) Incorporation; Good Standing. The Borrower and each of its Significant Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except where a failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization. The execution, delivery and performance of its Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate authority of the Borrower and the Guarantor, (ii) have been duly authorized by all necessary corporate proceedings on the part of each of the Borrower and the Guarantor, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrower or the Guarantor or any of their Subsidiaries is subject, (iv) do not contravene any judgment, order, writ, injunction, license or permit applicable to the Borrower, the Guarantor or any of their Subsidiaries so as to have a Material Adverse Effect, and (v) do not conflict with any provision of the corporate charter or bylaws of the Borrower, the Guarantor or any Significant Subsidiary or any agreement or other instrument binding upon the Borrower, the Guarantor or any of their Significant Subsidiaries, except for those conflicts with any such agreement or instrument which could not reasonably be expected to have a Material Adverse Effect.

(c) Enforceability. The execution, delivery and performance of the Loan Documents by the Borrower and the Guarantor will result in valid and legally binding obligations of the Borrower and the Guarantor enforceable against them in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights generally and general principles of equity.

§6.2. Governmental and Other Approvals. The execution, delivery and performance of the Loan Documents by the Borrower and the Guarantor and the consummation by the Borrower and the Guarantor of the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority or other third party other than those already obtained and those required after the date hereof in connection with the Borrower’s performance of the covenants contained in §§7, 8 and 9 hereof.

§6.3. Title to Properties; Leases. The Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet as at the Interim Balance Sheet Date or acquired since that date (except property and assets (a) operated under Capital Leases, (b) sold or otherwise disposed of in the ordinary course of business since that date, or (c) consolidated in accordance with variable entity guidance in FASB ASC 810), subject to no Liens except Permitted Liens.

§6.4. Financial Statements; Solvency.

(a) There have been furnished to the Banks consolidated balance sheets of the Borrower dated the Balance Sheet Date and consolidated statements of operations for the fiscal periods then ended, certified by the Accountants. In addition, there have been furnished to the Banks consolidated balance sheets of the Borrower and its Subsidiaries dated the Interim Balance Sheet Date and the related consolidated statements of operations for the fiscal quarter ending on the Interim Balance Sheet Date. All said balance sheets and statements of operations have been prepared in accordance with GAAP (but, in the case of any of such financial statements which are unaudited, only to the extent GAAP is applicable to interim unaudited reports), and fairly present, in all material respects, the financial condition of the Borrower on a consolidated basis as at the close of business on the dates thereof and the results of operations for the periods then ended, subject, in the case of unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments and to the absence of complete footnotes. There are no contingent liabilities of the Borrower and its Subsidiaries involving material amounts, known to the officers of the Borrower or the Guarantor, which have not been disclosed in said balance sheets and the related notes thereto or otherwise in writing to the Banks.

(b) The Borrower on a consolidated basis (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., it has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and has, and expects to have, the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

§6.5. No Material Changes, Etc. Since the Balance Sheet Date, there have been no material adverse changes in the consolidated financial condition, business, assets or liabilities (contingent or otherwise) of the Borrower and its Subsidiaries, taken as a whole, other than changes in the ordinary course of business which have not had a Material Adverse Effect.

§6.6. Franchises, Patents, Copyrights, Etc. The Borrower and each of its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted (other than those the absence of which would not have a Material Adverse Effect) without known conflict with any rights of others other than a conflict which would not have a Material Adverse Effect.

§6.7. Litigation. Except as set forth on Schedule 6.7 or in the Disclosure Documents, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board which, either in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

§6.8. No Materially Adverse Contracts, Etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrower’s or such Subsidiary’s officers has or could reasonably be expected in the future to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Borrower’s or its Subsidiary’s officers has or could reasonably be expected to have any Material Adverse Effect, except as otherwise reflected in adequate reserves as required by GAAP.

§6.9. Compliance With Other Instruments, Laws, Etc. Neither the Borrower nor any of its Subsidiaries is (a) violating any provision of its charter documents or bylaws or (b) violating any agreement or instrument to which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could (in the case of such agreements or such instruments) reasonably be expected to result in a Material Adverse Effect.

§6.10. Tax Status. The Borrower and its Subsidiaries have filed all federal, state, provincial and territorial income and all other tax returns, reports and declarations (or obtained extensions with respect thereto) required by applicable law to be filed by them (unless and only to the extent that the Borrower or such Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes as required by GAAP); and have paid all taxes and other governmental assessments and charges (other than taxes, assessments and other governmental charges imposed by jurisdictions other than the United States, Canada or any political subdivision thereof which in the aggregate are not material to the financial condition, business or assets of the Borrower or such Subsidiary on an individual basis or of the Borrower on a consolidated basis) that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and, as required by GAAP, have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except to the extent contested in the manner permitted in the preceding sentence, there are no unpaid taxes in any material amount claimed by the taxing authority of any jurisdiction to be due and owing by the Borrower or any Subsidiary, nor do the officers of the Borrower or any of its Subsidiaries know of any basis for any such claim.

§6.11. No Event of Default. No Default or Event of Default has occurred hereunder and is continuing.

§6.12. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is a “registered investment company”, or an “affiliated company” or a “principal underwriter” of a “registered investment company”, as such terms are defined in the Investment Company Act of 1940.

§6.13. Absence of Financing Statements, Etc. Except as permitted by §8.1 of this Agreement, there is no Indebtedness senior to the Obligations, and except for Permitted Liens, there are no Liens, or any effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Borrower or any of its Subsidiaries or right thereunder.

§6.14. Employee Benefit Plans.

§6.14.1 In General. Each Employee Benefit Plan has been maintained and operated in material compliance with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. Promptly upon the request of any Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under §103(d) of ERISA, with respect to each Guaranteed Pension Plan.

§6.14.2 Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of §3(1) or §3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title 1, Part 6 of ERISA). The Borrower or an ERISA Affiliate, as appropriate, may terminate each such employee welfare benefit plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without material liability to any Person.

§6.14.3 Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid a violation of the minimum funding standards under §§412 and 430 of the Code, the notice or lien provisions of §303(k) of ERISA, or otherwise, has been timely made. No waiver of the minimum funding standards under §§412 and 430 of the Code or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan (other than Terminated Plans) and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Other than with respect to the Terminated Plans, based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, each Guaranteed Pension Plan is in compliance with the minimum funding standards as set forth in §302 of ERISA and is not subject to any restrictions concerning (i) providing shutdown or similar benefits, (ii) amendments to increase benefits, (iii) paying lump sums or (iv) continuing to accrue benefits, as described by the Pension Protection Act of 2006.

§6.14.4 Multiemployer Plans. Except for liabilities that have been discharged prior to the Effective Date or as to which accruals have been made in accordance with GAAP prior to the Effective Date as reflected in the Disclosure Documents, neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under §4201 of ERISA or as a result of a sale of assets described in §4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of §4241 or §4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under §4041A of ERISA.

§6.15. Environmental Compliance. The Borrower and its Subsidiaries have taken all steps that they have deemed reasonably necessary to investigate the past and present condition and usage of the Real Property and the operations conducted by the Borrower and its Subsidiaries and, based upon such diligent investigation, have determined that, except as set forth on Schedule 6.15 or in the Disclosure Documents:

(a) Neither the Borrower, its Significant Subsidiaries, nor any operator of their properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any applicable international, federal, state, provincial, territorial or local statute, regulation, ordinance, order or decree relating to health, safety, waste transportation or disposal, or the environment (the “Environmental Laws”), which violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Except with respect to any such matters that could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Significant Subsidiaries has received notice from any third party including, without limitation: any federal, state, provincial, territorial or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. §6903(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws, excluding household hazardous waste (“Hazardous Substances”), which any one of them has generated, transported or disposed of, has been found at any site at which a federal, state, provincial, territorial or local agency or other third party has conducted or has ordered that the Borrower or any of its Significant Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the Release of Hazardous Substances.

(c) Except for those occurrences or situations that could not reasonably be expected to have a Material Adverse Effect, (i) no portion of the Real Property or other assets of the Borrower and its Significant Subsidiaries has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by the Borrower, its Significant Subsidiaries, or operators of the Real Property or other assets of the Borrower and its Significant Subsidiaries, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property or other assets of the Borrower or its Significant Subsidiaries; and (iv) any Hazardous Substances that have been generated on the Real Property or other assets of the Borrower or its Significant Subsidiaries have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the Borrower’s knowledge, operating in compliance with such permits and applicable Environmental Laws.

§6.16. Disclosure. No representation or warranty made by the Borrower or the Guarantor in this Agreement or in any agreement, instrument, document, certificate, or financial statement furnished to the Banks or the Administrative Agent by or on behalf of or at the request of the Borrower and the Guarantor in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, taken as a whole, not misleading in light of the circumstances in which they are made.

§6.17. Permits and Governmental Authority. All permits (other than those the absence of which could not reasonably be expected to have a Material Adverse Effect) required for the construction and operation of all landfills currently owned or operated by the Borrower or any of its Significant Subsidiaries have been obtained and remain in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied conditions that may allow material modification or revocation. Neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower, the holder of such permits is in violation of any such permits, except for any violation which could not reasonably be expected to have a Material Adverse Effect.

§6.18. Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

§7. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower agrees that, so long as any Obligation or Letter of Credit is outstanding or the Banks have any obligation to make Loans or any Issuing Bank has any obligation to issue, extend or renew any Letter of Credit hereunder, or the Banks have any obligations to reimburse any Issuing Bank for drawings honored under any Letter of Credit, it shall, and shall cause its Subsidiaries to, comply with the following covenants:

§7.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal of and interest on the Loans, all Reimbursement Obligations, fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

§7.2. Maintenance of U.S. Office. The Borrower will maintain its chief executive offices at Houston, Texas, or at such other place in the United States of America as the Borrower shall designate upon 30 days’ prior written notice to the Administrative Agent.

§7.3. Records and Accounts. The Borrower will, and will cause each of its Subsidiaries to, keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

§7.4. Financial Statements, Certificates and Information. The Borrower will deliver to the Banks:

(a) as soon as practicable, but, in any event not later than 100 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower as at the end of such year, consolidated statements of cash flows, and the related consolidated statements of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated financial statements to be in reasonable detail, prepared in accordance with GAAP and, with respect to the consolidated financial statements, certified by Ernst & Young LLP or by other nationally recognized independent auditors selected by the Borrower and reasonably satisfactory to the Administrative Agent (the “Accountants”). In addition, simultaneously therewith, the Borrower shall provide the Banks with a written statement from such Accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such Accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default;

(b) as soon as practicable, but in any event not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, copies of the consolidated balance sheet and statement of operations of the Borrower as at the end of such quarter, subject to year-end adjustments, and the related consolidated statement of cash flows, all in reasonable detail and prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) with a certification by the principal financial or accounting officer of the Borrower (the “CFO” or the “CAO”) that the consolidated financial statements are prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) and fairly present, in all material respects, the consolidated financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the period then ended, subject to year-end adjustments and the exclusion of detailed footnotes;

(c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a certificate in the form of Exhibit D hereto (the “Compliance Certificate”) signed by the CFO or the CAO or the Borrower’s corporate treasurer, stating that the Borrower and its Subsidiaries are in compliance with the covenants contained in §§7, 8 and 9 hereof as of the end of the applicable period and setting forth in reasonable detail computations evidencing such compliance with respect to the covenants contained in §9 hereof and that no Default or Event of Default exists, provided that if the Borrower shall at the time of issuance of such Compliance Certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrower shall include in such certificate or otherwise deliver forthwith to the Banks a certificate specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto;

(d) promptly following the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the Borrower’s and its Subsidiaries’ stockholders generally; and

(e) from time to time such other financial data and other information as any of the Banks may reasonably request through the Administrative Agent.

The Borrower hereby authorizes each Bank to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; provided, however, this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Banks of any such information which the Borrower has or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time, except as to matters specifically permitted therein.

§7.5. Existence and Conduct of Business. The Borrower will, and will cause each Significant Subsidiary to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; and effect and maintain its foreign qualifications (except where the failure of the Borrower or any Significant Subsidiary to remain so qualified could not reasonably be expected to have a Material Adverse Effect), licensing, domestication or authorization, except as any of the foregoing may be terminated by its Board of Directors in the exercise of its reasonable judgment; provided that such termination could not reasonably be expected to have a Material Adverse Effect. The Borrower will not, and will cause its Subsidiaries not to, become obligated under any contract or binding arrangement which, at the time it was entered into, could reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause each Subsidiary to, continue to engage primarily in any of the businesses now conducted by the Borrower and its Subsidiaries and in related, complementary or supplemental businesses, and any additional businesses acquired pursuant to the terms of §8.4(a) hereunder.

§7.6. Maintenance of Properties. The Borrower will, and will cause its Significant Subsidiaries to, cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower and its Significant Subsidiaries may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower or such Subsidiary, desirable in the conduct of its or their business and which could not reasonably be expected to have a Material Adverse Effect.

§7.7. Insurance. The Borrower will, and will cause its Subsidiaries to, maintain insurance of the kinds, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrower and its Subsidiaries, in amounts substantially similar to the existing coverage maintained by the Borrower and its Subsidiaries. Such insurance shall be with financially sound and reputable insurance companies (including captive insurance companies), funds or underwriters, or may be pursuant to self-insurance plans. In addition, the Borrower will furnish from time to time, upon the Administrative Agent’s request, a summary of the insurance coverage of the Borrower and its Subsidiaries, which summary shall be in form and substance satisfactory to the Administrative Agent and, if requested by the Administrative Agent, will furnish to the Administrative Agent copies of the applicable policies.

§7.8. Taxes. The Borrower will, and will cause its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the failure to do so (either individually, or in the aggregate for all such failures) could not reasonably be expected to have a Material Adverse Effect and the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto as required by GAAP; and provided, further, that the Borrower or such Subsidiary will pay all such taxes, assessments, charges, levies or claims prior to the foreclosure on any Lien which may have attached as security therefor.

§7.9. Inspection of Properties, Books and Contracts. The Borrower will, and will cause its Significant Subsidiaries to, permit the Administrative Agent or any Bank or any of their designated representatives, upon reasonable notice, to visit and inspect any of the properties of the Borrower and its Significant Subsidiaries, to examine the books of account of the Borrower and its Significant Subsidiaries, or contracts (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Significant Subsidiaries with, and to be advised as to the same by, their officers, all at such times and intervals as may be reasonably requested.

§7.10. Compliance with Laws, Contracts, Licenses and Permits; Maintenance of Material Licenses and Permits. The Borrower will, and will cause each Subsidiary to, (i) comply with the provisions of its charter documents and by-laws; (ii) comply with all agreements and instruments by which it or any of its properties may be bound except where noncompliance could not reasonably be expected to have a Material Adverse Effect; (iii) comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including, without limitation, all environmental permits (“Applicable Requirements”), except where noncompliance with such Applicable Requirements could not reasonably be expected to have a Material Adverse Effect; (iv) maintain all operating permits for all landfills now owned or hereafter acquired, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (v) dispose of hazardous waste only at licensed disposal facilities operating, to the Borrower’s knowledge, in compliance with Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. If at any time any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any Significant Subsidiary may fulfill any of its obligations hereunder or under any other Loan Document, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Significant Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

§7.11. Environmental Indemnification. The Borrower covenants and agrees that it will indemnify and hold the Banks, the Issuing Banks and the Administrative Agent and their respective affiliates, and each of the representatives, agents and officers of each of the foregoing, harmless from and against any and all claims, expense, damage, loss or liability incurred by the Banks, the Issuing Banks or the Administrative Agent (including all reasonable costs of legal representation incurred by the Banks, the Issuing Banks or the Administrative Agent) relating to (a) any Release or threatened Release of Hazardous Substances on the Real Property; (b) any violation of any Environmental Laws or Applicable Requirements with respect to conditions at the Real Property or other assets of the Borrower or its Subsidiaries, or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which the Borrower, any of its Subsidiaries, or their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances. It is expressly acknowledged by the Borrower that this covenant of indemnification shall survive the payment of the Loans and Reimbursement Obligations and satisfaction of all other Obligations hereunder and shall inure to the benefit of the Banks, the Issuing Banks, the Administrative Agent and their affiliates, successors and assigns.

§7.12. Further Assurances. The Borrower and the Guarantor will cooperate with the Administrative Agent and execute such further instruments and documents as the Administrative Agent shall reasonably request to carry out to the Majority Banks’ satisfaction the transactions contemplated by this Agreement.

§7.13. Notice of Potential Claims or Litigation. The Borrower shall deliver to the Banks written notice of the initiation of any action, claim, complaint, investigation or any other notice of dispute or litigation against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, or which questions the validity or enforceability of any Loan Document, together with a copy of each such complaint or other notice received by the Borrower or any of its Subsidiaries if requested by the Administrative Agent within 30 days of receipt thereof or of the determination that such action could reasonably be expected to have a Material Adverse Effect, whichever occurs later (and the Borrower will make such determination in each case as promptly as practicable).

§7.14. Notice of Certain Events Concerning Environmental Claims. The Borrower will promptly, and in any event within ten (10) Business Days of the Borrower’s obtaining knowledge thereof, notify the Banks in writing of any of the following events:

(i) the Borrower’s or any Significant Subsidiary’s obtaining knowledge of any violation of any Environmental Law regarding the Real Property or the Borrower’s or any Subsidiary’s operations which violation could reasonably be expected to have a Material Adverse Effect;

(ii) the Borrower’s or any Significant Subsidiary’s obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into the Real Property which could reasonably be expected to have a Material Adverse Effect;

(iii) the Borrower’s or any Significant Subsidiary’s receipt of any notice of any material violation of any Environmental Law or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including any federal, state, provincial, territorial or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) the Borrower’s, any Significant Subsidiary’s or any Person’s operation of the Real Property, (B) contamination on, from, or into the Real Property, or (C) investigation or remediation of offsite locations at which the Borrower, any Significant Subsidiary, or its predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances, if any thereof could reasonably be expected to have a Material Adverse Effect; or

(iv) the Borrower’s or any Significant Subsidiary’s obtaining knowledge that any expense or loss has been incurred by any governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which the Borrower or any Significant Subsidiary has been alleged to be liable by such governmental authority or for which a Lien may be imposed on the Real Property by such governmental authority, if any thereof could reasonably be expected to have a Material Adverse Effect.

§7.15. Notice of Default. The Borrower will promptly notify the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing indebtedness in excess of $75,000,000 as to which the Borrower or any of its Significant Subsidiaries is a party or obligor, whether as principal or surety, the Borrower shall promptly upon obtaining actual knowledge thereof give written notice thereof to the Banks, describing the notice of action and the nature of the claimed default.

§7.16. Use of Proceeds. The proceeds of the Loans shall be used for general corporate purposes, to provide working capital, to backstop commercial paper, to provide letters of credit and as an extension and continuation of the Indebtedness of the Borrower and its Subsidiaries under the Existing Credit Agreement. After application of the proceeds of any Loan, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) that are subject to any restriction on sale, pledge, or disposal under this Agreement will be represented by “margin stock,” as defined in accordance with Regulation U issued by the Board of Governors of the Federal Reserve System, now or hereafter in effect.

§7.17. Certain Transactions. Except as disclosed in the Disclosure Documents prior to the Effective Date, and except for arm’s length transactions pursuant to which the Borrower or any Subsidiary makes payments in the ordinary course of business, none of the officers, directors, or employees or any other affiliate of the Borrower or any Subsidiary are presently or shall be a party to any transaction with the Borrower or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower or any Subsidiary, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

§8. NEGATIVE COVENANTS OF THE BORROWER. The Borrower agrees that, so long as any Obligation or Letter of Credit is outstanding or the Banks have any obligation to make Loans or any Issuing Bank has any obligation to issue, extend or renew any Letter of Credit hereunder, or the Banks have any obligation to reimburse any Issuing Bank for drawings honored under any Letter of Credit, it shall, and shall cause its Subsidiaries to, comply with the following covenants:

§8.1. Restrictions on Indebtedness. The Borrower will not permit any of its Subsidiaries to create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Indebtedness, or to become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any Indebtedness, in each case, of any other Person other than the Borrower or any of its Subsidiaries, other than:

(a) Indebtedness of the Borrower’s Subsidiaries listed in Schedule 8.1(a), any extension, renewal or refinancing of such Indebtedness and any additional bonds issued and Capital Leases entered into from time to time after the Effective Date; provided that (i) if such Indebtedness is an extension, renewal or refinancing of existing Indebtedness, the terms and conditions of any such extensions, renewals or refinancings shall not increase the relative priority of such Indebtedness over the priority of the original Indebtedness, and (ii) in no event shall the aggregate outstanding principal amount of Indebtedness permitted by this §8.1(a) exceed the aggregate principal amount of the Indebtedness listed on Schedule 8.1(a) that is outstanding on the Effective Date (plus transaction costs, including premiums and fees, related thereto); and

(b) other Indebtedness of the Borrower’s Subsidiaries (other than of the Guarantor) provided that the sum (without duplication) of (i) the aggregate outstanding principal amount of Indebtedness permitted under this §8.1(b), plus (ii) the aggregate outstanding principal amount of secured Indebtedness of the Borrower and its Subsidiaries permitted under subsections (k), (l) and (m) of the definition of “Permitted Liens”, plus (iii) the aggregate amount of Indebtedness with respect to outstanding Permitted Receivables Transactions (determined in accordance with the proviso to the definition of “Indebtedness”), shall not exceed 15% of Consolidated Tangible Assets at any time.

§8.2. Restrictions on Liens. The Borrower will not, and will cause its Subsidiaries not to, create or incur or suffer to be created or incurred or to exist any Lien of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except for Permitted Liens.

The Borrower and the Guarantor covenant and agree that if either of them or any of their Subsidiaries shall create or incur any Lien upon any of their respective properties or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent shall have been obtained from the Banks), the Borrower and the Guarantor will make or cause to be made effective provision whereby the Obligations and the Guaranteed Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as such other Indebtedness shall be so secured; provided that the covenants of the Borrower and the Guarantor contained in this sentence shall only be in effect for so long as the Borrower or the Guarantor shall be similarly obligated under any other Indebtedness; provided, further, that an Event of Default shall occur for so long as such other Indebtedness becomes secured notwithstanding any actions taken by the Borrower or the Guarantor to ratably secure the Obligations and the Guaranteed Obligations hereunder.

§8.3. Restrictions on Investments. Except to the extent provided in §8.4, neither the Borrower nor any Subsidiary may make or permit to exist or to remain outstanding any Investment, other than Investments in Cash Equivalents unless both before and after giving effect thereto (i) the Borrower and its Subsidiaries are in compliance with the covenants set forth in §§7, 8 and 9 hereof and (ii) there does not exist a Default or Event of Default and no Default or Event of Default would be created by the making of such Investment; provided that the aggregate amount of all Investments (excluding Investments in Cash Equivalents), does not exceed 15% of Consolidated Tangible Assets; and provided further that the ability of the Subsidiaries of the Borrower to incur any Indebtedness in connection with any Investment permitted by this §8.3 shall be governed by §8.1.

§8.4. Mergers, Consolidations, Sales.

(a) Neither the Borrower nor any Subsidiary shall be a party to any merger, consolidation or exchange of stock unless the Borrower shall be the surviving entity with respect to any such transaction to which the Borrower is a party and the Guarantor shall be the survivor of any merger with any other Subsidiary or a Subsidiary shall be the surviving entity (and continue to be a Subsidiary) with respect to any such transactions to which one or more Subsidiaries is a party (and the conditions set forth below are satisfied), or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership, membership or joint venture or other interest in, any other Person except as otherwise provided in §8.3 or this §8.4. Notwithstanding the foregoing, the Borrower and its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or joint venture or other interest in, any Person if the following conditions have been met: (i) the proposed transaction will not otherwise create a Default or an Event of Default hereunder; and (ii) the business to be acquired predominantly involves (A) the collection, transfer, hauling, disposal or recycling of solid waste or thermal soil remediation, or (B) other lines of businesses currently engaged in, or related, associated, complementary or supplementary thereto, whether from an operational, business, financial, technical or administrative standpoint; provided that the Borrower or its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership, membership or joint venture or other interest in, any Persons in unrelated businesses, not to exceed a total aggregate amount of $400,000,000 during the term of this Agreement.

Notwithstanding anything herein to the contrary, the ability of the Subsidiaries of the Borrower to incur any Indebtedness in connection with any transaction permitted pursuant to this §8.4 shall be governed by §8.1.

(b) Neither the Borrower nor any Subsidiary shall sell, transfer, convey or lease any assets or group of assets, including the sale or transfer of any property owned by the Borrower or any Subsidiary in order then or thereafter to lease such property or lease other property which the Borrower or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred, or sell or assign, with or without recourse, any receivables, except (i) transfers of real or personal property among Subsidiaries of the Borrower, (ii) so long as no Default or Event of Default has occurred and is continuing, or would result therefrom, sales of assets or pursuant to a sale-leaseback transaction; provided that any net cash proceeds from any such sale or sale-leaseback shall, within 180 days, either be used to pay down outstanding Loans under this Agreement or be reinvested by such Person in assets of the business of the Borrower and its Subsidiaries, used for working capital, invested in Investments in accordance with the provisions of §8.3 or used for other general corporate purposes, (iii) sales of accounts receivable (and contract rights, general intangibles or chattel paper related thereto) more than sixty (60) days past due sold or assigned in the ordinary course of collecting past due accounts, or (iv) pursuant to a Permitted Receivables Transaction.

§8.5. Restricted Distributions and Redemptions. Neither the Borrower nor any of its Subsidiaries will (a) declare or pay any Distributions, or (b) redeem, convert, retire or otherwise acquire shares of any class of its capital stock (other than in connection with a merger permitted by §8.4 hereof or conversion into another form of equity of any preferred shares of the Borrower existing as of the Effective Date pursuant to the terms thereof), unless at the time of such Distribution or redemption no Default or Event of Default exists or would be created hereunder. Notwithstanding the above, any Subsidiary may make Distributions to the Borrower and the Borrower agrees that neither the Borrower nor any Significant Subsidiary will enter into any agreement restricting Distributions from such Significant Subsidiary to the Borrower.

§8.6. Employee Benefit Plans. None of the Borrower, any of its Subsidiaries, or any ERISA Affiliate will:

(a) engage in any “prohibited transaction” within the meaning of §406 of ERISA or §4975 of the Code which could result in a material liability for the Borrower on a consolidated basis; or

(b) permit any Guaranteed Pension Plan to be in “at risk” status or subject to the notice and lien provisions described in §303 of ERISA, whether or not a minimum funding waiver has been granted; or

(c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or the Guarantor pursuant to §303 or §4068 of ERISA; or

(d) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of §4001 of ERISA), other than with respect to the Terminated Plans, of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any such Guaranteed Pension Plan with assets in excess of benefit liabilities.

The Borrower and its Subsidiaries will (i) promptly upon the request of any Bank or the Administrative Agent, furnish to the Banks a copy of the most recent actuarial statement required to be submitted under §103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, and (ii) promptly upon receipt or dispatch, furnish to the Banks any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under §§302, 303, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under §§4041A, 4202, 4219, 4242 or 4245 of ERISA.

§9. FINANCIAL COVENANTS OF THE BORROWER. The Borrower agrees that, so long as any Obligation or Letter of Credit is outstanding or the Banks have any obligation to make Loans or any Issuing Bank has any obligation to issue, extend or renew any Letter of Credit hereunder, or the Banks have any obligation to reimburse any Issuing Bank for drawings honored under any Letter of Credit, it shall comply with the following covenants:

§9.1. Interest Coverage Ratio. As of the end of any fiscal quarter of the Borrower, the Borrower will not permit the ratio of (a) EBIT for the four fiscal quarters then ending to (b) Consolidated Total Interest Expense for such period to be less than 2.75:1.00.

§9.2. Total Debt to EBITDA. As of the end of any fiscal quarter of the Borrower, the Borrower will not permit the ratio of (a) Total Debt to (b) EBITDA for the four fiscal quarters then ending to exceed (i) for each fiscal quarter of the Borrower ending before September 30, 2015, 3.75:1.00, and (ii) for each fiscal quarter of the Borrower ending on or after September 30, 2015, 3.50:1.00.

§10. CONDITIONS PRECEDENT.

§10.1. Conditions To Effectiveness. The effectiveness of this Agreement as an amendment and restatement of the Existing Credit Agreement shall be subject to the satisfaction of each of the following conditions precedent on or before July 30, 2013:

§10.1.1 Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Borrower and the Guarantor of the Loan Documents shall have been duly and effectively taken, and evidence thereof certified by authorized officers of the Borrower and the Guarantor and satisfactory to the Administrative Agent shall have been provided to the Banks.

§10.1.2 Loan Documents, Etc. Each of the Loan Documents and other documents listed on the closing agenda shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Majority Banks.

§10.1.3 Certified Copies of Charter Documents. The Banks shall have received from each of the Borrower and the Guarantor, certified by a duly authorized officer of such Person to be true and complete on the Effective Date, (a) its charter or other incorporation documents, (b) its by-laws and (c) good standing certificates and such foreign qualifications as may be requested by the Administrative Agent.

§10.1.4 Incumbency Certificate. The Banks shall have received an incumbency certificate, dated as of the Effective Date, signed by duly authorized officers of the Borrower and the Guarantor giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of the Borrower and the Guarantor; (b) to make Syndicated Loan Requests and Letter of Credit Requests; (c) to make Competitive Bid Quote Requests; and (d) to give notices and to take other action on the Borrower’s or the Guarantor’s behalf under the Loan Documents.

§10.1.5 Summary of Insurance. The Administrative Agent shall have received a summary of the insurance coverage of the Borrower and its Subsidiaries of the type described in §7.7.

§10.1.6 Opinion of Counsel. The Banks shall have received a favorable legal opinion from the Vice President and Assistant General Counsel of the Borrower and the Guarantor addressed to the Banks, dated the Effective Date, in form and substance satisfactory to the Administrative Agent, and a favorable legal opinion of McGuireWoods LLP, special New York counsel to the Administrative Agent, dated the Effective Date, as to the validity and binding effect of this Agreement.

§10.1.7 Satisfactory Financial Condition. Other than as disclosed in the Disclosure Documents, no material adverse change shall have occurred in the financial condition, results of operations, business, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, since the Balance Sheet Date.

§10.1.8 Payment of Closing Fees. The Borrower shall have paid the agreed-upon closing fees to the Administrative Agent and Banks.

§10.1.9 Closing Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, dated as of the Effective Date, stating that, as of such date (a) the representations and warranties set forth herein and in the other Loan Documents are true and correct, and (b) no Default or Event of Default has occurred and is continuing.

§10.1.10 USA Patriot Act. The Borrower shall have delivered all documentation and other information that the Administrative Agent or any Bank requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

Without limiting the generality of the provisions of the last paragraph of §15.2, for purposes of determining compliance with the conditions specified in this §10, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Effective Date specifying its objection thereto.

§11. CONDITIONS TO ALL LOANS. The obligations of the Banks to make or continue for an additional Interest Period in accordance with §2.7 any Loan and the obligation of any Issuing Bank to issue, extend, or renew any Letter of Credit at the time of and subsequent to the Effective Date is subject to the following conditions precedent:

§11.1. Representations True. The Borrower shall have certified to the Administrative Agent and the Banks that each of the representations and warranties of the Borrower and the Guarantor (as applicable) contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement, other than the representation and warranty in §6.5 hereof, is true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension, or renewal of any Letter of Credit, as applicable, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which either individually or in the aggregate do not result in a Material Adverse Effect, and to the extent that such representations and warranties relate expressly and solely to an earlier date).

§11.2. Performance; No Event of Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it prior to or at the time of the making of any Loan or the issuance, extension or renewal of any Letter of Credit, and at the time of the making of any Loan or the issuance, renewal or extension of any Letter of Credit there shall exist no Default or Event of Default or condition which would result in a Default or an Event of Default upon consummation of such Loan or issuance, extension, or renewal of any Letter of Credit, as applicable. Each request for a Loan or for issuance, extension or renewal of a Letter of Credit shall constitute certification by the Borrower that the condition specified in this §11.2 will be duly satisfied on the date of such Loan or Letter of Credit issuance, extension or renewal.

§11.3. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement shall have been taken and all documents incident thereto shall have been delivered to the Banks as of the date of the making of any extension of credit in substance and in form satisfactory to the Banks, including without limitation a Syndicated Loan Request or a Letter of Credit Request and the Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

§12. EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT.

§12.1. Events of Default and Acceleration. If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, “Defaults”) shall occur:

(a) if the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b) if the Borrower shall fail to pay any interest or fees or other amounts owing hereunder (other than those specified in subsection (a) above) within five (5) Business Days after the same shall become due and payable whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

(c) if the Borrower shall fail to comply with any of the covenants contained in §§7.4, 7.5, 7.15, 7.16, 8 and 9 hereof;

(d) if the Borrower shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in subsections (a), (b), and (c) above) and such failure shall not be remedied within 30 days after written notice of such failure shall have been given to the Borrower by the Administrative Agent or any of the Banks;

(e) if any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or repeated;

(f) if the Borrower or any of its Subsidiaries shall fail to pay when due, or within any applicable period of grace, any Indebtedness or obligations under Swap Contracts in an aggregate amount greater than $75,000,000, or fail to observe or perform any material term, covenant or agreement contained in any one or more agreements by which it is bound, evidencing or securing any Indebtedness or obligations under Swap Contracts in an aggregate amount greater than $75,000,000 for such period of time as would permit, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or terminate its commitment with respect thereto;

(g) if the Borrower, the Guarantor or any Significant Subsidiary makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower, the Guarantor or any Significant Subsidiary, or of any substantial part of the assets of the Borrower, the Guarantor or any Significant Subsidiary or commences any case or other proceeding relating to the Borrower, the Guarantor or any Significant Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against the Borrower, the Guarantor or any Significant Subsidiary or the Borrower, the Guarantor or any Significant Subsidiary indicates its approval thereof, consent thereto or acquiescence therein;

(h) if a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or the Guarantor or any Significant Subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or the Guarantor or any Significant Subsidiary in an involuntary case under federal bankruptcy laws of any jurisdiction as now or hereafter constituted;

(i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any Subsidiary which, with other outstanding final judgments against the Borrower and its Subsidiaries, exceeds in the aggregate $50,000,000 after taking into account any undisputed insurance coverage;

(j) if, with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any Subsidiary to the PBGC or such Plan in an aggregate amount exceeding $50,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the partial or complete termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall have been appointed by the appropriate United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Plan;

(k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, the Guarantor, or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

(l) if any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more of the outstanding shares of common voting stock of the Borrower; or during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the board of directors of the Borrower;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower, declare all amounts owing with respect to this Agreement and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration to the extent permitted by law or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in §12.1(g) or 12.1(h) with respect to the Borrower or the Guarantor, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Bank. Upon demand by the Majority Banks after the occurrence of any Event of Default, the Borrower shall immediately provide to the Administrative Agent cash in an amount equal to the aggregate Maximum Drawing Amount to be held by the Administrative Agent as collateral security for the Reimbursement Obligations.

§12.2. Termination of Commitments. If any Event of Default pursuant to §§ 12.1(g) or 12.1(h) hereof shall occur with respect to the Borrower or the Guarantor, any unused portion of the Total Commitment hereunder shall forthwith terminate and the Banks and the Issuing Banks shall be relieved of all obligations to make Loans or to issue, extend or renew Letters of Credit hereunder; or if any other Event of Default shall occur, the Majority Banks may by notice to the Borrower terminate the unused portion of the Total Commitment hereunder, and, upon such notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Banks and the Issuing Banks shall be relieved of all further obligations to make Loans or to issue, extend or renew Letters of Credit hereunder. No termination of any portion of the Total Commitment hereunder shall relieve the Borrower of any of its existing Obligations to the Banks, the Issuing Banks or the Administrative Agent hereunder or elsewhere.

§12.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans and other Obligations pursuant to §12.1, each Bank, upon notice to the other Banks, if owed any amount with respect to the Loans or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including, without limitation, as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of such Bank, any recovery being subject to the terms of §29 hereof. No remedy herein conferred upon any Bank or the Administrative Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

§13. SETOFF. During the continuance of an Event of Default, any deposits or other sums credited by or due from any Bank to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Banks or the Administrative Agent. Any amounts set off with respect to the Obligations shall, except to the extent §5.14 applies, be distributed ratably in accordance with §29 among all of the Banks by the Bank setting off such amounts. If any Bank fails to share such setoff ratably, the Administrative Agent shall have the right to withhold such Bank’s share of the Borrower’s payments until each of the Banks shall have, in the aggregate, received a pro rata repayment.

§14. EXPENSES. Whether or not the transactions contemplated herein shall be consummated, the Borrower hereby promises to reimburse the Administrative Agent and the Lead Arrangers for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys’ fees) incurred or expended in connection with the syndication, preparation, filing or recording, or interpretation of this Agreement, the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof. The Borrower further promises to reimburse the Administrative Agent and the Banks for all reasonable out-of-pocket fees and disbursements (including all reasonable legal fees and the allocable cost of in-house attorneys’ fees) incurred or expended in connection with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrower hereunder or under any other Loan Document, or in connection with any litigation, proceeding or dispute hereunder in any way related to the credit hereunder. The Borrower also promises to pay the Administrative Agent all reasonable out-of-pocket fees and disbursements, incurred or expended in connection with the Competitive Bid Loan procedure under §4 hereof.

§15. THE AGENTS.

§15.1. Authorization and Action. Each Bank hereby irrevocably appoints Bank of America as Administrative Agent hereunder and authorizes Bank of America to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Documents, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks (or, when expressly required hereby, all of the Banks), and such instructions shall be binding upon all Banks; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or the other Loan Documents or applicable law.

§15.2. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any of the Banks for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable to the Banks for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its affiliates in any capacity; (iv) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Loan Documents; (v) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of the Borrower or the Guarantor (or as to the contents of any certificate, report or other document delivered hereunder or thereunder) or to inspect the property (including the books and records) of the Borrower or the Guarantor or any of their Subsidiaries, and shall not be deemed to have knowledge or notice of any Default or Event of Default unless and until it shall have received, at its office specified in §22, a notice describing the same and entitled “Notice of Default”; (vi) shall not be responsible to any Bank for the due execution (other than its own), legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any related agreement, instrument or document furnished pursuant hereto; and (vii) shall incur no liability to the Banks under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Bank or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Bank or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Bank or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.

§15.3. Bank of America and Affiliates. With respect to its Commitment, Bank of America shall have the same rights and powers under this Agreement and under the other Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent, and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include Bank of America in its individual capacity. Bank of America and its Bank Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, the Guarantor, any of their Subsidiaries and any Person who may do business with or own securities of the Borrower, the Guarantor, or any such Subsidiary, all as if Bank of America were not the Administrative Agent and without any duty to account therefor to the Banks. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. To the extent any such rights or powers are delegated to a sub-agent, the Administrative Agent shall remain responsible for such sub-agent’s performance or exercise of such duties, rights and powers; provided, that the exculpatory provisions of this Agreement (including the provisions in §15) shall apply to any such sub-agent.

§15.4. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in §6.4 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

§15.5. Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective amounts of their Commitments as most recently in effect at the time such indemnity is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct or from a material breach by the Administrative Agent of its obligations under this Agreement or under any other Loan Document, as determined by a court of competent jurisdiction. Without limiting the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share as aforesaid of any reasonable out of pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

§15.6. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent that, unless a Default or Event of Default shall have occurred and then be continuing, is reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 45 days after the retiring Administrative Agent’s giving of notice of resignation or the Majority Banks’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank, financial institution, trust company or similar entity regularly engaged in the business of administering syndicated loans and which successor Administrative Agent shall be organized under the laws of the United States of America or of any State thereof and have total assets of at least $1,000,000,000; provided that if the Administrative Agent shall notify the Borrower and the Banks that no such qualifying Person has accepted such appointment, then (x) such resignation shall nonetheless become effective in accordance with such notice and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (y) the Borrower may appoint a successor Administrative Agent to act until replaced by a successor Administrative Agent that is appointed by the Majority Banks (which successor Administrative Agent appointed by the Borrower shall be a commercial bank, financial institution, trust company or similar entity regularly engaged in the business of administering syndicated loans that is organized under the laws of the United States of America or of any State thereof and have total assets of at least $1,000,000,000). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents (if not already discharged therefrom as provided above in this Section). After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this §15 and §16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

§15.7. Lead Arrangers, Etc. The parties identified on the cover hereof as Lead Arrangers and Joint Bookrunners, Documentation Agents and Co- Documentation Agents shall have no obligations or liabilities under this Agreement and the other Loan Documents.

§15.8. Documents. The Administrative Agent will forward to each Bank, promptly after receipt thereof, a copy of each notice or other document furnished to the Administrative Agent for such Bank hereunder; provided, however, that, notwithstanding the foregoing, the Administrative Agent may furnish to the Banks a monthly summary with respect to Letters of Credit issued hereunder in lieu of copies of the related Letter of Credit Applications.

§15.9. Action by the Banks, Consents, Amendments, Waivers, Etc. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Bank in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Banks hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower or the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Bank or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b) Except as otherwise provided in §3.1(a) hereof with respect to Schedule 3.1, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Banks or by the Borrower and the Administrative Agent with the consent of the Majority Banks; provided that no such agreement shall (i) increase the Commitment of any Bank without the written consent of such Bank; (ii) reduce the principal amount of any Loan or Reimbursement Obligations, or reduce the rate of interest on the Loans or reduce any fees payable hereunder, without the written consent of each Bank affected thereby; (iii) postpone the date of any payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Bank affected thereby; (iv) release the Borrower from its Obligations or the Guarantor from its Guaranteed Obligations hereunder without the written consent of each Bank; (v) modify §29(a) without the written consent of each Bank; or (vi) change any of the provisions of this §15.9 or any provision of this Agreement requiring action by all the Banks, or the percentage of Banks constituting “Majority Banks”, without the written consent of each Bank; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swing Line Bank or any Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Swing Line Bank or the Issuing Banks, as the case may be. Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Banks or each affected Bank may be effected with the consent of the applicable Banks other than Defaulting Banks), except that (x) the Commitment of any Defaulting Bank may not be increased or extended without the consent of such Bank and (y) any waiver, amendment or modification requiring the consent of all Banks or each affected Bank that by its terms affects any Defaulting Bank disproportionately adversely than other affected Banks shall require the consent of such Defaulting Bank.

§16. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Banks, the Issuing Banks, the Lead Arrangers and the Administrative Agent and their affiliates, as well as their and their affiliates’ shareholders, directors, agents, officers, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutorily created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from the gross negligence or willful misconduct of such indemnified party or a material breach of the obligations of such indemnified party under this Agreement or under any other Loan Document, as determined by a court of competent jurisdiction. In any investigation, enforcement matter, proceeding or litigation, or the preparation therefor, the Banks, the Issuing Banks, the Lead Arrangers and the Administrative Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel (including the non-duplicative allocated cost of internal counsel), and settlement costs. In the event of the commencement of any such proceeding or litigation against the Banks or Administrative Agent by third parties, the Borrower shall be entitled to participate in such proceeding or litigation with counsel of their choice at their expense. In the case of an investigation, litigation or proceeding to which the indemnity in this §16 applies, such indemnity shall be effective, subject to the limitations herein, whether or not such investigation, litigation or proceeding is brought by the Borrower, the Borrower’s equityholders, affiliates or creditors or such an indemnified party, whether or not such indemnified party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The covenants of this §16 shall survive payment or satisfaction of payment of amounts owing with respect to any Note or the Loans and satisfaction of all the Obligations hereunder and under the Loan Documents, IT BEING THE INTENT OF THE PARTIES HERETO THAT ALL SUCH INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR ORDINARY SOLE, COMPARATIVE OR CONTRIBUTORY NEGLIGENCE. WITHOUT LIMITATION OF THE FOREGOING, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY IN RESPECT OF ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ASSERTED BY SUCH OTHER PARTY WITH RESPECT TO THE MATTERS CONTEMPLATED BY THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY USE MADE OR TO BE MADE WITH THE PROCEEDS OF ANY CREDIT EXTENSION HEREUNDER OR THEREUNDER.

§17. WITHHOLDING TAXES. The Borrower hereby agrees that:

(a) Any and all payments made by the Borrower hereunder shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, fees, duties, imposts, deductions, charges or withholdings of any nature whatsoever, excluding, in the case of each of the Administrative Agent and each of the Banks (including, without limitation, the Issuing Banks), (i) taxes imposed on, or measured by, its net income or profits, (ii) franchise taxes imposed on it, (iii) taxes imposed by any jurisdiction as a direct consequence of it, or any of its affiliates, having a present or former connection with such jurisdiction, including, without limitation, being organized, existing or qualified to do business, doing business or maintaining a permanent establishment or office in such jurisdiction, (iv) taxes imposed by reason of its failure to comply with any applicable certification, identification, information, documentation or other reporting requirement, and (v) any United States Federal withholding taxes imposed under FATCA (all such non-excluded taxes being hereinafter referred to as “Indemnifiable Taxes”). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Indemnifiable Taxes pursuant to any applicable law, or governmental rule or regulation, then the Borrower will (i) direct to the relevant taxing authority the full amount required to be so withheld or deducted, (ii) forward to the Administrative Agent for delivery to the applicable Bank an official receipt or other documentation satisfactory to the Administrative Agent and the applicable Bank evidencing such payment to such taxing authority, and (iii) direct to the Administrative Agent for the account of the relevant Banks such additional amount or amounts as is necessary to ensure that the net amount actually received by each relevant Bank will equal the full amount such Bank would have received had no such withholding or deduction (including any Indemnifiable Taxes on such additional amounts) been required. Moreover, if any Indemnifiable Taxes are directly asserted against the Administrative Agent or any Bank with respect to any payment received by the Administrative Agent or such Bank by reason of the Borrower’s failure to properly deduct and withhold such Indemnifiable Taxes from such payment, the Administrative Agent or such Bank may pay such Indemnifiable Taxes and the Borrower will promptly pay all such additional amounts (including any penalties, interest or reasonable expenses) as is necessary in order that the net amount received by such Person after the payment of such Indemnifiable Taxes (including any Indemnifiable Taxes on such additional amount) shall equal the amount such Person would have received had not such Indemnifiable Taxes been asserted; provided that the Administrative Agent or such Bank, as the case may be, agrees to use commercially reasonable efforts, at the expense of the Borrower, to contest or otherwise challenge such Indemnifiable Taxes if the Administrative Agent or such Bank, as applicable, determines in good faith that a reasonable basis exists to do so. Any such payment shall be made promptly after the receipt by the Borrower from the Administrative Agent or such Bank, as the case may be, of a written statement setting forth in reasonable detail the amount of the Indemnifiable Taxes and the basis of the claim.

(b) The Borrower shall pay any present or future stamp or documentary taxes or any other excise or any other similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”).

(c) The Borrower hereby indemnifies and holds harmless the Administrative Agent and each Bank for the full amount of Indemnifiable Taxes or Other Taxes (including, without limitation, any Indemnifiable Taxes or Other Taxes imposed on amounts payable under this §17) paid by the Administrative Agent or such Bank, as the case may be, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, by reason of the Borrower’s failure to properly deduct and withhold Indemnifiable Taxes pursuant to paragraph (a) above or to properly pay Other Taxes pursuant to paragraph (b) above. Any indemnification payment from the Borrower under the preceding sentence shall be made promptly after receipt by the Borrower from the Administrative Agent or Bank of a written statement setting forth in reasonable detail the amount of such Indemnifiable Taxes or such Other Taxes, as the case may be, and the basis of the claim.

(d) If the Borrower pays any amount under this §17 to the Administrative Agent or any Bank and such payee knowingly receives a refund or tax credit in respect of any taxes with respect to which such amount was paid, the Administrative Agent or such Bank, as the case may be, shall remit to the Borrower, promptly following the receipt thereof by such payee, an amount equal to the amount determined by such payee to be equal to the amount of any net reduction in taxes actually obtained by such payee and determined by it to be allocable to such refund or credit; provided, that the decision as to whether or not to claim any such refund or credit, and as to the amount and allocation of any such refund or credit so claimed, shall be made by each such payee in its sole and absolute discretion; and provided, further, that nothing herein shall be deemed to obligate any Bank or the Administrative Agent to disclose to the Borrower or the Guarantor its tax returns or any information regarding its tax affairs.

(e) In the event any taxing authority notifies the Borrower or the Guarantor that any of them has improperly failed to deduct or withhold any taxes (other than Indemnifiable Taxes) from a payment made hereunder to the Administrative Agent or any Bank, the Borrower shall timely and fully pay such taxes to such taxing authority.

(f) The Administrative Agent or the Banks shall, upon the request of the Borrower, take reasonable measures to avoid or mitigate the amount of Indemnifiable Taxes required to be deducted or withheld from any payment made hereunder if such measures can be taken without such Person in its sole judgment suffering any legal, regulatory or economic disadvantage.

(g) Without prejudice to the survival of any other agreement of the parties hereunder, the agreements and obligations of the Borrower contained in this §17 shall survive the payment in full of the Obligations.

§18. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

§18.1. Confidentiality. Each of the Banks and the Administrative Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this §18, or becomes available to any of the Banks or the Administrative Agent on a nonconfidential basis from a source other than the Borrower, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Administrative Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or any of its affiliates or the Administrative Agent or any self-regulatory body in which any of such Persons participates, or to auditors or accountants, (e) to the Administrative Agent, any Bank or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Banks, the Administrative Agent or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Bank Affiliate of any Bank or the Administrative Agent, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Agreement or any other Loan Document or to any credit insurance provider relating to the Borrower and its Obligations so long as such assignee, participant, counterparty or credit insurance provider, as the case may be, agrees to be bound by the provisions of §18.1, or (i) with the consent of the Borrower.

§18.2. Prior Notification. Unless specifically prohibited by applicable law or court order, each of the Banks and the Administrative Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

§18.3. Other. In no event shall any Bank or the Administrative Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by the Borrower or any of its Subsidiaries. The obligations of each Bank under this §18 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

§19. SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or the Guarantor pursuant hereto shall be deemed to have been relied upon by the Banks, the Issuing Banks and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by them, and shall survive the making by the Banks of the Loans and the issuance, extension or renewal of any Letters of Credit by any Issuing Bank, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Obligation, or any Letter of Credit remains outstanding and unpaid or any Bank has any obligation to make any Loans or any Issuing Bank has any obligation to issue, extend, or renew any Letters of Credit hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

§20. ASSIGNMENT AND PARTICIPATION. It is understood and agreed that each Bank shall have the right to assign at any time all or a portion of its Commitment Percentage and interests in the risk relating to the Loans, outstanding Letters of Credit and its Commitment hereunder in an amount equal to or greater than (unless otherwise agreed to by the Borrower and the Administrative Agent) $5,000,000 (or, if a Bank’s Commitment is less than $5,000,000, in a minimum amount equal to such Bank’s Commitment; provided that prior to any Commitment reductions pursuant to §2.3.1, such Bank’s Commitment was at least $5,000,000), to additional banks, other financial institutions or Bank Affiliates (other than Defaulting Banks) with the prior written approval of the Administrative Agent, the Swing Line Bank and each Issuing Bank and, so long as no Event of Default has occurred and is continuing, the consent of the Borrower (provided that (i) the Borrower’s consent shall not be required in the case of an assignment by a Bank to any other Bank, any Bank Affiliate of any Bank or any Approved Fund of any Bank and (ii) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof), which approvals shall not be unreasonably withheld. Any Bank may at any time, and from time to time, assign to any branch, lending office, or Bank Affiliate all or any part of its rights and obligations under the Loan Documents by notice to the Administrative Agent and the Borrower. It is further agreed that each bank or other financial institution which executes and delivers to the Administrative Agent and the Borrower hereunder an Assignment and Assumption substantially in the form of Exhibit E hereto, or such other form approved by the Administrative Agent (an “Assignment and Assumption”) together with an assignment fee in the amount of $3,500 payable by the assigning Bank to the Administrative Agent, shall, on the date specified in such Assignment and Assumption, become a party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents, and its portion of the Commitment, the Loans and Letters of Credit shall be as set forth in such Assignment and Assumption; provided, that the Administrative Agent may, in its sole discretion, elect to waive such assignment fee. The Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights (except for indemnity rights arising out of the period prior to such assignment) and be released from its obligations under this Agreement and the other Loan

Documents; provided that no assignment by a Defaulting Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank. In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Syndicated Loans previously requested but not funded by the Defaulting Bank, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Administrative Agent, the Issuing Banks or any Bank hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Syndicated Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Bank for all purposes of this Agreement until such compliance occurs. Upon the execution and delivery of such Assignment and Assumption (a) to the extent applicable, the Borrower shall issue Notes (and replacement Notes) or the Administrative Agent shall make appropriate entries on the applicable loan account(s) to reflect such assignment of Loan(s); and (b) this Agreement and Schedule 1 shall be deemed to be appropriately amended to reflect (i) the status of the bank, financial institution or Bank Affiliate as a party hereto and (ii) the status and rights of the Banks hereunder. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment Percentages of, and principal amounts (and stated interest) of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

Each Bank shall also have the right to grant participations to one or more banks, other financial institutions or Bank Affiliates (other than Defaulting Banks) in its Commitment, the Loans and outstanding Letters of Credit. The documents evidencing any such participation shall limit such participating bank’s, financial institution’s or Bank Affiliate’s, voting rights with respect to this Agreement to the matters set forth in §15.9(b)(i) – (v) and §15.9(b)(vi); and each such participant shall be entitled to the benefit of §5.5 hereof to the extent of its participation, subject to the limitations set forth therein. Each Bank that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under §5f.103-1(c) of the United States Treasury Regulations.

Notwithstanding the foregoing, no assignment or participation shall (a) be made to the Borrower or any of its affiliates, a Defaulting Bank or any of its Subsidiaries or a natural person or (b) operate to increase the Total Commitment hereunder or otherwise alter the substantive terms of this Agreement, and no Bank which retains a Commitment hereunder shall have a Commitment of less than $5,000,000, except as a result of reductions in the Total Commitment pursuant to §2.3 hereof.

Anything contained in this §20 to the contrary notwithstanding, any Bank may at any time pledge or assign a security interest in all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or under any of the other Loan Documents or substitute any such pledgee or assignee for such Bank as a party hereto or thereto.

The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree to be bound by §18 hereof.

Notwithstanding anything to the contrary contained herein, if at any time a Bank that is an Issuing Bank or the Swing Line Bank assigns all of its Commitment and Syndicated Loans pursuant to this §20, such Bank may, (i) upon 45 days’ notice to the Borrower and the Banks, resign as an Issuing Bank and/or (ii) upon 45 days’ notice to the Borrower, resign as the Swing Line Bank. In the event of any such resignation as Issuing Bank or Swing Line Bank, the Borrower shall be entitled to appoint from among the Banks a successor Issuing Bank or Swing Line Bank hereunder; provided, however, that (x) no failure by the Borrower to appoint any such successor shall affect the resignation of the Bank that has elected to resign as Issuing Bank or Swing Line Bank, as the case may be, and (y) any such appointment of a successor Issuing Bank or Swing Line Bank must be acceptable to the Bank appointed to act in such capacity. If a Bank resigns as Issuing Bank, it shall retain the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all Reimbursement Obligations with respect thereto (including the right to require the Banks to make Base Rate Syndicated Loans pursuant to §3.2(a) or fund Letter of Credit Participations pursuant to §3.1(c)). If a Bank resigns as the Swing Line Bank, it shall retain all the rights of the Swing Line Bank provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation (including the right to require the Banks to make Base Rate Syndicated Loans or fund risk participations in outstanding Swing Line Loans pursuant to §2.11). Upon the appointment of a successor Issuing Bank and/or Swing Line Bank in accordance with the foregoing, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing

Bank or Swing Line Bank, as the case may be, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit issued by the resigning Issuing Bank, if any, that are outstanding at the time such resignation occurs or make other arrangements satisfactory to the resigning Issuing Bank to effectively assume the obligations of such resigning Issuing Bank with respect to such Letters of Credit.

§21. PARTIES IN INTEREST. All the terms of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided, that neither the Borrower nor the Guarantor shall assign or transfer its rights or obligations hereunder or thereunder without the prior written consent of each of the Banks.

§22. NOTICES, ETC.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, an Issuing Bank or the Swing Line Bank, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 22; and

(ii) if to any other Bank, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Bank on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and the other Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing,

Borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent pursuant to procedures approved by the Administrative Agent. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement but only to the extent requested by the Administrative Agent. Unless the Administrative Agent otherwise prescribes, (i) Communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) Communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Borrower further agrees that (i) the Administrative Agent and/or the Lead Arrangers may make the Communications and/or information provided by or on behalf of the Borrower hereunder available to the Banks by posting the Communications and such other information on SyndTrak, Intralinks or a substantially similar electronic transmission system (the “Platform”) and (ii) certain of the Banks (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Communications and such other information that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking such Communications and other information “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the Issuing Banks and the Banks to treat such Communications and other information as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Communications and other information subject to §18.1, they shall be treated as set forth in §18.1); (y) all Communications and other information marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Communications and other information that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, AN WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR MATERIAL BREACH; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL ANY AGENT PARTY HAVE ANY LIABILITY TO THE BORROWER, ANY BANK, ANY ISSUING BANK OR ANY OTHER PERSON FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES).

(e) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Agreement. Each Bank agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Bank for purposes of this Agreement. Each Bank agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Bank’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

(f) Nothing herein shall prejudice the right of the Administrative Agent or any Bank to give any notice or other communication pursuant to this Agreement in any other manner specified herein.

§23. MISCELLANEOUS. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Banks, the Issuing Banks or the Administrative Agent would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Agreement, to the extent signed and delivered by means of a facsimile machine or other electronic imaging means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or other electronic imaging means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic imaging means as a defense to the formation of a contract and each party forever waives such defense. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

§24. CONSENTS, ETC. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in this §24, subject to the provisions of §15.9. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by the Banks may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantor of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the Majority Banks. To the extent permitted by law, no course of dealing or delay or omission on the part of any of the Banks, the Issuing Banks or the Administrative Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower or the Guarantor shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

§25. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, THE BORROWER AND THE GUARANTOR HEREBY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER AND THE GUARANTOR EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK, ANY ISSUING BANK, THE ADMINISTRATIVE AGENT OR ANY AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK, SUCH ISSUING BANK, THE ADMINISTRATIVE AGENT OR SUCH AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT, THE BANKS, AND THE ISSUING BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BECAUSE OF, AMONG OTHER THINGS, THE BORROWER’S AND THE GUARANTOR’S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

§26. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW §5-1401, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE BORROWER AND THE GUARANTOR CONSENT AND AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER IN ACCORDANCE WITH LAW AT THE ADDRESS SPECIFIED IN §22. THE BORROWER AND THE GUARANTOR HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

§27. SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction. Without limiting the foregoing provisions of this §27, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Banks shall be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, as determined in good faith by the Administrative Agent, the Issuing Banks or the Swing Line Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

§28. GUARANTY.

§28.1. Guaranty. For value received and hereby acknowledged and as an inducement to the Banks and the Issuing Banks to make the Loans available to the Borrower, and issue, extend or renew Letters of Credit for the account of the Borrower, the Guarantor hereby unconditionally and irrevocably guarantees (a) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing whether for principal, interest, fees, expenses or otherwise, and (b) the strict performance and observance by the Borrower of all agreements, warranties and covenants applicable to the Borrower in the Loan Documents and (c) the obligations of the Borrower under the Loan Documents (such Obligations collectively being hereafter referred to as the “Guaranteed Obligations”).

§28.2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank, any Issuing Bank or the Administrative Agent with respect thereto. The liability of the Guarantor under the guaranty granted under this Agreement with regard to the Guaranteed Obligations shall be absolute and unconditional irrespective of:

(a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Agreement or any other Loan Document (with regard to such Guaranteed Obligations);

(b) any release or amendment or waiver of or consent to departure from any other guaranty for all or any of its Guaranteed Obligations;

(c) any change in ownership of the Borrower;

(d) any acceptance of any partial payment(s) from the Borrower or the Guarantor; or

(e) any other circumstance whatsoever which might otherwise constitute a defense available to, or a discharge of, a guarantor or surety or the Borrower in respect of its Obligations under any Loan Document.

The guaranty under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Banks, the Issuing Banks or the Administrative Agent upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

§28.3. Effectiveness; Enforcement. The guaranty under this Agreement shall be effective and shall be deemed to be made with respect to each Loan and each Letter of Credit as of the time it is made, issued or extended, or becomes a Letter of Credit under this Agreement, as applicable. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of the Borrower, and no defect in or insufficiency or want of powers of the Borrower or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such guaranty. The guaranty under this Agreement is a continuing guaranty and shall (a) survive any termination of this Agreement, and (b) remain in full force and effect until payment in full of, and performance of, all Guaranteed Obligations and all other amounts payable under this Agreement. The guaranty under this Agreement is a guaranty of payment (and not of collection) made for the benefit of the Administrative Agent, the Issuing Banks and the Banks and their successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Administrative Agent, the Issuing Banks or the Banks first to exercise any rights against the Borrower, or to resort to any other source or means of obtaining payment of any of the said obligations or to elect any other remedy.

§28.4. Waiver. Except as otherwise specifically provided in any of the Loan Documents, the Guarantor hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, notice of acceptance and any other notice with respect to any of its Guaranteed Obligations and the guaranty under this Agreement and any requirement that the Banks, the Issuing Banks or the Administrative Agent protect, secure, perfect any security interest or Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person. The Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of its Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

§28.5. Expenses. The Guarantor hereby promises to reimburse (a) the Administrative Agent for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys’ fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of the guaranty under this Agreement, the other Loan Documents or any amendment, modification, approval, consent or waiver hereof or thereof, and (b) the Administrative Agent, the Issuing Banks and the Banks and their respective affiliates for all reasonable out-of-pocket fees and disbursements (including reasonable attorneys’ fees), incurred or expended in connection with the enforcement of its Guaranteed Obligations (whether or not legal proceedings are instituted). The Guarantor will pay any taxes (including any interest and penalties in respect thereof) other than the Banks’ taxes based on overall income or profits, payable on or with respect to the transactions contemplated by the guaranty under this Agreement, the Guarantor hereby agreeing jointly and severally to indemnify each Bank with respect thereto.

§28.6. Concerning Joint and Several Liability of the Guarantor.

(a) The Guarantor hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the Borrower, with respect to the payment and performance of all of its Guaranteed Obligations (including, without limitation, any Guaranteed Obligations arising under this §28), it being the intention of the parties hereto that all such Guaranteed Obligations shall be the joint and several Guaranteed Obligations of the Guarantor and the Borrower without preferences or distinction among them.

(b) If and to the extent that the Borrower shall fail to make any payment with respect to any of its Obligations as and when due or to perform any of its Guaranteed Obligations in accordance with the terms thereof, then in each such event the Guarantor will make such payment with respect to, or perform, such Guaranteed Obligation.

(c) The Guaranteed Obligations of the Guarantor under the provisions of this §28 constitute full recourse obligations of the Guarantor enforceable against the Guarantor to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

(d) Except as otherwise expressly provided in this Agreement, the Guarantor hereby waives notice of acceptance of its joint and several liability, notice of any Loans made, or Letters of Credit issued under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent, the Issuing Banks or the Banks under or in respect of any of the Guaranteed Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. The Guarantor hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Guaranteed Obligations, the acceptance of any payment of any of the Guaranteed Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent, the Issuing Banks or the Banks at any time or times in respect of any Default or Event of Default by the Borrower or the Guarantor in the performance or satisfaction of any term, covenant, condition or provision of this Agreement or any other Loan Document, any and all other indulgences whatsoever by the Administrative Agent, the Issuing Banks or the Banks in respect of any of the Guaranteed Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Guaranteed Obligations or the addition, substitution or release, in whole or in part, of the Borrower or the Guarantor. Without limiting the generality of the foregoing, the Guarantor assents to any other action or delay in acting or failure to act on the part of the Banks, the Issuing Banks or the Administrative Agent with respect to the failure by the Borrower or the Guarantor to comply with its respective Obligations or Guaranteed Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this §28, afford grounds for terminating, discharging or relieving the Guarantor, in whole or in part, from any of the Guaranteed Obligations under this §28, it being the intention of the Guarantor that, so long as any of the Guaranteed Obligations hereunder remain unsatisfied, the Guaranteed Obligations of the Guarantor under this §28 shall not be discharged except by performance and then only to the extent of such performance. The Guaranteed Obligations of the Guarantor under this §28 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to the Borrower or the Guarantor or the Banks, the Issuing Banks or the Administrative Agent. The joint and several liability of the Guarantor hereunder shall continue in full force and effect notwithstanding any absorption, merger, consolidation, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of the Borrower or the Guarantor, the Banks, the Issuing Banks or the Administrative Agent.

(e) The Guarantor shall be liable under this §28 only for the maximum amount of such liabilities that can be incurred under applicable law without rendering this §28 voidable under applicable law relating to fraudulent conveyance and fraudulent transfer, and not for any greater amount. Accordingly, if any obligation under any provision under this §28 shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantor, the Administrative Agent, the Issuing Banks and the Banks that any balance of the obligation created by such provision and all other obligations of the Guarantor under this §28 to the Banks, the Issuing Banks or the Administrative Agent shall remain valid and enforceable, and that all sums not in excess of those permitted under applicable law shall remain fully collectible by the Banks, the Issuing Banks and the Administrative Agent from the Borrower or the Guarantor, as the case may be.

(f) The provisions of this §28 are made for the benefit of the Administrative Agent, the Issuing Banks and the Banks and their successors and assigns, and may be enforced in good faith by them from time to time against the Guarantor as often as occasion therefor may arise and without requirement on the part of the Administrative Agent, the Issuing Banks or the Banks first to marshal any of their claims or to exercise any of their rights against the Borrower or the Guarantor or to exhaust any remedies available to them against the Borrower or the Guarantor or to resort to any other source or means of obtaining payment of any of the obligations hereunder or to elect any other remedy. The provisions of this §28 shall remain in effect until all of the Guaranteed Obligations shall have been paid in full or otherwise fully satisfied and the Commitments have expired and all outstanding Letters of Credit have expired, matured or otherwise been terminated. If at any time, any payment, or any part thereof, made in respect of any of the Guaranteed Obligations, is rescinded or must otherwise be restored or returned by the Banks, the Issuing Banks or the Administrative Agent upon the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor, or otherwise, the provisions of this §28 will forthwith be reinstated in effect, as though such payment had not been made.

§28.7. Waiver. Until the final payment and performance in full of all of the Obligations, the Guarantor shall not exercise and the Guarantor hereby waives any rights the Guarantor may have against the Borrower arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Administrative Agent, the Issuing Banks or any

Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Guarantor will not claim any setoff, recoupment or counterclaim against the Borrower in respect of any liability of the Borrower to the Guarantor; and the Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Administrative Agent, the Issuing Banks or any Bank.

§28.8. Subrogation; Subordination. The payment of any amounts due with respect to any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to the Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. The Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to the Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Banks, the Issuing Banks and the Administrative Agent and be paid over to the Administrative Agent at Default, for the benefit of the Banks, the Issuing Banks, and the Administrative Agent on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions hereof.

§28.9. Consent and Confirmation. The Guarantor hereby (i) consents, acknowledges and agrees to the amendment and restatement of the Existing Credit Agreement provided hereby and set forth herein, (ii) confirms and ratifies in all respects this Agreement and the enforceability of this Agreement in accordance with its terms, and (iii) confirms and agrees that the Guarantor’s payment and performance obligations under this Agreement, and the Guaranteed Obligations, do and shall continue as to and include all Obligations upon and after the effectiveness of this Agreement and the amendment and restatement of the Existing Credit Agreement contemplated hereby.

§29. PRO RATA TREATMENT.

(a) Notwithstanding anything to the contrary set forth herein, each payment or prepayment of principal and interest received after the occurrence of an Event of Default hereunder shall be distributed pro rata among the Banks, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Bank divided by the aggregate outstanding principal amount of all Obligations.

(b) Each Bank agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower (pursuant to §13 or otherwise), including a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Notes, Loans, Reimbursement Obligations and other Obligations held by it (other than pursuant to §5.5, §5.6 or §5.8) as a result of which the unpaid principal portion of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and the Obligations held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Notes and the Obligations held by such other Bank, so that the aggregate unpaid principal amount of the Notes and the Obligations and participations in Notes and Obligations held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of the Notes and the Obligations then outstanding as the principal amount of the Notes and the Obligations held by it prior to such exercise of banker’s lien, setoff or counterclaim was to the principal amount of all Notes and Obligations outstanding prior to such exercise of banker’s lien, setoff or counterclaim; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this §29 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Bank), or (y) any payment obtained by a Bank as consideration for the assignment of or sale of a participation in any of its Syndicated Loans or subparticipations in Reimbursement Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply). The Borrower expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Obligations deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Person as fully as if such Person had made a Loan directly to the Borrower in the amount of such participation.

§30. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

§31. USA PATRIOT ACT. Each Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the USA Patriot Act. Each Borrower and each of its Subsidiaries shall provide such information and take such actions as are reasonably requested by the Administrative Agent or any Bank in order to assist the Administrative Agent and the Banks in maintaining compliance with the USA Patriot Act.

§32. NO ADVISORY OR FIDUCIARY RESPONSIBILITY. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and the Guarantor acknowledges and agrees, and acknowledges its affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Banks and the Lead Arrangers are arm’s-length commercial transactions between the Borrower, the Guarantor and their respective affiliates, on the one hand, and the Administrative

Agent, the Banks and the other Lead Arrangers, on the other hand, (B) each of the Borrower and the Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and the Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Bank and each Lead Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, the Guarantor or any of their respective affiliates, or any other Person and (B) neither the Administrative Agent nor any Bank nor any Lead Arranger has any obligation to the Borrower, the Guarantor or any of their respective affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Banks and the Lead Arrangers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Guarantor and their respective affiliates, and neither the Administrative Agent nor any Bank nor any Lead Arranger has any obligation to disclose any of such interests to the Borrower, the Guarantor or any of their respective affiliates. To the fullest extent permitted by law, each of the Borrower and the Guarantor hereby waives and releases any claims that it may have against the Administrative Agent, the Banks and the other Lead Arrangers with respect to any breach or alleged breach of any agency or fiduciary duty to the Borrower, the Guarantor or any of their respective affiliates in connection with any aspect of any transaction contemplated hereby.

§33. PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, an Issuing Bank or any Bank, or the Administrative Agent, an Issuing Bank or any Bank exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, an Issuing Bank or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy, insolvency or similar law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Bank and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Banks and each Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

[Remainder of page is intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

THE BORROWER AND GUARANTOR:

WASTE MANAGEMENT, INC.

By:	/s/ Devina A. Rankin
Name:	Devina A. Rankin
Title:	Vice President & Treasurer

WASTE MANAGEMENT HOLDINGS, INC.

By:	/s/ Devina A. Rankin
Name:	Devina A. Rankin
Title:	Vice President & Treasurer

By:	/s/ Jeff Bennett
Name:	Jeff Bennett
Title:	Assistant Treasurer

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

THE ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Maria F. Maia
Name:	Maria F. Maia
Title:	Managing Director

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

THE BANKS:

BANK OF AMERICA, N.A., as a Bank, Swing Line Bank and an Issuing Bank

By:	/s/ Maria F. Maia
Name:	Maria F. Maia
Title:	Managing Director

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

JPMORGAN CHASE BANK, N.A., as a Bank and an Issuing Bank

By:	/s/ Aized A. Rabbani
Name:	Aized A. Rabbani
Title:	Executive Director

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

BARCLAYS BANK PLC, as a Bank and an Issuing Bank

By:	/s/ Irina Dimova
Name:	Irina Dimova
Title:	Vice President

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

BNP PARIBAS, as a Bank and an Issuing Bank

By:	/s/ Todd Grossnickle
Name:	Todd Grossnickle
Title:	Vice President

By:	/s/ Michael Hoffman
Name:	Michael Hoffman
Title:	Vice President

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

CITIBANK, N.A.

By:	/s/ Susan Manuelle
Name:	Susan Manuelle
Title:	Vice President

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

By:	/s/ John S. McGill
Name:	John S. McGill
Title:	Director

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Jason Krogh
Name:	Jason Krogh
Title:	Authorized Signatory

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Jeannine Pascal
Name:	Jeannine Pascal
Title:	Vice President

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Bank and an Issuing Bank

By:	/s/ Steven Dixon
Name:	Steven Dixon
Title:	Vice President

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank and an Issuing Bank

By:	/s/ Matthew Olson
Name:	Matthew Olson
Title:	Vice President

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

COMPASS BANK, as a Bank and an Issuing Bank

By:	/s/ Michael Dixon
Name:	Michael Dixon
Title:	Vice President

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/ Alex Verdone
Name:	Alex Verdone
Title:	Associate

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

GOLDMAN SACHS BANK USA

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

MIZUHO BANK (USA)

By:	/s/ Tenya Mitsuboshi
Name:	Tenya Mitsuboshi
Title:	Deputy General Manager

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Bank and an Issuing Bank

By:	/s/ Jennifer L. Shafer
Name:	Jennifer L. Shafer
Title:	Vice President

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

THE BANK OF NOVA SCOTIA

By:	/s/ Michelle Phillips
Name:	Michelle C. Phillips
Title:	Director

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

COMERICA BANK

By:	/s/ L.J. Perenyi
Name:	L.J. Perenyi
Title:	Vice President

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

LLOYDS TSB BANK PLC

By:	/s/ Dennis McClellan
Name:	Dennis McClellan
Title:	Assistant Vice President – M040

By:	/s/ Joel Slomko
Name:	Joel Slomko
Title:	Assistant Vice President – S088

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Shuji Yabe
Name:	Shuji Yabe
Title:	Managing Director

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

THE BANK OF NEW YORK MELLON

By:	/s/ David B. Wirl
Name:	David B. Wirl
Title:	Managing Director

Waste Management, Inc.

Second Amended and Restated Credit Agreement

Signature Page

EXHIBIT A

FORM OF SYNDICATED LOAN REQUEST

WASTE MANAGEMENT, INC.

Second Amended and Restated Revolving Credit Agreement

(the “Credit Agreement”) dated as of July 26, 2013

Syndicated Loan Request under §2.6(a)
Total Commitment
Loans outstanding
Amount of this Request
Maximum Drawing Amount of outstanding Letters of Credit
Canadian Dollar component	C$
U.S. Dollar Equivalent of C$ component	US$
Total of all outstanding and requested Loans plus Maximum Drawing Amount of all outstanding Letters of Credit plus Amount of this Request (must not exceed Total Commitment)
Proposed Drawdown Date
Interest Rate Option (Base Rate or Eurodollar)
Interest Period (if Eurodollar)
Conversion under §2.7
Amount to be converted from Eurodollar to Base Rate:
Amount to be converted from Base Rate to Eurodollar:
Amount to be maintained as Eurodollar Loan
Conversion Date
Interest Period (if Eurodollar)

I certify that the above is true and correct, and that all of the conditions set forth in §11 of the Credit Agreement have been satisfied as of the date hereof.

WASTE MANAGEMENT, INC.

By:
Name:
Title:

Date:

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

WASTE MANAGEMENT, INC.

Second Amended and Restated Revolving Credit Agreement

(the “Credit Agreement”) dated as of July 26, 2013

Swing Line Loan Request under §2.11
Total Commitment
Loans outstanding
Amount of this requested Swing Line Loan (must not exceed the Swing Line Sublimit)
Maximum Drawing Amount of outstanding Letters of Credit
Canadian Dollar component	C$
U.S. Dollar Equivalent of C$ component	US$
Total of all outstanding and requested Loans plus Maximum Drawing Amount of all outstanding Letters of Credit plus amount requested in this notice (must not exceed Total Commitment)
Proposed Drawdown Date

I certify that the above is true and correct, and that all of the conditions set forth in §11 of the Credit Agreement have been satisfied as of the date hereof.

WASTE MANAGEMENT, INC.

By:
Name:
Title:

Date:

EXHIBIT C

FORM OF LETTER OF CREDIT REQUEST

WASTE MANAGEMENT, INC.

Second Amended and Restated Revolving Credit Agreement

(the “Credit Agreement”) dated as of July 26, 2013

Letter of Credit Request Under §3.1
Total Commitment
Maximum Drawing Amount of Letters of Credit outstanding
Amount of this Request from Letter of Credit Application (attached)
— U.S. Dollars
— Canadian Dollars
Loans Outstanding
Maximum Drawing Amount of all outstanding and Requested Letters of Credit (must not exceed the Total Commitment minus Total of all Loans outstanding)

I certify that the above is true and correct, and that all of the conditions set forth in §11 of the Credit Agreement have been satisfied as of the date hereof.

WASTE MANAGEMENT, INC.

By:
Name:
Title:

Date:

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Compliance Certificate dated

I,             , [Chief Financial Officer] [Chief Accounting Officer] [Corporate Treasurer] of WASTE MANAGEMENT, INC. (the “Borrower”) certify that (i) no Default or Event of Default exists, (ii) the Borrower is in compliance with §§7, 8 and 9 of the Second Amended and Restated Revolving Credit Agreement dated as of July 26, 2013 (as amended, modified, supplemented, restated and in effect from time to time, the “Credit Agreement”) and (iii) the calculation of the debt restrictions in Section 8.1 of the Credit Agreement attached hereto as Schedule 1 is true, correct and complete [as of the end of the quarter ended             ]. Computations to evidence compliance with §9 of the Credit Agreement are detailed below. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WASTE MANAGEMENT, INC.

By:
Name:
Title:

§9.1 Interest Coverage Ratio
Consolidated Net Income (or Deficit)	$	(i)
Plus (without duplication):
interest expense	$	(ii)
equity in losses (earnings) of unconsolidated entities	$ $	(iii) (iv)
income tax expense	$	(v)
non-cash writedowns or writeoffs of assets	$	(vi)
Minus non-cash extraordinary gains on the sale of assets
EBIT (sum of (i) through (v) minus (vi))	$	(a)
Consolidated Net Income of Acquired Businesses	$	(i)
Plus (without duplication):
interest expense	$	(ii)
equity in losses (earnings) of unconsolidated entities	$ $	(iii) (iv)
income tax expense	$	(v)
non-cash writedowns or write-offs of assets	$	(vi)
Minus non-cash extraordinary gains on the sale of assets
EBIT of Acquired Businesses (sum of (i) through (v) minus (vi))	$	(b)

Sum of (a) plus (b)	$		(c)
Consolidated Total Interest Expense	$		(d)
Ratio of (c) to (d)		:
Minimum ratio		2.75 : 1.00
§9.2 Total Debt to EBITDA
EBIT(from §9.1 item (c) above)	$		(i)
Plus:
Depreciation expense	$		(ii)
Amortization expense	$		(iii)
EBITDA (sum of (i) through (iii))	$		(iv)
The sum of the following (calculated on a consolidated basis for the Borrower and its Subsidiaries):
Indebtedness for borrowed money	$		(v)
Obligations for deferred purchase price of property or services (other than trade payables)	$		(vi)
Obligations evidenced by debt instruments	$		(vii)
Obligations under conditional sales	$		(viii)
Obligations, liabilities and indebtedness under Capitalized Leases	$		(ix)
Obligations, liabilities and indebtedness under bonding arrangements (to the extent that a surety has been called upon to make payment on a bond)	$		(x)
Guaranties of the Indebtedness of others	$		(xi)
Indebtedness secured by liens or encumbrances on property	$		(xii)
Non-contingent reimbursement obligations with respect to letters of credit	$		(xiii)
Total Debt (sum of v through xiii)	$		(xiv)
Ratio of (xiv) to (iv)		:
Maximum permitted:
For each fiscal quarter ending before September 30, 2015		3.75 : 1.00
For each fiscal quarter ending on or after September 30, 2015		3.50 : 1.00

Schedule 1

[To be attached]

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
[Assignor [is][is not] a Defaulting Bank]

2.	Assignee:
[indicate [Bank Affiliate][Approved Fund] of [identify Bank]]

3.	Borrower:	Waste Management, Inc.

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Second Amended and Restated Credit Agreement, dated as of July 26, 2013, among Waste Management, Inc., as Borrower, Waste Management Holdings, Inc., as Guarantor, the Banks from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an Issuing Bank, and Swing Line Bank

6.	Assigned Interest:

Assignor	Assignee	Facility Assigned	Aggregate Amount of Commitment/ Loans for all Banks	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans		CUSIP Number
			$	$		%

[7.	Trade Date: ][1]

Effective Date:             , 20            [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][2] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

[Consented to:][3]

[WASTE MANAGEMENT, INC.

By:
Title:]

[1]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[2]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[3]	To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Bank, Issuing Banks) is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Second Amended and Restated Credit Agreement, dated as of July 26, 2013, among Waste Management, Inc., as Borrower, Waste Management Holdings, Inc., as Guarantor, the Banks from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an Issuing Bank, and Swing Line Bank

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. the Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Bank; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. the Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it meets all the requirements to be an assignee under §20 of the Credit Agreement (subject to such consents, if any, as may be required under §20 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to §7.4 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Non-U.S. Bank, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F

FORM OF COMPETITIVE BID QUOTE REQUEST

WASTE MANAGEMENT, INC.

Second Amended and Restated Revolving Credit Agreement

(the “Credit Agreement”) dated as of July 26, 2013

Competitive Bid Quote Request under §4.3
Total Commitment
Competitive Bid Loans outstanding
Competitive Bid Loans requested
Maximum Drawing Amount of outstanding Letters of Credit
Syndicated Loans outstanding
Swing Line Loans outstanding

Total of all Outstanding and Requested Competitive Bid Loans
(must not exceed the lesser of the Total Commitment minus Total of all Syndicated Loans outstanding, Swing Line Loans outstanding and Maximum Drawing Amount of outstanding Letters of Credit)

Type of Competitive Bid Loans Requested	Eurodollar/Absolute
Requested Drawdown Date

Principal Amount of Competitive Bid Loan Requested	Requested Interest Period(s)

I certify that the above is true and correct, and that all of the conditions set forth in §11 of the Credit Agreement have been satisfied as of the date hereof.

WASTE MANAGEMENT, INC.

By:
Name:
Title:

Date:

EXHIBIT G

FORM OF INVITATION FOR COMPETITIVE BID QUOTES

WASTE MANAGEMENT, INC.

(the “Borrower”)

Second Amended and Restated Revolving Credit Agreement

(the “Credit Agreement”) dated as of July 26, 2013

ATTN:	[ ]

REF:	[ ]

RE:	INVITATION FOR
COMPETITIVE BID QUOTES AGREEMENT DATED / /

BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT INVITATION FOR COMPETITIVE BID QUOTES DATED         /    /

PURSUANT TO §4.3 OF THE ABOVE REFERENCED CREDIT AGREEMENT, YOU ARE INVITED TO SUBMIT A COMPETITIVE BID QUOTE TO THE BORROWER FOR THE FOLLOWING PROPOSED COMPETITIVE BID LOAN(S):

DATE OF BORROWING:         /    /

AGGREGATE AMOUNT REQUESTED:

PRINCIPAL AMOUNT	INTEREST PERIOD

SUCH COMPETITIVE BID QUOTES SHOULD OFFER COMPETITIVE BID RATE(S)/ MARGIN(S).

PLEASE RESPOND IN WRITING TO THIS INVITATION BY NO LATER THAN     :    A.M./P.M. (NEW YORK TIME ON         /    /         TO ONE OF THE FOLLOWING:

PRIMARY FAX NO.:       [                    (Attn:                     ) Confirm]

ALTERNATE FAX NO.: [                    (Attn:                     ) Confirm]

NOTE: PLEASE FOLLOW-UP YOUR SUBMITTED WRITTEN BID(S) WITH PHONE VERIFICATION TO CONFIRM. IF YOU ARE UNABLE TO SEND YOUR FAX DUE TO AN OCCUPIED FAX LINE, PLEASE CALL BY         :        A.M./P.M. IN ADDITION, PLEASE SUBMIT YOUR BID(S) IN SUBSTANTIALLY THE FORM OF “EXHIBIT H” TO THE CREDIT AGREEMENT.

QUOTES RECEIVED AFTER         :        A.M./P.M. (NEW YORK TIME) WILL NOT BE FORWARDED TO THE BORROWER.

SUBMITTED BIDS MUST BE TEN MILLION DOLLARS ($10,000,000) OR LARGER MULTIPLE OF ONE MILLION DOLLARS ($1,000,000). ALSO, PLEASE SPECIFY LIMITATION AMOUNTS, IF APPLICABLE.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Date:

EXHIBIT H

FORM OF COMPETITIVE BID QUOTE

WASTE MANAGEMENT, INC.

Second Amended and Restated Revolving Credit Agreement

(the “Credit Agreement”) dated as of July 26, 2013

Competitive Bid Quote under §4.5

Bank:

Person to Contact:

Date of Competitive
Bid Quote Request:

Type of Competitive
Bid Loans Requested:	Eurodollar/Absolute

Requested Drawdown Date:

Principal Amount of Competitive Bid Loan Offered	Requested Interest Period(s)	Proposed Competitive Bid Rate/Competitive Bid Margin

I certify that the above is true and correct, and that the offer(s) set forth above irrevocably obligates us to make such Competitive Bid Loan(s) if such offer(s) is/are accepted by the Borrower and all of the conditions set forth in §11 of the Credit Agreement have been satisfied as of the requested Drawdown Date.

[NAME OF BANK]

By:
Name:
Title:

Date:

EXHIBIT I

FORM OF NOTICE OF

ACCEPTANCE/REJECTION OF COMPETITIVE BID QUOTE(S)

WASTE MANAGEMENT, INC.

Second Amended and Restated Revolving Credit Agreement

(the “Credit Agreement”) dated as of July 26, 2013

Notice of Competitive Bid Quote(s) under §4.7

Date of Competitive Bid Quote Request:

Type of Competitive Bid Loans Requested:	Eurodollar/Absolute

Requested Drawdown Date:

We hereby accept the following Competitive Bid Quote(s):

Principal Amount of Quotes	Interest Period(s)	Competitive Rate/ Competitive Bid Margin	Bank

We hereby reject the following Competitive Bid Quote(s):

Principal Amount of Quotes	Interest Period(s)	Competitive Rate/ Competitive Bid Margin	Bank

The accepted and rejected Competitive Bid Quotes described above constitute all Competitive Bid Quotes submitted by the Banks in accordance with §4.5 of the Credit Agreement.

WASTE MANAGEMENT, INC.

By:
Name:
Title:

Date:

EXHIBIT J

FORM OF ADMINISTRATIVE QUESTIONNAIRE

See attached.

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY) CONFIDENTIAL

1. Borrower or Deal Name Waste Management, Inc.

E-mail this document with your commitment letter to: Angela Lau

E-mail address of recipient: angela.lau@baml.com

2. Legal Name of Lender of Record for Signature Page:

Markit Entity Identifier (MEI) #

Fund Manager Name (if applicable)

Legal Address from Tax Document of Lender of Record:

Country

Address

City	State/Province	Country

3. Domestic Funding Address:

Street Address

Suite/Mail Code

City	State

Postal Code	Country

4. Eurodollar Funding Address:

Street Address

Suite/ Mail Code

City	State

Postal Code	Country

5. Credit Contact Information:

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

Primary Credit Contact:

First Name
Middle Name
Last Name
Title
Street Address
Suite/Mail Code
City
State
Postal Code
Country
Office Telephone #
Office Facsimile #
Work E-Mail Address
IntraLinks/SyndTrak
E-Mail Address

Secondary Credit Contact:

First Name
Middle Name
Last Name
Title
Street Address
Suite/Mail Code
City
State
Postal Code
Country
Office Telephone #
Office Facsimile #
Work E-Mail Address
IntraLinks/SyndTrak
E-Mail Address

        1  |   REV April 2013

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY) CONFIDENTIAL

Primary Operations Contact:

First	MI	Last

Title

Street Address

Suite/ Mail Code

City	State

Postal Code	Country

Telephone	Facsimile

E-Mail Address

IntraLinks/SyndTrak E-Mail

Address

Secondary Operations Contact:

First	MI	Last

Title

Street Address

Suite/ Mail Code

City	State

Postal Code	Country

Telephone	Facsimile

E-Mail Address

IntraLinks/SyndTrak E-Mail

Address

Does Secondary Operations Contact need copy of notices?          YES          NO

Letter of Credit Contact:

First	MI	Last

Title

Street Address

Suite/ Mail Code

City	State

Postal Code	Country

Telephone	Facsimile

E-Mail Address

Draft Documentation Contact or Legal Counsel:

First	MI	Last

Title

Street Address

Suite/ Mail Code

City	State

Postal Code	Country

Telephone	Facsimile

E-Mail Address

6. Lender’s Fed Wire Payment Instructions:

Pay to:

Bank Name

ABA #

City	State

Account #

Account Name

Attention

7. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

Bank Name

ABA #

City	State

Account #

Account Name

Attention

Can the Lender’s Fed Wire Payment Instructions in Section 6 be used?          YES          NO

        2  |   REV April 2013

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY) CONFIDENTIAL

8. Lender’s Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN):                   -

Tax Withholding Form Delivered to Bank of America (check applicable one):

        W-9                  W-8BEN                 W-8ECI             W-8EXP                 W-8IMY

Tax Contact:

First                                  MI      Last

Title

Street Address

Suite/ Mail Code

City                                                   State

Postal Code                              Country

Telephone                          Facsimile

E-Mail Address

NON–U.S. LENDER INSTITUTIONS

1. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

2. Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

        3  |   REV April 2013

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY) CONFIDENTIAL

*	Additional guidance and instructions as to where to submit this documentation can be found at this link:

9. Bank of America’s Payment Instructions:

Pay to:	Bank of America, N.A.
ABA # 026009593
New York, NY
Account # 1292000883
Attn: Corporate Credit Services
Ref: Waste Management, Inc.

        4  |   REV April 2013

SCHEDULE 1

BANKS; COMMITMENTS

Bank	Commitment
JPMorgan Chase Bank, N.A.	$182,500,000
Bank of America, N.A.	$182,500,000
Barclays Bank PLC	$182,500,000
BNP Paribas	$137,500,000
Citibank, N.A.	$137,500,000
Deutsche Bank AG New York Branch	$137,500,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$137,500,000
The Royal Bank of Scotland plc	$137,500,000
U.S. Bank National Association	$137,500,000
Wells Fargo Bank, National Association	$137,500,000
Compass Bank	$90,000,000
Credit Suisse AG, Cayman Islands Branch	$90,000,000
Goldman Sachs Bank USA	$90,000,000
Mizuho Bank (USA)	$90,000,000
PNC Bank, National Association	$90,000,000
The Bank of Nova Scotia	$90,000,000
Comerica Bank	$50,000,000
Lloyds TSB Bank, Plc	$50,000,000
Sumitomo Mitsui Banking Corporation	$50,000,000
The Bank of New York Mellon	$50,000,000

Total	$2,250,000,000

SCHEDULE 1.1

EXISTING LIENS

1.	Various capital leases entered into by Subsidiaries in the ordinary course of business for operating equipment and facilities.

2.	The note payable associated with the investment in federal low-income housing tax credits as described in Note 9, Income Taxes, and Note 20, Variable Interest Entities, in the Annual Report on Form 10-K for the year ended December 31, 2012.

SCHEDULE 3.1

ISSUING BANKS AND ISSUING BANK LIMITS

Bank of America, N.A.	$500,000,000
JPMorgan Chase Bank, N.A.	$500,000,000
Barclays Bank PLC	$250,000,000
Wells Fargo Bank, National Association	$250,000,000
PNC Bank, National Association	$200,000,000
U.S. Bank, National Association	$200,000,000
BNP Paribas	$100,000,000
Compass Bank	$100,000,000

SCHEDULE 3.1.1

FORM OF INCREASE/DECREASE LETTER

Date:

Reference is made to the SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of July 26, 2013 (as amended and in effect from time to time, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement), by and among WASTE MANAGEMENT, INC., a Delaware corporation (the “Borrower”), WASTE MANAGEMENT HOLDINGS, INC., a wholly-owned Subsidiary of the Borrower (the “Guarantor”), certain Banks from time to time party thereto and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”), and specifically to Schedule 3.1 attached thereto.

The undersigned, being an Issuing Bank, hereby agrees pursuant to §3.1 of the Credit Agreement that the limit set forth in said Schedule 3.1 with respect to the undersigned shall, effective on the date hereof, be changed to $            .

The Borrower, the Guarantor and the Administrative Agent acknowledge the foregoing.

This letter agreement may be executed in any number of counterparts, and shall be governed by and construed in accordance with the law of the State of New York.

Very truly yours,

[Name of Issuing Bank]

By:
Name:
Title:

WASTE MANAGEMENT, INC.

By:
Name:
Title:

WASTE MANAGEMENT HOLDINGS, INC.

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE 3.1.2

EXISTING LETTERS OF CREDIT

	Waste Management, Inc.
	Outstanding Letters of Credit as of 7/19/13
Issuing Bank	LC No.	Beneficiary Name	Amount	Issuance Date	Expiry Date
Bank of America	T00000000213002	NATIONAL UNION FIRE INS. CO	$9,467,000.00	4/2/2013	4/1/2014
	T00000001232800	THE BANK OF NEW YORK	$27,757,743.00	6/22/2010	4/5/2014
	T00000001247976	THE BANK OF NEW YORK	$7,356,311.00	6/22/2010	4/5/2014
	T00000001251000	THE BANK OF NEW YORK	$15,236,713.00	6/22/2010	1/31/2014
	T00000001257761	THE BANK OF NEW YORK MELLON	$22,368,877.00	6/22/2010	7/31/2014
	T00000001278952	NEW CASTLE COUNTY	$340.00	6/22/2013	12/20/2013
	T00000001282117	CALIFORNIA INTEGRATE	$200,000.00	6/22/2010	8/1/2013
	T00000001302974	PENNSYLVANIA DEP	$18,284,965.00	4/20/2012	12/12/2013
	T00000001303357	CITY OF TAMPA, FLORIDA	$1,500,000.00	12/6/2012	12/31/2013
	T00000001303916	COMMISSIONER, NY DEC	$8,459,697.00	1/1/2013	1/15/2014
	T00000001323375	RELIANCE INSURANCE CO	$1,940,808.00	4/16/2013	4/15/2014
	T00000001324248	WELLS FARGO BANK, NA	$2,576,464.64	5/1/2013	4/30/2014
	T00000001335043	PENNSYLVANIA DEP	$10,219,006.00	3/14/2013	3/13/2014
	T00000001335049	DEP PUBLIC WORKS COUNTY LA	$10,000.00	6/22/2010	7/9/2014
	T00000001335064	CITY OF CHICAGO, COMMISSIONER	$250,000.00	5/17/2013	5/16/2014
	T00000001409712	THE BANK OF NEW YORK	$15,140,035.00	6/22/2010	6/8/2014
	T00000001411998	THE BANK OF NEW YORK	$10,157,809.00	6/22/2010	7/18/2014
	T00000007269871	INSURANCE COMPANY OF NORTH AMERICA	$582,000.00	1/1/2013	12/31/2013
	T00000007270224	PENNSYLVANIA DEP	$225,326.00	4/20/2012	8/31/2013
	T00000007270536	JEFFERSON COUNTY BOARD OF ZONING	$2,702,500.00	4/20/2012	8/31/2013
	T00000007285972	OLD REPUBLIC INSURANCE CO	$100,000.00	4/3/2013	4/2/2014
	T00000007310687	WEST VIRGINIA DEP	$32,000.00	1/1/2013	12/31/2013
	T00000007316467	CITY OF NORCO	$15,000.00	3/2/2013	3/1/2014
	T00000007319982	MUNISING LANDFILL AUTHORITY	$313,237.00	1/1/2013	12/31/2013
	T00000007400118	LUMBERMENS MUTUAL CASUALTY	$20,000.00	10/1/2012	9/30/2013

T00000007400153	CITY OF TAMPA, CHIEF ACCOUNTANT	$510,000.00	10/1/2012	9/30/2013
T00000007400154	LUMBERMEN’S UNDERWRITING ALLIANCE	$350,000.00	6/30/2010	9/30/2013
T00000007401424	PUBLIC SERVICE ELECTRID & GAS CO	$1,440,000.00	7/1/2013	6/30/2014
T00000007402063	CAPE MAY COUNTY MUNICIPAL UTILITIES	$200,000.00	4/20/2012	7/1/2014
T00000007403099	STATE OF NEVADA DEPT INSURANCE	$100,000.00	1/1/2013	12/31/2013
T00000007404115	CITY OF DIAMOND BAR	$125,000.00	6/30/2010	8/31/2013
T00000007404298	CHARTER TOWNSHIP OF ORION	$100,000.00	6/22/2010	10/31/2013
T00000007404522	CITY OF CHICAGO	$5,000.00	6/22/2010	12/1/2013
T00000007404577	CITY OF CHICAGO	$5,000.00	1/1/2013	12/31/2013
T00000007405890	NATIONAL UNION FIRE INS. CO	$244,145.00	10/3/2012	10/3/2013
T00000007410766	VILLAGE OF WESTMONT	$700,000.00	4/23/2013	5/31/2014
T00000007412800	DEUTSCHE BANK TRUST CO	$10,118,357.00	6/22/2010	11/20/2013
T00000007414621	STEADFAST INSURANCE CO	$8,492,177.00	4/20/2012	9/6/2013
T00000050060807	RELIANCE INSURANCE CO	$1,373,000.00	1/4/2013	1/1/2014
T00000050061032	PENNSYLVANIA MANUF ASSOC INS	$800,000.00	6/30/2010	7/21/2013
T00000050061263	STATE OF FLORIDA, DEP LABOR & EMPL	$100,000.00	6/22/2010	7/16/2014
T00000050061572	SHADE TOWNSHIP	$1,748,866.00	6/22/2010	9/1/2013
T00000050061643	NATIONAL UNION FIRE INS. CO	$581,250.00	5/17/2013	5/16/2014
T00000050061680	WEST VIRGINIA DEP	$32,000.00	4/1/2013	3/31/2014
T00000050061694	VILLAGE OF HAWTHORN WOODS	$50,000.00	6/22/2010	11/30/2013
T00000050061801	NATIONAL UNION FIRE INS. CO	$10,863,137.00	1/4/2013	1/1/2014
T00000050061858	ARROWOOD INDEMNITY CO	$24,000.00	5/17/2013	5/16/2014
T00000050061869	VILLAGE OF HOLIDAY HILLS	$10,000.00	6/22/2010	8/1/2013
T00000050061886	PENNSYLVANIA DEP	$14,384,305.00	6/22/2010	9/30/2013
T00000050061897	STAFFORD COUNTY ADMINISTRATOR	$160,000.00	6/22/2010	9/30/2013
T00000050061910	CONSUMERS POWER CO.	$283,470.00	5/5/2013	5/4/2014
T00000050061917	AMERICAN HOME ASSURANCE CO	$345,000.00	3/31/2013	3/30/2014
T00000050061920	WASTE SYSTEM AUTH. E. MONTGOMER COUNTY	$206,075.00	6/22/2010	9/30/2013
T00000050061925	ANTRIM TOWNSHIP	$1,080,000.00	6/14/2013	6/16/2014
T00000050061975	NY DEC COMMISSIONER	$10,831,400.00	2/4/2013	1/31/2014
T00000050061985	AIG	$260,000.00	4/1/2013	3/31/2014
T00000050061986	AIG	$250,000.00	4/1/2013	3/31/2014
T00000050061998	CITY OF TWO RIVERS	$5,000.00	5/10/2013	6/30/2014
T00000050062000	VILLAGE OF THIRD LAKE	$75,000.00	6/22/2010	11/30/2013

T00000050062044	CONTINENTAL CASUALTY CO	$5,018,000.00	7/1/2013	6/30/2014
T00000050062050	RAYFORD HUDSON	$960,000.00	5/2/2013	5/1/2014
T00000050062053	CITY OF CHICAGO	$100,000.00	1/4/2013	12/31/2013
T00000050062054	CITY OF CHICAGO	$500,000.00	1/4/2013	12/31/2013
T00000050062099	NEW JERSERY DEP COMMISSIONER	$239,610.00	12/8/2012	12/8/2013
T00000050062119	ACE AMERICAN INSURANCE	$1,740,679.00	12/1/2012	12/1/2013
T00000050062137	ACE-INA OVERSEAS INSURANCE	$740,799.00	6/22/2010	7/30/2013
T00000050062140	NATIONAL UNION FIRE INS. CO	$250,000.00	7/1/2013	6/30/2014
T00000050062141	NATIONAL UNION FIRE INS. CO	$3,085,000.00	7/1/2013	6/30/2014
T00000064016602	NATIONAL RESOURCE RECOVERY	$50,000.00	6/1/2013	5/31/2014
T00000064016609	DEQ MICHIGAN	$160,000.00	5/24/2013	5/25/2014
T00000064016613	COUNTY COMMISSIONERS OF WORCESTER COUNTY	$300,000.00	6/5/2013	6/30/2014
T00000064016621	NEW ENGLAND POWER CO	$340,788.00	6/22/2010	9/6/2013
T00000064016622	ISO NEW ENGLAND INC.	$20,885.22	6/22/2010	2/28/2014
T00000064016624	ACE AMERICAN INSURANCE	$21,350,000.00	6/22/2010	12/15/2013
T00000064016628	ISO NEW ENGLAND INC.	$47,493.04	6/22/2010	8/31/2014
T00000064016635	CITY OF WINTERS	$14,000.00	6/22/2010	12/11/2013
T00000064016655	THE BANK OF NEW YORK MELLON	$10,138,889.00	6/22/2010	8/10/2014
T00000064016661	ISO NEW ENGLAND INC.	$53,730.33	6/22/2010	9/21/2014
T00000064016664	U.S. BANK NATIONAL ASSOC	$10,180,556.00	6/22/2010	8/10/2014
T00000064016672	COUNTY OF MONMOUTH, NJ	$200,000.00	3/8/2013	3/7/2014
T00000064016680	CITY OF PRIOR LAKE	$1,000.00	3/20/2013	4/1/2014
T00000064016683	DUKE ENERGY CAROLINAS LLC	$150,000.00	6/23/2013	6/22/2014
T00000064016686	CALIFORNIA DEPARTMENT FISH & GAME	$747,961.00	10/1/2012	8/20/2013
T00000064016688	WAYNE COUNTY AIRPORT AUTH	$10,000.00	10/26/2010	10/22/2013
T00000064016689	AEP OHIO	$54,000.00	11/5/2010	11/5/2013
T00000064016690	TENNESSEE VALLEY AUTHORITY	$600,000.00	11/22/2010	11/16/2013
T00000064551002	COUNTY ADMINISTRATOR BROWARD COUNTY	$22,024.00	12/15/2010	12/5/2013
T00000064551004	TENNESSEE VALLEY AUTHORITY	$200,000.00	1/14/2011	1/13/2014
T00000064551007	VILLAGE OF RICHMOND	$25,000.00	3/2/2013	3/1/2014
T00000064551018	CITY OF TAMPA	$5,000.00	10/18/2011	10/16/2013
T00000064551020	PENNSYLVANIA DEP	$20,000.00	11/18/2011	11/18/2014
T00000064551023	CITY OF TACOMA	$100,000.00	12/6/2012	12/31/2013
T00000064551026	LAKE COUNTY STORMWATER MNGT COM	$169,838.00	4/13/2012	4/20/2014

	T00000064551029	NEW YORK INDEPENDENT SYSTEM OP	$10,000.00	5/25/2012	5/25/2014
	T00000068012181	CITY OF SANTA CLARITA	$250,000.00	4/14/2013	4/13/2014
	T00000068031686	THE BANK OF NEW YORK MELLON	$6,657,879.00	6/22/2010	8/10/2014
	T00000068031687	THE BANK OF NEW YORK MELLON	$8,519,656.00	6/22/2010	8/10/2014
	T00000068052569	TENNESSEE VALLEY AUTHORITY	$500,000.00	4/20/2012	8/20/2013
Bank of America Total (98 LCs)			$294,300,801.23
BNP	BNP S401645	CITY OF DEL MAR	$100,000.00	6/22/2010	6/30/2013
BNP Total (1 LC)			$100,000.00
JPMorgan	JPM P010300	THE BANK OF NEW YORK, AS TRUSTEE	$5,793,498.00	6/22/2010	6/30/2014
	JPM P010301	THE BANK OF NEW YORK MELLON, AS TRUSTEE	$4,414,094.00	6/22/2010	12/31/2013
	JPM P010302	THE BANK OF NEW YORK, AS TRUSTEE	$20,323,221.00	6/22/2010	12/31/2013
	JPM P224678	NATIONAL UNION FIRE INS CO	$99,400.00	6/22/2010	5/31/2014
	JPM P224680	NATIONAL UNION FIRE INS CO	$900,000.00	6/22/2010	8/8/2013
	JPM P224681	NATIONAL UNION FIRE INS CO	$1,911,666.00	6/22/2010	1/31/2014
	JPM P224694	CALIFORNIA REGIONAL WATER QUALITY BOARD	$207,671.40	6/22/2010	10/30/2013
	JPM P225252	BANK OF NEW YORK	$20,279,452.06	6/22/2010	3/18/2014
	JPM P225809	BANK OF NEW YORK	$10,118,357.00	6/22/2010	5/29/2014
	JPM P227887	BANK OF NEW YORK	$20,236,713.00	6/22/2010	7/24/2013
	JPM P228576	BANK OF NEW YORK	$14,327,593.00	6/22/2010	8/9/2013
	JPM P230274	BANK OF NEW YORK MELLON	$10,118,357.00	6/22/2010	9/24/2013
	JPM P230584	BANK OF NEW YORK MELLON	$20,236,713.00	6/22/2010	10/4/2013
	JPM P231095	DEUTSCHE BANK TRUST CO	$14,165,699.00	6/22/2010	10/23/2013
	JPM P231096	DEUTSCHE BANK TRUST CO	$25,295,891.00	6/22/2010	10/23/2013
	JPM P231097	DEUTSCHE BANK TRUST CO	$4,755,628.00	6/22/2010	10/23/2013
	JPM P231098	DEUTSCHE BANK TRUST CO	$20,236,713.00	6/22/2010	10/23/2013
	JPM P232178	BANK OF NEW YORK	$25,295,891.00	6/22/2010	11/26/2013
	JPM P247295	DEUTSCHE BANK TRUST CO	$35,414,247.00	6/22/2010	4/14/2014
	JPM S-259033	PJM INTERCONNECTION LLC	$164,400.00	6/28/2012	6/30/2014
	JPM S-259035	PJM INTERCONNECTION LLC	$367,000.00	6/28/2012	6/30/2014
	JPM S265736	BANK OF NEW YORK	$20,230,137.00	6/22/2010	12/12/2013
	JPM S-275879	ISO NEW ENGLAND INC	$150,000.00	7/17/2012	7/18/2013

	JPM S317905	MIDWEST INDEPENDENT TRANSMISSION SYS	$67,177.00	12/16/2011	12/15/2013
	JPM S747619	CITY OF ANN ARBOR	$250,000.00	6/22/2010	6/30/2014
	JPM S761990	SUTTON BROOK DISPOSAL AREA SUPERFUND SITE	$3,360,104.00	6/22/2010	9/20/2013
	JPM S-881373	PENSYLVANIA DEP	$20,000.00	9/30/2010	9/30/2013
	JPM S-907859	COUNTY OF VENTURA PUBLIC WORKS	$1,000,000.00	2/2/2011	2/1/2014
	JPM S-917985	COUNTY OF SANTA BARBARA	$1,032,000.00	3/21/2011	3/21/2014
	JPM TFTS 867061	EXXON MOBIL	$3,400,000.00	8/23/2010	8/26/2013
	JPM TFTS821440	NEVADA POWER COMPANY	$491,000.00	6/22/2010	2/8/2014
	JPM TFTS838883	SOUTHEASTERN PUBLIC SERV AUTH VIRGINIA	$5,000,000.00	6/22/2010	4/30/2014
	JPM TFTS841563	CITY OF LA HABRA	$100,000.00	6/22/2010	5/31/2014
	JPM TFTS-921354	COUNTY OF SANTA BARBARA	$1,206,000.00	5/12/2011	4/4/2014
	JPM TFTS-940609	VILLAGE OF AURORA	$500,000.00	5/25/2011	5/31/2014
JPMorgan Total (35 LCs)			$291,468,622.46
PNC	PNC 18102759	ACE INSURANCE CO	$53,600,000.00	6/22/2010	12/31/2013
	PNC 18102837	CUMBERLAND IMPROVEMENT AUTH	$400,000.00	6/22/2010	2/15/2014
	PNC 18103139	CITY OF ELK GROVE	$140,000.00	1/27/2011	3/31/2014
	PNC 18103294	LIBERTY MUTUAL INSURANCE CO	$500,000.00	6/22/2010	5/21/2014
	PNC 18110471	DEUTSCHE BANK TRUST CO	$11,130,192.00	6/22/2010	9/25/2013
	PNC 18110472	THE BANK OF NEW YORK, AS TRUSTEE	$25,295,891.00	6/22/2010	9/25/2014
	PNC 18110584	DEUTSCHE BANK TRUST CO	$7,538,176.00	6/22/2010	10/16/2013
	PNC 18111692	CITY OF SIMI VALLEY	$5,000.00	6/22/2010	6/30/2014
	PNC 18111741	NEW JERSEY DEP	$58,500.00	6/22/2010	8/24/2014
	PNC 18111906	CITY OF MORPARK	$20,000.00	6/22/2010	6/30/2014
	PNC 18112080	CANADIAN NATIONAL RAILWAY	$25,000.00	6/22/2010	9/14/2013
	PNC 18112161	CITY OF SANTA CLARITA	$20,000.00	11/3/2010	1/17/2014
	PNC 18112292	SAN JOAQUIN VALLEY UNIFIED AIR POLUTION CONTROL DISTRICT	$50,000.00	6/22/2010	11/10/2013
	PNC 18114752	CITY OF NEW YORK	$31,342,145.00	3/25/2011	6/30/2014
	PNC 18114753	CITY OF NEW YORK	$20,627,753.00	3/25/2011	6/30/2014
	PNC 18115486	SOUTHERN CALIFORNIA GAS CO	$15,000.00	8/8/2011	8/8/2014
	PNC 18115509	CITY OF BURBANK	$4,500,000.00	8/8/2011	8/8/2014

	PNC 18117826	ARIZONA PUBLIC SERVICE CO	$2,159,429.00	8/8/2012	8/31/2014
PNC Total (18 LCs)			$157,427,086.00
Wells Fargo	WL IS0019225U	LA COUNTY DEPARTMENT OF PUBLIC WORKS	$10,000,000.00	1/4/2013	1/4/2014
	WL LC870-093799	STATE STREET BANK AND TRUST	$36,686,795.00	6/22/2010	3/5/2014
	WL LC870-097201	STATE STREET BANK AND TRUST	$2,500,000.00	6/22/2010	2/18/2014
	WL LC870-112455	BANK OF NEW YORK	$15,260,000.00	6/22/2010	10/5/2013
	WL LC870123639	BANK OF NEW YORK	$10,173,334.00	10/1/2010	10/1/2013
	WL SM203351W	COMMISSIONER, NEW YORK DEC	$68,657,993.00	6/22/2010	5/31/2014
	WL SM204054W	BANK OF NEW YORK	$15,177,535.00	6/22/2010	7/15/2014
	WL SM204597W	DEUTSCHE BANK TRUST CO	$10,121,644.00	6/22/2010	8/25/2014
	WL SM204784W	DEUTSCHE BANK TRUST CO	$30,355,069.00	9/9/2010	9/9/2013
	WL SM205509W	DEUTSCHE BANK TRUST CO	$4,224,414.00	6/22/2010	10/31/2013
	WL SM205510W	DEUTSCHE BANK TRUST CO	$4,401,485.00	6/22/2010	10/31/2013

Wells Fargo Total (11 LCs)			$207,558,269.00

Grand Total			$950,854,778.69

SCHEDULE 6.7

LITIGATION

See the disclosure provided in (1) the “Litigation” and “Environmental Matters” sections of Note 7, Commitments and Contingencies, to Borrower’s condensed consolidated financial statements included within its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013 and (2) the “Litigation” and “Environmental Matters” sections of Note 11, Commitments and Contingencies, to Borrower’s consolidated financial statements included within its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

SCHEDULE 6.15

ENVIRONMENTAL COMPLIANCE

See the disclosure provided in (1) Note 2, Landfill and Environmental Remediation Liabilities and the “Environmental Matters” and “Litigation” sections of Note 7, Commitments and Contingencies, to Borrower’s condensed consolidated financial statements included within its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013 and (2) Note 4, Landfill and Environmental Remediation Liabilities, and the “Environmental Matters” and “Litigation” sections of Note 11, Commitments and Contingencies, to Borrower’s consolidated financial statements included within its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

SCHEDULE 8.1(a)

EXISTING INDEBTEDNESS

Name	Principal	Maturity
Waste Management Holdings Senior Notes:
$450,000,000 due 8/01/26	$448,975,000	8/1/2026

Total WM Holdings Senior Notes	$448,975,000

Tax Exempt Revenue Bonds:
Amelia, Virginia due 4/1/27	26,800,000	4/1/2027
Arkansas due 6/01/28	15,000,000	6/1/2028
Brazoria County	12,000,000	5/1/2028
Bucks County due 12/01/22	25,000,000	12/1/2022
California CPCFA	35,700,000	11/1/2038
California CPCFA 2005A	50,000,000	4/1/2025
California CPCFA 2005B	50,000,000	4/1/2025
California CPCFA 2005C	75,000,000	11/1/2023
California CPCFA due 1/1/22	48,500,000	1/1/2022
California CPCFA due 12/01/27	15,000,000	12/1/2027
California CPCFA due 7/01/31	19,000,000	7/1/2031
California CPCFA due 7/1/27	38,435,000	7/1/2027
California Municipal Finance Authority	15,000,000	9/1/2014
California Municipal Finance Authority—2008 Issuance	33,900,000	2/1/2019
California Municipal Finance Authority—2009A	30,000,000	2/1/2039
Charles City (Virginia due 2/1/29)	30,000,000	2/1/2029
Charles City (Virginia)	10,000,000	8/1/2027
Charles City (Virginia) due 4/1/27	10,000,000	4/1/2027
City of Granite City Illinois due 5/1/27	30,320,000	5/1/2027
City of Minor Lane Heights due 3/1/21	11,000,000	3/1/2021
City of Mobile	4,175,000	10/1/2038
Cobb County Series 2004A	10,000,000	4/1/2033
Cobb County Series 2004B	10,000,000	4/1/2033
Colorado due 7/1/27	14,160,000	7/1/2027
Colorado due 8/1/38	10,000,000	8/1/2038
Colorado Series 2004	10,840,000	7/1/2018
Countryside (Lake County) due 4/1/21	5,670,000	4/1/2021
Countryside (Lake County) due 9/1/21	4,320,000	9/1/2021
County of Logan due 3/1/21	7,450,000	3/1/2021
Denton County (TX 2003B)	10,000,000	5/1/2028
Gilliam County	15,000,000	7/1/2038
Gilliam County (2007)	25,000,000	10/1/2018
Gilliam County due 07/01/29	25,000,000	7/1/2029
Gilliam County due 08/01/25	15,900,000	8/1/2025
Gloucester (VA 2003A)	10,000,000	9/1/2038
Gulf Coast Series 2004A	35,000,000	4/1/2019
Hampton due 9/1/28	10,000,000	9/1/2028
Harrison County (West Virginia due 4/1/24)	8,420,000	4/1/2024
Illinois due 10/1/2023	20,000,000	10/1/2023
Illinois due 8/1/2029	30,000,000	8/1/2029
Illinois due 9/1/27	30,000,000	9/1/2027

Indiana due 10/01/25	14,000,000	10/1/2025
Indiana due 10/01/25	25,000,000	10/1/2025
Indiana due 10/01/31	10,000,000	10/1/2031
King George due 6/1/23	20,000,000	6/1/2023
King George due 9/1/21 (Garnet)	19,890,000	9/1/2021
Maine	13,500,000	11/1/2015
Maine	30,000,000	2/1/2016
Maricopa (Arizona) due 12/01/31	15,580,000	12/1/2031
Maryland due 4/1/16	10,200,000	4/1/2016
Massachusetts	15,000,000	6/1/2014
Massachusetts due 5/1/27	15,000,000	5/1/2027
Miami Dade County Series 2004A	11,500,000	12/1/2018
Miami Dade County Series 2004B	11,500,000	12/1/2018
Miami Dade County Series 2006	25,000,000	10/1/2018
Miami Dade County Series 2007	25,000,000	9/1/2027
Miami Dade County Series 2008	25,000,000	8/1/2023
Miami Dade County Series 2011	20,000,000	11/1/2041
Michigan due 12/1/2013	22,000,000	12/1/2013
Michigan due 8/1/2027	35,000,000	8/1/2027
Michigan Strategic Fund	13,000,000	12/1/2013
Mission, TX Series 2006	41,750,000	12/1/2018
Mississippi due 3/1/27	10,000,000	3/1/2027
Mississippi due 3/1/29	10,000,000	3/1/2029
Mississippi due 7/1/2017	20,000,000	7/1/2017
Mississippi due 7/1/28	10,000,000	7/1/2028
Nashville (Tennessee) due 8/01/31	10,000,000	8/1/2031
Nebraska	10,000,000	11/1/2033
Nevada due 10/01/14	10,000,000	10/1/2014
New Jersey due 11/01/13	20,000,000	11/1/2013
New Jersey due 6/01/15	15,000,000	6/1/2015
New Jersey due 6/01/15	10,000,000	6/1/2015
New York City due 12/1/17	20,000,000	12/1/2017
New York City due 5/1/19	25,000,000	5/1/2019
New York Series 2004A	20,000,000	7/1/2017
New York Series 2012	25,000,000	5/1/2030
North Carolina due 8/01/14	6,500,000	8/1/2014
North Sumter, AL	4,350,000	10/1/2038
Ohio WDA due 11/1/22	45,865,000	11/1/2022
Ohio WDA due 7/1/21	15,000,000	7/1/2021
Okeechobee due 8/1/24	15,000,000	8/1/2024
Okeechobee Series 2004A	15,970,000	7/1/2039
Oklahoma	10,000,000	12/1/2021
Pennsylvania	40,000,000	9/1/2013
Pennsylvania	4,000,000	11/1/2021
Pennsylvania	20,000,000	11/1/2021
Pennsylvania	30,000,000	11/1/2021
Pennsylvania	14,000,000	10/1/2027
Pennsylvania	80,000,000	7/1/2041
Pennsylvania Series 2009	100,000,000	12/1/2033
Rhode Island Series 2004A	8,000,000	4/1/2016
Richland (SC) due 6/1/15	10,000,000	6/1/2015
Savannah Series 2004A	5,000,000	7/1/2016
Schuylkill/Pine Grove due 10/1/19	11,700,000	10/1/2019
South Carolina	12,500,000	11/1/2016

South Carolina 2008 Issue	15,000,000	2/1/2015
South Carolina Series 2003A	15,000,000	7/1/2024
State of New Hampshire	15,000,000	8/1/2024
State of New Hampshire due 5/1/27	20,000,000	5/1/2027
Sussex Co. Virginia	10,000,000	9/1/2027
Sussex County	10,000,000	6/1/2028
SW Illinois due 10/1/2027	4,700,000	10/1/2027
Tennessee—2003	25,000,000	7/1/2033
Tennessee—2012	18,000,000	7/2/2035
Texas due 8/1/20 (Mission EDC)	67,000,000	8/1/2020
Travis County (Texas 2003C)	12,000,000	5/1/2028
Washington due 10/1/25	13,650,000	10/1/2025
Washington due 10/1/25	13,650,000	10/1/2025
Washington due 10/1/27	20,000,000	10/1/2027
Washington due 11/1/2017	27,000,000	11/1/2017
Washington due 12/1/25	7,235,000	12/1/2025
Washington due 2/1/26	22,000,000	2/1/2026
Washington due 6/1/20	30,000,000	6/1/2020
Washington due 7/1/30	20,000,000	7/1/2030
Wisconsin Series 2003	50,000,000	4/1/2016
Wisconsin Series 2006A	30,000,000	11/1/2016
Wisconsin Series 2007A	20,000,000	12/1/2014
Wood County due 4/1/24	6,580,000	4/1/2024
Yavapai (Arizona) due 3/1/28	17,420,000	3/1/2028
Yavapai (Arizona) due 3/1/28	20,000,000	3/1/2028
Yavapai (Arizona) due 6/1/27	30,000,000	6/1/2027

Tax Exempt Revenue Bonds	$2,511,630,000

Tax Exempt Project Bonds:
Concord Debt Series A	$31,315,000	01/01/18
Concord Debt Series B	4,925,000	01/01/18
Gloucester Bonds	32,585,000	12/01/29
Gloucester Bonds	6,930,000	12/01/29
Massachusetts	10,000,000	05/01/27

Tax Exempt Project Bonds	$85,755,000

Canada credit facility:
Canada facility debt	$23,770,000	8/23/2013

Canada Credit Facility	$23,770,000

Other
Low Income Housing Tax Credit Investment Obligations	$140,321,864
King George Landfill Royalty Agreement	51,504,006

	$191,825,870

Total Existing Indebtedness (a)	$3,261,955,870

(a)	Excludes indebtedness incurred and scheduled payments made subsequent to June 30, 2013.

SCHEDULE 22

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

ADMINISTRATIVE AGENT:

Administrative Agent’s Office (for payments and Requests for Credit Extensions):

Bank of America, N.A.

901 Main Street

Mail Code: TX1-492-14-11

Dallas, Texas 75202-3714

Attention: Sandra Gonzalez

Telephone: 972-338-3772

Telecopier: 214-672-8760

Electronic Mail: sandra.h.gonzalez@baml.com

Wiring Instructions:

Account No.: 1292000883

Reference: Waste Management

ABA No.: 026-009-593

Administrative Agent’s Office (Other Notices as Administrative Agent):

1)	Bank of America, N.A.

Agency Management

1445 Market Street, 5th Floor

Mail Code: CA5-701-05-19

San Francisco, CA 94103

Attention: Angela Lau

Telephone: 415-436-4000

Telecopier: 415-503-5008

Electronic Mail: angela.lau@baml.com

2)	With copy to:

Bank of America, N.A.

100 Federal Street

Mail Code: MA5-100-09-02

Boston, MA 02110

Attention: Maria F. Maia

Telephone: 617-434-5751

Telecopier: 980-233-7700

Electronic Mail: maria.f.maia@baml.com

L/C ISSUER:

Bank of America, N.A.

Trade Operations

1 Fleet Way

Mail Code: PA6-580-02-30

Scranton, PA 18507

Attention: Alfonso Malave Jr.

Telephone: 570-496-9622

Telecopier: 800-755-8743

Electronic Mail: alfonso.malave@baml.com

Wiring Instructions:

Account No.: 1292000883

Reference: Waste Management

ABA No.: 026-009-593